Exhibit 10.1

EXECUTION COPY

INVESTMENT AGREEMENT

by and among

ALBERTSONS COMPANIES, INC.

and

THE INVESTORS PARTY HERETO

DATED AS OF MAY 20, 2020

i

ii

Exhibits

A	Form of Series A-1 Certificate of Designations

B	Form of Series A Certificate of Designations

C	Form of AGS Engagement Letter

D	Form of Charter Amendment

E	Form of RealCo Holdings I Operating Agreement

F	Form of Registration Rights Agreement

G	Prohibited Transferees

H	Form of Legal Opinion of Schulte Roth & Zabel LLP

iii

INVESTMENT AGREEMENT, dated as of May 20, 2020 (this “Agreement”), among Albertsons Companies, Inc., a Delaware corporation (the “Company”), each of the Persons set forth on Annex A-1 hereto (the “Non-Voting Investors”) and each of the Persons set forth on Annex B-1 hereto (the “Voting Investors” and together with the Non-Voting Voting Investors, collectively the “Investors”).

WHEREAS, RealCo and the RE Investor are concurrently entering into the Real Estate Option Agreement (the “RE Agreement” and the transactions contemplated by the RE Agreement, the “Real Estate Transactions”);

WHEREAS, substantially concurrently with the Real Estate Closing (as defined herein), the Company desires to issue, sell and deliver to the Non-Voting Investors in the proportions set forth on Annex A-2 hereto, and the Non-Voting Investors desire to purchase and acquire from the Company, pursuant to the terms and subject to the conditions set forth in this Agreement, an aggregate of 1,460,000 shares of the Company’s 6.75% Series A-1 Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”), having the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the form of Certificate of Designations of the 6.75% Series A-1 Convertible Preferred Stock of the Company attached hereto as Exhibit A (the “Series A-1 Certificate of Designation”); and

WHEREAS, substantially concurrently with the Real Estate Closing (as defined herein), the Company desires to issue, sell and deliver to the Voting Investors in the proportions set forth on Annex B-2 hereto, and the Voting Investors desire to purchase and acquire from the Company, pursuant to the terms and subject to the conditions set forth in this Agreement, an aggregate of 290,000 shares of the Company’s 6.75% Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), having the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions, as set forth in the form of Certificate of Designations of the 6.75% Series A Convertible Preferred Stock of the Company attached hereto as Exhibit B (the “Series A Certificate of Designation”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Definitions. (a) As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“ABS Holder” has the meaning ascribed to this term in the Registration Rights Agreement.

“ACM” means Apollo Capital Management, L.P.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that (i) the Company and its Subsidiaries shall not be deemed to be

Affiliates of any Investor or any of its Affiliates, (ii) portfolio companies in which any Investor or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of such Investor or such Investor’s Affiliates and (iii) portfolio companies in which any equityholder of the Company or any of their respective Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of the Company. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled,” “controlled by” and “under common control with” have meanings correlative to the foregoing.

“AGS Engagement Letter” means the engagement letter between Apollo Global Securities, LLC and the Company in the form attached hereto as Exhibit C.

“Apollo Holder” has the meaning ascribed to this term in the Registration Rights Agreement.

“Apollo Investors” means each of the Persons set forth on Annex A-1 hereto under the heading “Apollo Investors”.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banking institutions in New York, New York are authorized or required by law, regulation or executive order to be closed.

“Bylaws” means the Amended and Restated Bylaws of the Company, as may be amended and restated from time to time.

“Certificates of Amendment” means the Series A-1 Certificate of Designation, the Series A Certificate of Designation and the Charter Amendment.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as may be further amended and restated from time to time.

“Change of Control” means the occurrence of a Fundamental Change (as defined in the Series A-1 Certificate of Designation and the Series A Certificate of Designation).

“Charter Amendment” means Amended & Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit D.

“Class A Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share.

“Class A-1 Common Stock” means the Company’s Class A-1 Common Stock, par value $0.01 per share.

“Clean Team Agreement” means that certain Clean Team Agreement, by and between the Company and ACM, dated as of March 6, 2020.

“Code” means the United States Internal Revenue Code of 1986.

“Collective Bargaining Agreement” means any collective bargaining agreement or other Contract (including participation agreements, side letters or memorandum of understandings) with a labor union, trade union agreement or foreign works council contract or arrangement. For purposes of the first sentence of Section 3.11(a), “Collective Bargaining Agreement” shall refer solely to primary agreement between the Company or its Subsidiaries and a labor union, excluding any supplemental participation agreements, side letters or memorandum of understandings.

“Common Stock” means, as applicable, (a) prior to the filing of the Charter Amendment with the Secretary of State of the State of Delaware pursuant to the DGCL, the common stock, par value $0.01 per share, of the Company and (b) from and after the filing of the Charter Amendment with the Secretary of State of the State of Delaware pursuant to the DGCL, the Class A Common Stock and the Class A-1 Common Stock.

“Company Charter Documents” means the Certificate of Incorporation and Bylaws.

“Company Lease” means any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

“Company Leased Real Property” means all right, title and interest of the Company and its Subsidiaries to any leasehold interests in any material real property, together with all buildings, structures, improvements and fixtures thereon.

“Company Plan” means each “employee pension benefit plan” (as defined in Section 3(2) of ERISA, whether or not subject to ERISA), “employee welfare benefit plan” (as defined in Section 3(1) of ERISA, whether or not subject to ERISA) and each other plan, arrangement, agreement, or policy relating to stock options, stock purchases, other equity-based compensation, bonus, incentive, deferred compensation, employment, severance, retention, change in control, termination, fringe benefits, disability medical, life, vacation, relocation or other employee benefits, in each case sponsored, maintained or contributed to or entered into or required to be sponsored, maintained or contributed to or entered into by the Company or any of its Subsidiaries for the benefit of any Participant or with respect to which the Company or any of its Subsidiaries has any direct or indirect liability (whether contingent or otherwise), provided that “Company Plan” shall not include any Multiemployer Plan.

“Competitively Sensitive Information” has the meaning ascribed to this term in the Clean Team Agreement, including, without limitation, any non-public information provided pursuant to Section 5.13(b) to the extent subject to the terms thereof.

“Confidentiality Agreement” means the confidentiality agreement between the Company and ACM, dated as of February 10, 2020, as amended and/or modified by this Agreement.

“Contribution Agreement” means the Master Contribution Agreement by and among the Company, Safeway Realty, LLC, Safeway, Inc. and RealCo Holdings I, to be entered into in connection with the Real Estate Reorganization.

“Conversion Shares” means, as applicable, the Series A Preferred Stock and the Common Stock, in each case, issuable upon conversion of the (i) Preferred Shares or (ii) the Series A Preferred Stock into which such Preferred Shares are converted.

“Data Room” means the electronic Donnelley Financial Solutions Venue containing documents and materials relating to the Company as constituted as of the date hereof.

“DGCL” means the General Corporation Law of the State of Delaware.

“Director Requirements” means with respect to an individual, that such individual shall not be prohibited by law from service and complies with (i) all applicable corporate governance policies and guidelines of the Company and the Board and subject to any employment agreement or other agreement with an employee of the Company or any of its Subsidiaries or controlled Affiliates, (ii) all applicable legal, regulatory and stock exchange requirements (other than any requirements under Section 303A of the New York Stock Exchange Listed Company Manual regarding director independence) and (iii) Section 8 of the Clayton Act, 15 U.S.C. § 19 and the rules and regulations promulgated thereunder.

“Environmental Law” means any federal, state or local Law or Judgment relating to pollution or protection of the environment, natural resources or, to the extent relating to exposure to hazardous or toxic substances, human health or safety.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity which, together with the Company, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code.

“Escrow Agreement” means the Escrow Agreement (as defined in the RE Agreement).

“Ex-Im Laws” means all applicable Laws relating to export, re-export, transfer or import controls (including without limitation, the Export Administration Regulations administered by the U.S. Department of Commerce, and customs and import laws and regulations administered by U.S. Customs and Border Protection).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Expense Reimbursement Letter” means the expense reimbursement letter, dated as of March 5, 2020, by and between the Company and Apollo Management Holdings, L.P.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“Governmental Entity” means any federal, state or local, domestic or foreign governmental or regulatory (including any stock exchange) authority, agency, court, commission or other entity or self-regulatory organization.

“Guarantee” means any guarantee, letter of credit, surety bond (including any performance bond), credit support agreement or other assurance of payment.

“Hazardous Materials” means any waste, substance or material that is classified, regulated, defined or designated under Environmental Law as radioactive, explosive, highly flammable, hazardous or toxic or as a contaminant or a pollutant, including petroleum products, byproducts and distillates, heavy metals (such as lead and cadmium), ozone-depleting substances, chlorinated solvents, polychlorinated biphenyls, per- and polyfluoroalkyl substances, friable asbestos and toxic mold.

“Hedging Transaction” means any transaction, agreement or arrangement (or series of transactions, agreements or arrangements) (x) involving a security linked to the Common Stock or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) under the Exchange Act) with respect to the Common Stock, (y) that hedges or transfers, directly or indirectly, some or all of the economic risk of ownership of the Common Stock, including any short sale or purchase, forward contract, equity swap, put or call option, put or call equivalent position, collar, non-recourse loan, sale of exchangeable security or similar transaction or (z) that relates to, is based on, or derives any significant part of its value from the Common Stock.

“HPS Investors” means each of the Persons set forth on Annex A-1 hereto under the heading “HPS Investors”.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations promulgated thereunder.

“HSR Clearance” means the expiration or termination of any waiting period under the HSR Act, applicable to either the conversion of Preferred Shares into Voting Stock or the designation of a director to the Board as contemplated in Section 5.11(a), with respect to the Apollo Investors or the HPS Investors, as applicable.

“Indebtedness” means, with respect to any Person, without duplication, the principal of, accrued and unpaid interest, prepayment and redemption premiums or penalties then due and payable (if any), unpaid fees or expenses and other Liabilities in respect of (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person (other than extensions of trade credit to customers of such Person and its Subsidiaries in the ordinary course of business), (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person which are or would be required to be classified as a finance lease under GAAP, (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements, (v) all Guarantees and arrangements having the economic effect of a Guarantee of such Person of any Indebtedness of any other Person, (vi) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others (other than the purchase of inventory, supplies and equipment in the ordinary course of business), (vii) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination), (viii) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person, (ix) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities), and (x) all obligations of the type referred to in the foregoing clauses secured by any Lien on any property or asset.

“Intellectual Property” means any and all intellectual property rights in the following, in any and all countries: (i) patents and all applications therefor (including all reissues, divisionals, continuations, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, post-grant oppositions, substitutions and extensions thereof), including statutory protection for utility models, industrial designs, and inventions (ii) trademarks, servicemarks, brand names, trade names, taglines, social media identifiers, logos, certification marks, collective marks, and other indicia of origin, and all applications, registrations and renewals therefor, together with the goodwill associated with any of the foregoing, (iii) copyrights, applications and registrations therefor and renewals, extensions, restorations and reversions thereof, (iv) software, including source code, executable code, firmware and all documentation related to any of the foregoing, (v) internet domain names, and (vi) trade secrets and other confidential and proprietary business information, including confidential and proprietary know-how, processes, procedures and databases.

“IPO” means, a bona fide underwritten initial public offering and sale of Common Stock registered under the Securities Act pursuant to an effective registration statement under the Securities Act, including sales by the Company and/or selling stockholders.

“IPO Representative” means, (i) the Apollo Investors, for so long as the Apollo Investors, the HPS Investors and their respective Related Investment Funds continue to hold, in the aggregate, greater than 50% of the Preferred Shares (or Conversion Shares) and (ii) thereafter, the representative designated in writing by the holders of 2/3rds of the Preferred Shares.

“IRS” means the Internal Revenue Service.

“Judgment” means any judgment, injunction, order or decree of any Governmental Entity.

“Knowledge” means, with respect to the Company, the actual knowledge as of the date hereof of the individuals listed on Section 1.01(a)(i) of the Company Disclosure Letter after due inquiry of the direct reports of such individual.

“Liabilities” means, collectively, all obligations, liabilities and commitments of any nature, whether known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, absolute, accrued, contingent or otherwise and whether due or to become due.

“Licensed Intellectual Property” means all Intellectual Property used in the operation of the business of the Company pursuant to a valid license or to which the Company or a Subsidiary of the Company otherwise has a lawful right to use.

“Liens” means any pledges, liens, charges, mortgages, easements, leases, subleases, rights of way, covenants, conditions, rights of first offer or refusal, options, encumbrances or security interests of any kind or nature.

“Master Lease” means the Master Lease (as defined in the RE Agreement).

“Material Adverse Effect” means any circumstance, development, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (1) the business, results of operations, assets, Liabilities or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following, and no effect, change, event or occurrence arising out of, or resulting from, the following, shall constitute or be taken into account, individually or in the aggregate, in determining whether a Material Adverse Effect has occurred or may occur: any effect, change, event or occurrence that results from or arises in connection with (A) changes in or conditions generally affecting the industry in which the Company and its Subsidiaries operate, (B) general economic or regulatory, legislative or political conditions or securities, credit, financial or other capital markets conditions in any jurisdiction, (C) exchange rate conditions or fluctuations in any jurisdiction, (D) any failure, in and of itself, by the Company and its Subsidiaries to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period, (E) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war (whether or not declared), sabotage, terrorism or man-made disaster, or any escalation or worsening of any of the foregoing, (F) any volcano, tsunami, hurricane, tornado, windstorm, flood or earthquake, (G) the execution and delivery of this Agreement or the public announcement or pendency of the Transactions, the Real Estate Transactions or an IPO, (H) any change, in and of itself, in the market price, credit ratings or trading volume of the Company’s or any of its Subsidiaries’ securities, (I) any change in GAAP (or authoritative interpretation thereof), including accounting and financial reporting pronouncements by the SEC and the Financial Accounting Standards Board or applicable Law, or (J) the taking of any specific action expressly required by this Agreement (other than the obligations of the Company pursuant to Section 5.01(a)) or taken with the written consent of the Required Holders (it being understood that the exceptions in clauses (D) and (H) shall not be taken into account in determining whether or not the underlying cause of any such failure or change referred to therein (if not otherwise falling within any of the exceptions provided by clauses (A) through (J) hereof) gives rise to a Material Adverse Effect); provided that the exceptions in clauses (A), (B), (E) and (F) above shall not apply to the extent such circumstance, development, effect, change, event, occurrence or state of facts has a disproportionate impact on the Company and its Subsidiaries, taken as a whole, relative to other participants in the industry in which the Company and its Subsidiaries operate, or (2) the ability of the Company and its Subsidiaries to timely consummate the Transactions or to perform their respective material obligations under the Related Agreements.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA.

“Owned Intellectual Property” means the Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Participant” means any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Entities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, in each case for which adequate reserves have been established in accordance with GAAP, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehousemen’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business that are not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) Liens securing payment, or any obligation, of the Company or its Subsidiaries with respect to Indebtedness outstanding on the date hereof or permitted to be incurred pursuant to Section 5.01, (iv) pledges or deposits by the Company or any of its Subsidiaries under workmen’s compensation Laws, unemployment insurance Laws or similar legislation, or good faith deposits in connection with bids, tenders, Contracts (other than for the payment of Indebtedness) or leases or subleases to which such entity is a party, or deposits to secure public or statutory obligations of such entity or to secure surety or appeal bonds to which such entity is a party, or deposits as security for contested Taxes, in each case incurred or made in the ordinary course of business, (v) licenses granted to third parties in the ordinary course of business by the Company or any of its Subsidiaries, (vi) Liens created by or through the actions of any Investor or any of such Investor’s Affiliates, (vii) other than Liens arising out of a default, Liens created by contractual obligations of the Company or its Subsidiaries in effect as of the date of this Agreement pursuant to Contracts (a) filed with the SEC and publicly available on or after February 24, 2018 or (b) which have been made available to the Apollo Investors, (viii) Liens discharged at or prior to the Closing Date, (ix) transfer restrictions imposed by applicable securities or other Law, (x) easements, rights-of-way, encroachments, restrictions, conditions and other similar non-monetary Liens incurred or suffered in the ordinary course of business and which, individually or in the aggregate, would not reasonably be expected to impair in any material respect the use and operation of the applicable real property to which they relate in the conduct of the business of the Company and its Subsidiaries as currently conducted, (xi) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such real property, and (xii) Liens placed by any developer, landlord or owner on real property over which the Company or any of its Subsidiaries has leasehold or easement rights and subordination, non-disturbance or similar agreements relating thereto.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity or other entity.

“Phantom Unit Plan” means the Albertsons Companies, Inc. Phantom Unit Plan, as amended from time to time.

“Qualified IPO” shall mean an IPO that generates gross cash proceeds to the Company and/or selling stockholders of at least $1,000,000,000 in the aggregate.

“RE Investor” means RE Investor Holdings, LLC, a Delaware limited liability company.

“RealCo” means ACI Real Estate Company LLC, a Delaware limited liability company.

“RealCo Entities” means RealCo Holdings I and each of its direct and indirect Subsidiaries.

“RealCo Governing Documents” means the RealCo Governing Documents (as defined in the RE Agreement).

“RealCo Holdings I” means ACI Real Estate Holding I Company LLC, a Delaware limited liability company.

“RealCo Holdings I Operating Agreement” means the amended and restated limited liability company agreement of RealCo Holdings I, by and among, the Company, the RE Investor and RealCo Holdings I in the form attached hereto as Exhibit E.

“RealCo Holdings II” means ACI Real Estate Holding II Company LLC, a Delaware limited liability company.

“Real Estate Closing” means the Closing (as defined in the RE Agreement).

“Real Estate Reorganization” means the Real Estate Reorganization (as defined in the RE Agreement) and the Real Estate Transactions.

“Real Estate Reorganization Documents” means the RE Agreement (including the other agreements defined as “Related Agreements” therein), the Escrow Agreement, the RealCo Governing Documents, the Master Lease, the Contribution Agreement and each other Contract pursuant to which the Real Estate Reorganization is consummated.

“Registration Rights Agreement” means the registration rights agreement between the Company, the Investors and the other parties thereto in the form attached hereto as Exhibit F.

“Registrable Securities” has the meaning ascribed to this term in the Registration Rights Agreement.

“Related Agreements” means (i) the Certificates of Amendment, the Registration Rights Agreement and any other agreements between or among the Company, the Investors and any of their respective Affiliates entered into to give effect to the transactions contemplated by this Agreement, but excluding the RE Agreement and the other agreements defined as “Related Agreements” therein, (ii) the RealCo Holdings I Operating Agreement and (iii) the AGS Engagement Letter.

“Related Investment Parties” means, with respect to any Person, such Person’s Related Investment Funds and each of their respective current or potential limited partners or members.

“Related Investment Funds” means, with respect to any Person, such Person’s Affiliates and its and their respective current or potential investment funds, co-investment funds, successor investment funds and other investment vehicles and managed accounts under direct or indirect common management, governance or control and other similar investment management relationships therewith.

“Representative” means, with respect to any Person, the directors, officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors, agents or representatives of such Person.

“Required Holders” means, which respect to any time of determination, (i) prior to the Closing, the Non-Voting Investors and (ii) on or after the Closing, holders of at least a majority of the aggregate number of shares of outstanding Preferred Shares.

“Restricted Stock Unit Awards” means restricted stock unit awards (whether time-based or performance-based and whether granted under the Phantom Unit Plan or otherwise) pursuant to which Common Stock is directly or indirectly issuable.

“Safeway” means Safeway, Inc., a Delaware corporation.

“Sanctioned Person” means any Person: (a) listed on any Sanctions-related list of designated or blocked persons; (b) resident in, or organized under the laws of a country or territory that is the subject of comprehensive restrictive Sanctions from time to time (which includes, as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) majority-owned or controlled by any of the foregoing.

“Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of Law) administered, enacted or enforced from time to time by the U.S. Department of Treasury’s Office of Foreign Assets Control (including without limitation 31 C.F.R. Part V, the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act, the Iran Threat Reduction and Syria Human Rights Act, the Iran Freedom and Counter-Proliferation Act of 2012, and any executive order issued pursuant to any of the foregoing).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Service Provider” means any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries.

“Specified Rights” means, with respect to an Investor, such Investor’s right to, as applicable, (i) designate observers or directors to the Board as contemplated by Section 5.11 and (ii) own (x) Series A Preferred Stock or (y) Class A Common Stock issuable upon conversion of the Preferred Shares.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned directly or indirectly by such first Person; provided, that, in all events, each of the RealCo Entities shall be deemed to be Subsidiaries of the Company and Safeway for so long as they own, directly or indirectly, any equity interests of such RealCo Entity.

“Tax” means (i) any and all U.S. federal, state, local, non-U.S. and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, escheat, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group), including pursuant to Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or non-U.S. Tax law) and (iii) any and all liability for the payment of any amounts described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability.

“Tax Contest” means any audit, suit, conference, action, assessment, investigation, claim, administrative or judicial proceeding, or other similar interaction with a Governmental Entity with respect to any Tax.

“Tax Return” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a Governmental Entity in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Title IV Plan” means a single-employer plan that is subject to Title IV of ERISA.

“Transaction Documents” means this Agreement, the Related Agreements, the RE Agreement, the Equity Commitment Letters, the Expense Reimbursement Letter, the Confidentiality Agreement and the Clean Team Agreement.

“Transaction Litigation” means any Action made or instituted or, to the Company’s Knowledge, threatened by, or any written or, to the Knowledge of the Company, oral demand by, any current or former stockholder (or other holder of any other equity securities) or creditor of the Company, or any Affiliate, trustee or beneficiary, or other person acting on behalf or for the benefit of any stockholder (or other holder of any other equity securities) or creditor of the Company, (i) asserting, seeking to assert, or based upon any alleged breach of fiduciary duty, usurping corporate opportunity or similar breach of care, loyalty or comparable claims by any officer, director, trustee, fiduciary, agent or current or former stockholder of the Company occurring prior to the Closing in connection with this Agreement or the Transaction Documents, or (ii) challenging this Agreement or the Transaction Documents or the transactions contemplated thereby or seeking to directly or indirectly enjoin, delay or prevent the transactions contemplated by the Transaction Documents or seeking damages in connection with the transactions contemplated by the Transaction Documents.

“Transactions” means the transactions contemplated by this Agreement and the Related Agreements.

“Treasury Regulations” means the Treasury regulations promulgated under the Code.

“Voting Stock” means capital stock of the Company having the present right to vote in any election of directors to the Board.

(b) In addition to the terms defined in Section 1.01(a), the following terms have the meanings assigned thereto in the Sections set forth below:

Term	Section
Action	SECTION 3.07
Affiliate Arrangement	SECTION 3.19
Agreement	Preamble
Anticorruption Laws	SECTION 3.21
Balance Sheet Date	SECTION 3.05(c)
Bankruptcy and Equity Exception	SECTION 3.03
Closing	SECTION 2.02
Closing Date	SECTION 2.02
COBRA	SECTION 3.10
Company	Preamble
Company Certifications	SECTION 3.05
Company Disclosure Letter	ARTICLE III
Company Fundamental Representations	SECTION 6.03(a)
Company Group	SECTION 3.10
Company Intellectual Property	SECTION 3.13
Company Preferred Stock	SECTION 3.02
Company Products	SECTION 3.20(b)
Company SEC Documents	SECTION 3.05
Company Securities	SECTION 3.02(b)
Contract	SECTION 3.03(b)
Designated Exchange	SECTION 5.19(a)
DOJ	SECTION 5.05(b)
DOL	SECTION 3.10
Equity Commitment Letters	SECTION 4.05
Equity Investors	SECTION 4.05
FCPA	SECTION 3.21
Filed SEC Documents	ARTICLE III
Financing	SECTION 4.05
Fiscal Year	SECTION 5.13(a)(i)

Term	Section
FLSA	SECTION 3.11(b)
FTC	SECTION 5.05(b)
Government Official	SECTION 3.21
Investor	Preamble
IPO Demand	SECTION 5.19(a)
Laws	SECTION 3.08
Listing	SECTION 5.19(a)
Material Contracts	SECTION 3.15
Money Laundering Laws	SECTION 3.23
Non-Recourse Party	SECTION 7.05
Non-Voting Investors	Preamble
Observer	SECTION 5.11(b)
Outside Date	SECTION 7.01(b)(i)
Owned Real Property	SECTION 3.14
Permits	SECTION 3.08
Preferred A Shares	SECTION 2.01
Preferred A-1 Shares	SECTION 2.01
Preferred Shares	SECTION 2.01
Purchase	SECTION 2.01
Purchase Price	SECTION 2.01
RE Agreement	Recitals
Real Estate Transactions	Recitals
RealCo Real Property	SECTION 3.14
Series A Certificate of Designation	Recitals
Series A Preferred Stock	Recitals
Series A-1 Certificate of Designation	Recitals
Series A-1 Preferred Stock	Recitals
Transaction Expenses	SECTION 5.10
Transfer	SECTION 5.17
Voting Investors	Preamble
WARN Act	SECTION 3.11(b)

ARTICLE II

Purchase and Sale

SECTION 2.01 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, at the Closing, for an aggregate purchase price of $1,651,800,000 (the “Purchase Price”): (a) the Non-Voting Investors shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Non-Voting Investors, 1,460,000 shares of Series A-1 Preferred Stock, in each case, in the proportions set forth on Annex A-2 hereto (the “Preferred A-1 Shares”) and (b) the Voting Investors shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Voting Investors, 290,000 shares of Series A Preferred Stock, in each case, in the proportions set forth on Annex B-2 hereto (the “Preferred A Shares” and together with the Preferred A-1 Shares, the “Preferred Shares”). The purchase of the Preferred Shares pursuant to this Section 2.01 is referred to as the “Purchase”.

SECTION 2.02 Closing. (a) The closing of the Purchase (the “Closing”) shall take place at the offices of Schulte, Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, on the second Business Day following the satisfaction (or, to the extent permitted by Law, the waiver by the party entitled to the benefit thereof) of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied as of the Closing (but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place, time and date as shall be agreed between the Company and the Required Holders; provided, that in no event shall the Closing occur prior to the date that is ten (10) Business Days following the date hereof. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. The Closing shall be deemed to occur and be effective as of 12:01 a.m. New York City time on the Closing Date.

(b) At the Closing, to effect the purchase and sale of the Preferred Shares, (i) each Investor shall pay to the Company, by wire transfer to a bank account designated in writing by the Company at least two Business Days prior to the Closing Date, in immediately available funds, the portion of the Purchase Price listed opposite the name of such Investor on Annex A-2 or Annex B-2, (ii) the Company shall deliver to each Investor physical share certificates representing the number of Preferred Shares listed opposite the name of such Investor on Annex A-2 or Annex B-2, and (iii) the Company shall make the filing described in Section 6.01(b).

ARTICLE III

Representations and Warranties of the Company

The Company represents and warrants to each Investor as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as (A) set forth in the confidential disclosure letter delivered by the Company to the Investors on the date hereof (the “Company Disclosure Letter”) (it being understood that any information, item or matter set forth on one section or subsection of the Company Disclosure Letter shall be deemed to apply to and qualify the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement (other than Section 5.01) to the extent that it is reasonably apparent on the face of such disclosure that such information, item or matter is relevant to such other section or subsection) or (B) disclosed in any report, schedule, form, statement or other document (including exhibits) filed with, or furnished to, the SEC and publicly available on or after February 24, 2018 and prior to the date hereof (the “Filed SEC Documents”), other than any disclosures set forth in the “Risk Factors” or forward-looking statement sections of such Filed SEC Documents and any other disclosures included therein to the extent they are predictive or forward looking in nature; provided, that this clause (B) shall not apply to the representations and warranties set forth in Sections 3.01, 3.02, 3.03(a) and 3.06(b).

SECTION 3.01 Organization; Standing. (a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all requisite corporate power and corporate authority necessary to carry on its business as it is now being conducted, except (other than with respect to the Company’s due organization and valid existence) as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is duly licensed or qualified to do business (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. True and complete copies of the Company Charter Documents (as amended to the date hereof) are included in the Filed SEC Documents.

(b) Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the Laws of the jurisdiction of its organization, except where (other than in the case of the RealCo Entities) the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Each of the Company’s Subsidiaries is duly licensed or qualified to do business (where such concept is recognized under applicable Law) in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where (other than in the case of the RealCo Entities) the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(c) As of the Closing, each of the RealCo Entities will have been formed solely for the purpose of the Real Estate Transactions. As of the Closing, none of the RealCo Entities has ever had any employees. Except for the Real Estate Reorganization Documents and the contractual obligations associated therewith, as of the Closing, none of the RealCo Entities is a party to any Contract, has incurred any Indebtedness or other Liabilities (other than Tax Liabilities and de minimis Liabilities in the ordinary course of business such as state franchise taxes), has acquired or has owned or used any assets (other than the Owned Real Property owned by it and the equity securities of its Subsidiaries, as applicable) or has engaged in any other business activities since its formation other than in connection with such formation.

SECTION 3.02 Capitalization. (a) As of the date hereof, the authorized capital stock of the Company consists of 1,000,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of the Closing (and after giving effect to the filing of the Certificates of Amendment with the Secretary of State of the State of Delaware), the authorized capital stock of the Company consists of 1,000,000,000 shares of Class A Common Stock, 150,000,000 shares of Class A-1 Common Stock and 100,000,000 shares of Company Preferred Stock, of which 290,000 shares of Series A Preferred Stock and 1,460,000 shares of Series A-1 Preferred Stock will be authorized as of the Closing. As of the date hereof, (i) 280,230,931 shares of Common Stock were issued and outstanding, (ii) 1,772,018 shares of Common Stock were held by the Company in its treasury, (iii) no shares of Company Preferred Stock were issued or outstanding and (iv) Section 3.02(a) of the Company Disclosure Letter sets forth (x) the number of shares of Common Stock that are reserved and available for issuance, directly or indirectly, pursuant to outstanding Phantom Unit Awards and other outstanding awards (whether time-based or performance-based) under the Phantom Unit Plan, (y) the number of shares of Common Stock that are reserved and available for issuance, directly or indirectly, pursuant to future awards (whether time-based or performance-based) under the Phantom Unit Plan and (z) the number of shares of Common Stock to be reserved and available for issuance, directly or indirectly, pursuant to future awards

(whether time-based or performance-based) under the Albertsons Companies, Inc. 2020 Omnibus Incentive Plan.

(b) Except as described in this Section 3.02, as of the date hereof, there were no (i) outstanding shares of capital stock of, or other equity or voting interests in, the Company, (ii) outstanding securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iii) outstanding options, warrants, stock appreciation rights, phantom stock rights, rights or other commitments or agreements to acquire from the Company or any Subsidiary, or that obligate the Company or any Subsidiary to issue, any capital stock of, or other equity or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interests in, the Company, (iv) obligations of the Company or any Subsidiary to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) other obligations by the Company or any of its Subsidiaries to make any payments or provide any economic value based on the price or value of any Company Securities or dividends paid thereon. Except with respect to the Phantom Unit Plan, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. None of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. The Preferred Shares and the Conversion Shares will be, when issued, duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable federal and state securities Laws, and such shares will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all Liens, except restrictions imposed by the Securities Act and any applicable state securities Laws and any restrictions imposed pursuant to the Transaction Documents. The Preferred Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Charter Documents, as amended by the Certificates of Amendment. The Conversion Shares issuable upon conversion of the Preferred Shares, the Series A Preferred Stock and the Class A-1 Common Stock have been duly reserved for issuance.

(c) Section 3.02(c) of the Company Disclosure Letter sets forth, as of the date hereof, the name and jurisdiction of organization of each material Subsidiary of the Company and the holder of each equity interest therein. All of the outstanding shares of capital stock of, or other equity or voting interests in, each material Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens, except for Permitted Liens. Each outstanding share of capital stock of each material Subsidiary of the Company, which is held, directly or indirectly, by the Company, is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and, except as set forth in the Transaction Documents, there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any material Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary of the Company.

SECTION 3.03 Authority; Noncontravention; Voting Requirements. (a) The Company has all necessary corporate power and corporate authority to execute and deliver this Agreement and the Related Agreements and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Related Agreements, and the consummation by it of the Transactions, have been duly authorized and approved by its Board, and, except for filing the Certificates of Amendment with the Secretary of State of the State of Delaware pursuant to the DGCL, no other corporate action on the part of the Company or its stockholders is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the Related Agreements and the consummation by it of the Transactions. This Agreement has been and the Related Agreements will be on the Closing Date, duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof and thereof by each Investor, this Agreement constitutes, and the Related Agreements will on the Closing Date constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) Neither the execution and delivery of this Agreement nor any of the Related Agreements by the Company, nor the consummation by the Company of the Transactions, nor performance or compliance by the Company with any of the terms or provisions hereof or thereof, will (i) conflict with or violate any provision of (A) the Company Charter Documents or (B) any similar organizational documents of any of the Company’s Subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.04 are obtained prior to the Closing Date and the filings referred to in Section 3.04 are made and any waiting periods thereunder have terminated or expired prior to the Closing Date, (x) except as set forth in Section 3.03(b) of the Company Disclosure Letter, violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would constitute a violation or default) under any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, lease, sublease, license, contract or other agreement, instrument, arrangement or understanding (each, a “Contract”) to which the Company or any of its Subsidiaries is a party or accelerate any obligations or rights under or give a right of termination of (whether or not with notice, lapse of time or both) any such Contract, (y) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to the Company or any of its Subsidiaries or (z) result in the creation of any Lien on any properties or assets of the

Company or any of its Subsidiaries, except, in the case of clause (ii), as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(c) No vote, consent or approval of the stockholders of the Company is required under applicable Law, the Company Charter Documents or under any Contract between the Company and any stockholder of the Company, to authorize or approve this Agreement or the Transactions, in each case other than any such vote, consent and approval which has been obtained.

(d) The Subsidiaries of the Company have all necessary corporate or other power and authority to execute and deliver the Real Estate Reorganization Documents and to perform their respective obligations thereunder and to consummate the Real Estate Reorganization. The execution, delivery and performance by the Subsidiaries of the Company of the Real Estate Reorganization Documents, and the consummation by the Subsidiaries of the Company of the Real Estate Reorganization, have been duly authorized and approved by their respective board of directors and/or members or stockholders (as applicable), and no other corporate action on the part of the Subsidiaries of the Company or their respective direct or indirect members or stockholders (as applicable) is necessary to authorize the execution, delivery and performance by the Subsidiaries of the Company of the Real Estate Reorganization Documents and the consummation by the Subsidiaries of the Company of the Real Estate Reorganization. The Real Estate Reorganization Documents will be on the Closing Date, duly executed and delivered by the Subsidiaries of the Company and, assuming due authorization, execution and delivery hereof and thereof by the other parties thereto, will on the Closing Date constitute, a legal, valid and binding obligation of the Subsidiaries of the Company, subject, as to enforceability, to the Bankruptcy and Equity Exceptions. Neither the execution and delivery of the Real Estate Reorganization Documents by the Subsidiaries of the Company, nor the consummation by the Subsidiaries of the Company of the Real Estate Reorganization, nor performance or compliance by the Subsidiaries of the Company with any of the terms or provisions thereof, will (i) conflict with or violate any provision of the organizational documents of any of the Company’s Subsidiaries or (ii) (x) except as set forth in Section 3.03(d) of the Company Disclosure Letter, violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would constitute a violation or default) under any Contract to which the Subsidiaries of the Company is a party or accelerate any obligations or rights under or give a right of termination of (whether or not with notice, lapse of time or both) any such Contract, (y) violate any Law, judgment, writ or injunction of any Governmental Entity applicable to the Subsidiaries of the Company or (z) result in the creation of any Lien on any properties or assets of the Subsidiaries of the Company.

SECTION 3.04 Governmental Approvals. Except for (a) the filing of the Certificates of Amendment with the Secretary of State of the State of Delaware pursuant to the DGCL, (b) the filing with the SEC of such current reports and other documents, if any, required to be filed with the SEC under the Exchange Act or Securities Act in connection with the Transactions and (c) compliance with any applicable securities or blue sky laws of the various states, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity or any stock market or stock exchange on which shares of Common Stock are listed for trading are necessary for the execution and delivery of this Agreement and the Related Agreements by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the Transactions, other than such consents, approvals, filings, licenses, permits, authorizations, declarations or registrations the failure of which to obtain, make or give, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.05 Company SEC Documents; Undisclosed Liabilities. (a) The Company has filed or furnished, as applicable, with the SEC, on a timely basis, all reports, schedules, forms, statements and other documents required to be filed or furnished, as applicable, by the Company with the SEC pursuant to the Securities Act or the Exchange Act since February 24, 2018 (collectively, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted, or will have omitted, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof and as of the Closing, (i) none of the Company’s Subsidiaries are or will be required to file any documents with the SEC, (ii) there are and will be no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iii) to the Knowledge of the Company, none of the Company SEC Documents are or will be the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act, (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents (collectively, the “Company Certifications”) is accurate and complete, and complies as to form and content with all applicable Laws.

(b) The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods covered thereby (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments), (iii) have been prepared in all material respects in accordance with GAAP (except, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods covered thereby (except (A) as may be indicated in the notes thereto or (B) as permitted by Regulation S-X), and (iv) were prepared in accordance with the books of account and other financial records of the Company and its Subsidiaries (except as may be indicated in the notes thereto).

(c) Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of February 29, 2020 (the “Balance Sheet Date”) included in the Filed SEC Documents, (ii) incurred after the Balance Sheet Date in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions, or (iv) as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(d) The Company has established and maintains, and at all times since February 25, 2017 has maintained, disclosure controls and procedures and a system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. Since February 25, 2017, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified or been made aware of any “significant deficiency” or “material weakness” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated.

(e) The Company’s auditor is and has at all times since February 25, 2017: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) to the Knowledge of the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Company’s auditors for the Company that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

SECTION 3.06 Absence of Certain Changes. Since (a) the Balance Sheet Date, through the date hereof, except for (i) the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto and any transaction of the type contemplated by this Agreement, (ii) actions taken by the Company in preparation for an IPO as contemplated by the Company’s Registration Statement on Form S-1 (File No. 333-236956), as amended prior to the date hereof, and (iii) actions taken by the Company and its Subsidiaries (other than any actions that would be prohibited under Section 5.01(b)) in response to the COVID-19 virus as disclosed in the Filed SEC Documents, the business of the Company and its Subsidiaries has been carried on and conducted in all material respects in the ordinary course of business, (b) the Balance Sheet Date, there has not been any Material Adverse Effect or any circumstance, developments, effect, change, event, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, (c) the Balance Sheet Date through the date hereof, the Company has not taken any actions which, had such actions been taken after the date of this Agreement, would have required the written consent of the Required Holders pursuant to Section 5.01 and (d) December 31, 2019 through the date hereof, the Company has not established a record date for, declare, set aside for payment or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company.

SECTION 3.07 Legal Proceedings. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no (a) pending or, to the Knowledge of the Company, threatened legal or administrative proceeding, suit, arbitration, claim, charge, audit, investigation, inquiry or action (an “Action”) against the Company or any of its Subsidiaries, or (b) outstanding order, judgment, injunction, ruling, writ or decree of any Governmental Entity imposed upon the Company or any of its Subsidiaries, in each case, by or before any Governmental Entity.

SECTION 3.08 Compliance with Laws; Permits. The Company and each of its Subsidiaries are, and since February 25, 2017 have been, in compliance with all foreign, state, federal or local laws, statutes, common laws, ordinances, acts, codes, rules, regulations, orders, executive orders, judgments, injunctions, penalties, fines, writs, decrees, governmental guidelines or interpretations having the force of law, Permits, regulations, decrees and orders of Governmental Entities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, in each case except for instances of non-compliance that individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, “Permits”), except where the failure to hold the same, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.09 Tax Matters. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(a) The Company and each of its Subsidiaries has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by any of them, and all such filed Tax Returns are true, complete and accurate.

(b) All Taxes owed by the Company and each of its Subsidiaries that are due (whether or not shown on any Tax Return) have been timely paid or have been adequately reserved against in accordance with GAAP.

(c) All amounts of Taxes required to be withheld by the Company or any of its Subsidiaries have been duly withheld and timely remitted to the appropriate taxing authority as required by applicable Law, and the Company and its Subsidiaries have each complied in all respects with all Tax information reporting provisions of all applicable laws.

(d) The Company has not received written notice of any pending or threatened Tax Contests in respect of any Taxes of the Company or any of its Subsidiaries, no Governmental Entity has given written notice of any intention to assert any deficiency or claim for additional

Taxes against the Company or any of its Subsidiaries, and no claim in writing has been made by any Governmental Entity in a jurisdiction where the Company and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(e) There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Permitted Liens.

(f) None of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution occurring in the prior two years that was purported or intended to be governed by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).

(g) No deficiency for any Tax has been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied by payment in full, settled or withdrawn or that have been adequately reserved against in accordance with GAAP.

(h) Neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course) and no request for any such waiver or extension is currently pending.

(i) Neither the Company nor any of its Subsidiaries has (A) participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Tax law) or (B) taken any reporting position on a Tax Return, which reporting position (i) if not sustained would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of federal income Tax under Section 6662 of the Code (or any similar provision of state, local, or non-U.S. Tax law), and (ii) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or any similar provision of state, local, or non-U.S. Tax law).

(j) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

SECTION 3.10 Employee Benefits. (a) Section 3.10 of the Company Disclosure Letter sets forth a true, complete and correct list of each material Company Plan and Multiemployer Plan.

(b) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Laws and the terms of any applicable Collective Bargaining Agreement; (ii) with respect to each Company Plan, the Company and each of its Subsidiaries is in compliance with the applicable provisions of ERISA, the Code (including Section 409A, COBRA, and the Affordable Care Act) and all other applicable Laws and the terms of any applicable Collective Bargaining Agreement, (iii) with respect to each Company Plan, all reports, returns, notices and other documentation that are required to have been filed with or furnished to the IRS, the United States Department of Labor (the “DOL”), the PBGC, the SEC or any other Governmental Entity, or to the participants or beneficiaries of such Company Plan, have been filed or furnished on a timely basis; (iv) each Company Plan that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to the effect that the Company Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code and there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification; (v) no Service Provider has been improperly excluded from participation in any Company Plan, and neither the Company nor any of its Subsidiaries has any direct or indirect Liability, whether actual or contingent, with respect to any misclassification of any person as an independent contractor rather than as an employee, or with respect to any employee leased from another employer; (vi) no non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred involving any Company Plan; (vii) no fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply with the requirements of ERISA, the Code or any other applicable Laws in connection with the administration or investment of the assets of any Company Plan and (viii) there are no pending or, to the Knowledge of the Company, threatened claims or litigation with respect to any Company Plan, other than ordinary and usual claims for benefits by participants and beneficiaries pursuant to the Employee Plans Compliance Resolution System or similar proceedings pending with the IRS or DOL with respect to any Company Plan.

(c) Except as disclosed on Section 3.10(c) of the Company Disclosure Letter or as reflected in the consolidated financial statements of the Company, neither the Company nor any of its Subsidiaries has incurred any current or projected material Liability in respect of post-employment health, medical or life insurance benefits for any Service Provider, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and at the expense of such Service Provider.

(d) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) each Company Plan has been administered in accordance with terms and in compliance with the applicable provisions of ERISA, the Code and other applicable Laws, (ii) neither the Company nor any of its ERISA Affiliates is subject to any liability under Title IV of ERISA (other than for premiums payable to the PBGC and funding obligations payable in the ordinary course of business consistent with past practice or obligations to pay benefits when due) or Section 412 of the Code, (iii) neither the Company nor any of its ERISA Affiliates participates in or has participated during the past six years in any “multiemployer plan” within the meaning of Section 3(37) of ERISA and (iv) no Company Plan that is an “employee benefit plan” under Section 3(3) of ERISA (whether or not subject to ERISA) and that is subject to funding requirements under applicable Laws had, as of the last annual valuation date for such Company Plan, an “unfunded benefit liability”, as such term is defined in Section 4001(a)(18) of ERISA, based on the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Plan’s actuary with respect to such Company Plan.

(e) With respect to any Company Plan that is a Title IV Plan, except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material

Adverse Effect, (i) all premiums due the PBGC have been paid, (ii) neither the Company nor any of its Subsidiaries has filed a notice of intent to terminate the plan or adopted any amendment to treat such plan as terminated, (iii) the PBGC has not instituted, or threatened to institute, proceedings to treat such plan as terminated, (iv) no event has occurred or circumstance exists that may constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, such plan, (v) there has been no “reportable event” (as defined in Section 4043 of ERISA) that would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA, (vi) the Company and its Subsidiaries are not, and do not expect to be, subject to (A) any requirement to post security pursuant to Section 412(c)(4) of the Code or (B) any lien pursuant to Section 430(k) of the Code and (vii) as of the last day of the most recent plan year ended prior to the date of this Agreement, there is no “amount of unfunded benefit liabilities” (as defined in Section 4001(a)(18) of ERISA). Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, during the six-year period ending on the date of this Agreement, (i) neither the Company nor any of its Subsidiaries or ERISA Affiliates have terminated any Title IV Plan or incurred any outstanding Liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA and (ii) neither the Company nor any organization to which the Company is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has engaged in any transaction described in Sections 4069 or 4212(c) of ERISA.

(f) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect or as disclosed on Section 3.10(f) of the Company Disclosure Letter, none of the Company, its Subsidiaries or any of their respective ERISA Affiliates (collectively, the “Company Group”) has, in the past six years, maintained, established, contributed to, been obligated to contribute to or had any liability to any Multiemployer Plan or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, during the six-year period ending on the date of this Agreement, (i) each member of the Company Group has timely made all contributions required to be made by it to any Multiemployer Plan under the terms of the Multiemployer Plan and/or the applicable Collective Bargaining Agreement; (ii) no member of the Company Group has incurred or triggered either a complete or partial withdrawal (as defined in Section 4203 or Section 4205 of ERISA) from any Multiemployer Plan; and (iii) the Company has no Knowledge as of the date hereof of any facts that would give rise to a partial withdrawal by any member of the Company Group from any Multiemployer Plan. No Company Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA). For each Multiemployer Plan, the Company Group has made available to the Purchaser a copy of the most recent letter or calculation, if any, that has been received by the Company Group from a Multiemployer Plan setting forth the estimated withdrawal liability which would be imposed by the Multiemployer Plan if the Company Group were to withdrawal from the Multiemployer Plan in a complete withdrawal.

(g) None of the execution and delivery of this Agreement, shareholder approval of this Agreement or the consummation of the Transactions could reasonably be expected to (either alone or in combination with another event) result in (i) any of the following with respect to

Service Providers: (A) material severance pay upon any termination of employment or service after the date of this Agreement, or any increase thereof; (B) any material payments, compensation or benefits becoming due, or any increase thereof; (C) the acceleration of the time of payment or vesting of any material payments, compensation or benefits; and (D) any material funding (through a grantor trust or otherwise) of any compensation or benefit; (ii) any other material Liability or obligation pursuant to any of the Company Plans; (iii) any limitation or restriction on the right of the Company’s or any Subsidiary’s ability to merge, amend or terminate any of the Company Plans; or (iv) the payment of any amount that could, individually or in combination with any other payment, reasonably be expected to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code. Neither the Company nor any of its Subsidiaries is a party to or has any contractual obligations under any Company Plan or otherwise to compensate, gross-up or indemnify any person for Taxes payable pursuant to Section 409A or 4999 of the Code.

SECTION 3.11 Labor Matters. (a) Section 3.11(a) of the Company Disclosure Letter sets forth a list that is that is true and correct in all material respects as of the date hereof, of each Collective Bargaining Agreement.. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect (i) no labor union or group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition or certification of a bargaining representative of any such employees in respect of their employment with the Company and its Subsidiaries, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with or before the National Labor Relations Board or any other labor relations Governmental Entity with respect to representation of any such employees in respect of their employment with the Company and its Subsidiaries;(ii) during the two-year period ending on the date of this Agreement, there have been no organizing activities, union election activity or attempts to bargain collectively relating to any employees of the Company and its Subsidiaries in respect of their employment with the Company and its Subsidiaries; (iii) during the two-year period ending on the date of this Agreement, there have been no strikes, work stoppages, slowdowns, picketing, concerted refusal to work overtime, handbilling, demonstrations, leafletting, lockouts, arbitrations or grievances (in each case involving labor matters) or other material labor disputes pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any labor union, trade union, works council or other employee representative body or any material number or category of its employees that would prevent or materially restrict or impede the consummation of the Transactions.

(b) The Company has not incurred any Liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder (the “WARN Act”) or any similar applicable state, local or foreign Law that remains unsatisfied. Within the last six months, there has not been any plant closing or mass layoff, or term of similar import, under the WARN Act or any similar applicable state, local or foreign Law and, to the Knowledge of the Company and each of its Subsidiaries, no mass employee layoff, facility closure or similar reduction in force is currently contemplated, planned or announced that would reasonably be expected to result in any material Liability to the Company and its Subsidiaries.

(c) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries is, and has been since February 25, 2017, in compliance in all respects with all applicable federal, state, local and foreign Laws regarding labor, employment and employment practices, including all such applicable Laws relating to: (i) the hiring, promotion, assignment and termination of employees (including, but not limited to, timing and usage of employment applications, drug testing and pre-employment testing); (ii) discrimination; (iii) harassment; (iv) retaliation; (v) equal employment opportunities; (vi) disability; (vii) labor relations; (viii) wages and hours; (ix) the Fair Labor Standards Act of 1938 and applicable state and local wage and hour Laws (collectively, “FLSA”); (x) hours of work; (xi) payment of wages (including, but not limited to, the timing of payments, overtime payments, minimum wage, recordkeeping and reporting of wages to employees); (xii) immigration (including, without limitation, visas and work permits); (xiii) workers’ compensation; (xiv) employee benefits; (xv) background and credit checks; (xvi) working conditions; (xvii) occupational safety and health; (xviii) family and medical leave; (xix) classification of employees; (xx) unfair competition/noncompetition; and (xxi) any bargaining or other obligations under the National Labor Relations Act, in each case, to the extent applicable, the Labor Management Relations Act, the Fair Credit Reporting Act, the Occupational Safety and Health Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family Medical Leave Act, the Equal Pay Act, the Rehabilitation Act, the Employee Retirement Income Security Act, the Health Insurance Portability Act of 1996, the Uniform Services Employment and Reemployment Rights Act, the Genetic Information Nondiscrimination Act, 42 U.S.C. §§ 1981, 1983, 1985, and 1986, the Sarbanes-Oxley Act and the Immigration Reform and Control Act. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each of the Company and its Subsidiaries has met all requirements under Laws relating to the employment of foreign citizens and residents, including all requirements of Form I-9.

(d) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, there are no pending or, to the Knowledge of the Company, threatened Actions against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any Service Provider, any current or former leased employee, intern, volunteer or “temp” of the Company or any of its Subsidiaries, or any person alleging to be a current or former employee, or any group or class of the foregoing, or any Governmental Entity, alleging: (i) violation of any labor or employment Laws; (ii) breach of any Collective Bargaining Agreement; (iii) breach of any express or implied contract of employment; (iv) wrongful termination of employment; or (v) any other discriminatory, wrongful or tortious conduct in connection with any employment relationship, including before the Equal Employment Opportunity Commission and (vi) neither the Company nor, to the Knowledge of the Company, its Subsidiaries has received notice of any pending or, to the Knowledge of the Company, threatened inquiry or audit from any Governmental Entity concerning the classification under applicable Law of individuals who perform or have performed services for the Company or any of its Subsidiaries (x) as employees or individual independent contractors and (y) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the FLSA and state Law).

(e) To the Knowledge of the Company, during the three year period ending on the date of this Agreement, (i) no allegations of sexual or other unlawful harassment or discrimination have been made against (x) any officer of the Company and its Subsidiaries or (y) any employee at a level of Vice President or above, (ii) the Company has taken reasonable actions to promptly, thoroughly and impartially investigate all such sexual harassment allegations of which it is aware, (iii) with respect to each such allegation that was reasonably found to have potential merit, the Company has taken prompt corrective action that is reasonably calculated to prevent further harassment, and (iv) the Company and its Subsidiaries do not reasonably expect any material liability with respect to any such allegations.

(f) To the Knowledge of the Company, since March 1, 2020, the Company and its Subsidiaries is, and has been, in material compliance with all orders and/or requirements issued by any local, state and/or federal municipality relating to the COVID-19 virus, including but not limited to orders relating to Essential Businesses, Essential Workers and Essential Activities (as defined by such orders).

SECTION 3.12 Environmental Matters. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (a) each of the Company and its Subsidiaries is, and since February 25, 2017 has been, in compliance with all applicable Environmental Laws, (b) each of the Company and its Subsidiaries has obtained and, since February 25, 2017, has been in compliance with, all Permits required under Environmental Laws for the occupancy of their respective owned or leased real property (including the Owned Real Property) and operation of their respective businesses, (c) there is no Action under any Environmental Law that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (d) neither the Company nor any of its Subsidiaries has received any unresolved written notice alleging that the Company or any of its Subsidiaries is in violation of or has any liability under any Environmental Laws, (e) neither the Company nor any of its Subsidiaries has treated, stored, disposed of, arranged for the disposal of, transported or handled Hazardous Materials in violation of Environmental Law; and (f) there has been no release of Hazardous Material at, on, under, to or from any owned or operated facility or property (including the Owned Real Property) in violation of, or which could give rise to Liability under, Environmental Law. The Company has made available to the Apollo Investors all material Phase I Environmental Site Assessments prepared pursuant to ASTM E1527-13, Phase II Environmental Site Assessments prepared pursuant to ASTM E1903-19 and other environmental site assessments prepared pursuant to equivalent standards in its possession or reasonable control relating to the owned and leased property (including the Owned Real Property) of the Company and its Subsidiaries.

SECTION 3.13 Intellectual Property. (a) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) the Company or its Subsidiaries own or possess valid rights to use all of the material Intellectual Property used in the conduct of the business of the Company, and, with respect to such Intellectual Property that constitutes Owned Intellectual Property, such Intellectual Property is free and clear of Liens (other than Permitted Liens); (ii) the Company or its Subsidiaries exclusively own all Intellectual Property registrations and applications filed in their names that have not expired or have not been abandoned, and payment of all renewal and maintenance fees and expenses in respect thereof and all filings related thereto have been duly made; and (ii) the

Owned Intellectual Property, together with the Licensed Intellectual Property (collectively, “Company Intellectual Property”), includes all of the Intellectual Property necessary for the Company to carry on the conduct of the business of the Company as currently conducted in all material respects.

(b) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries have at all times maintained reasonable procedures and have taken commercially reasonable steps to protect and maintain all Owned Intellectual Property.

(c) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, (i) no claims are pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries alleging that the conduct of the business of the Company and its Subsidiaries infringes, violates or misappropriates the Intellectual Property of any Person, (ii) no claims are pending or threatened by the Company or any of its Subsidiaries against any Person alleging any infringement, violation or misappropriation of the Owned Intellectual Property, (iii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries has not infringed and does not infringe the Intellectual Property of any Person, (iv) to the Knowledge of the Company, no Person is infringing any Owned Intellectual Property, and (v) the Company and its Subsidiaries have taken commercially reasonable steps to maintain the confidentiality of the material trade secrets owned by the Company or its Subsidiaries and the security of their material computer software, websites and systems (including the confidential data transmitted thereby or stored therein) and, to the Knowledge of the Company, there have been no material breaches of the security of the same.

(d) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries are in actual possession of and have exclusive control over a complete and correct copy of the source code for all proprietary components of any proprietary software owned by the Company and its Subsidiaries.

(e) Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each Service Provider or any other Person who developed any Owned Intellectual Property (including any software) has executed a valid and enforceable written Contract with the Company or any of its Subsidiaries that conveys to the Company or one or more of its Subsidiaries any and all right, title and interest in and to all Intellectual Property developed by such Person in connection with such Person’s employment or engagement by the Company or one or more of its Subsidiaries, or all rights in such Owned Intellectual Property have vested in the Company or a Subsidiary by operation of law.

SECTION 3.14 Real Property. Section 3.14 of the Company Disclosure Letter sets forth a true, correct and complete list of the real estate owned by the Company or any of its Subsidiaries and which the Company and its Subsidiaries intend to transfer to RealCo entities pursuant to the Real Estate Reorganization (the “RealCo Real Property”) and the address and owner of each RealCo Real Property. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, the Company or one of its Subsidiaries has (a) good and valid marketable fee simple title to the RealCo Real Property, free and clear of all Liens (other than Permitted Liens but excluding Liens described in clause (iii) of the definition of Permitted Liens) and (b) a good and valid leasehold interest in each material Company Lease, free and clear of all Liens (other than Permitted Liens). Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, none of the Company or any of its Subsidiaries has received written notice of any material default under any agreement or applicable Law affecting any real property owned the Company or any of its Subsidiaries (the “Owned Real Property”), which material default continues on the date hereof. Except as, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect, each material Company Lease is in full force and effect and is binding upon the Company or its Subsidiary, as applicable. There is no pending or, to the Knowledge of the Company, threatened appropriation, condemnation, eminent domain or like proceeding, or sale or other disposition in lieu of condemnation, affecting the Owned Real Property or the Company Leased Real Property except for such proceedings, which would not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.15 Contracts. (a) Section 3.15 of the Company Disclosure Letter lists each of the following written contracts and agreements (other than any lease of Company Leased Real Property) to which the Company or any of its Subsidiaries is a party that is in effect as of the date of this Agreement (each such Contract or arrangement, together with any such contracts or arrangements entered into after the date hereof, collectively being “Material Contracts”):

(i) any joint venture, partnership or strategic alliance contract or investment agreement, in each case related to the formation, creation, operation, management or control of any partnership or joint venture in which the Company or any of its Subsidiaries owns any partial interest and that is material to the business of the Company and its Subsidiaries, taken as a whole, other than revenue sharing agreements entered into in the ordinary course of business;

(ii) any settlement, conciliation or similar contract which would require the Company or any of its Subsidiaries to pay consideration of more than $25,000,000 (after taking into consideration any insurance proceeds available to the Company or any of its Subsidiary, as applicable, in respect thereof) or to satisfy any material non-monetary obligations, in each case after the date of this Agreement;

(iii) any contract that contains any covenant limiting, to a degree that is material to the Company or any of its Subsidiaries, the ability of the Company or any of its Subsidiaries, as applicable, to engage in any line of business or compete with any Person, in each case in any geographic area (excluding any contracts entered into with distributors or suppliers in the ordinary course of business);

(iv) (A) for the acquisition, directly or indirectly (by merger or otherwise) of a material portion of the assets (other than goods, products or services in the ordinary course) or capital stock or other equity interests of any Person for aggregate consideration in excess of $75,000,000 and that has not closed prior to the date hereof or pursuant to which the Company or any of its Subsidiaries has continuing indemnification (other than indemnification obligations with respect to current or former directors and officers), “earn-out” or other similar contingent payment obligations that are reasonably expected to exceed $75,000,000 in the aggregate after the date hereof or (B) gives any Person the right to acquire any assets of the Company or any of its Subsidiaries (excluding ordinary course commitments to purchase goods, products or services) after the date hereof with a total consideration of more than $75,000,000;

(v) any license, sublicense or royalty contract under which a third party licenses any Intellectual Property to the Company or any of its Subsidiaries which would require the Company or any of its Subsidiaries to pay consideration of more than $125,000,000 annually (excluding any non-exclusive licenses of commercially available software or other standard products under standard end-user agreements); and

(vi) all contracts evidencing any Affiliate Arrangements.

(b) (i) each Material Contract is valid, binding and enforceable on the Company and any of its Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto (subject to the Bankruptcy and Equity Exception), and is in full force and effect, except where the failure to be valid, binding or in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (ii) the Company and each of its Subsidiaries, and, to the Knowledge of the Company, any other party thereto, is in compliance with all Material Contracts and has performed all obligations required to be performed by it under each Material Contract, except where such noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (iii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice of the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a default on the part of the Company or any of its Subsidiaries under any such Material Contract, except where such default, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, and (iv) to the Knowledge of the Company, there are no events or conditions which constitute, or, after notice or lapse of time or both, will constitute a default on the part of any counterparty under such Material Contract, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.16 Insurance. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, (a) neither the Company nor any of its Subsidiaries is in breach of any obligations under any material insurance policy of the Company, (b) all material claims made thereunder have been properly and timely filed, and (c) no written notice of cancellation or termination of coverage has been received by the Company or its Subsidiaries with respect to any such material insurance policy, other than in connection with ordinary renewals. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, each material insurance policy of the Company is in full force and effect and is the valid and binding obligation of the Company or its applicable Subsidiary named as the insured therein, subject, as to enforceability, to the Bankruptcy and Equity Exception.

SECTION 3.17 Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4.08, the sale of the Preferred Shares pursuant to this

Agreement is exempt from the registration requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the Knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of or to investors with respect to offers or sales of Series A-1 Preferred Stock or Series A Preferred Stock, as applicable. Neither the Company nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Preferred Shares under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of Preferred Shares under this Agreement to be integrated with other offerings by the Company.

SECTION 3.18 No Broker. Except as set forth in Section 3.18 of the Company Disclosure Letter (which fees are payable by the Company in each case), no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s, finder’s, financial advisor’s or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by, or on behalf of, the Company or any of its Subsidiaries.

SECTION 3.19 Certain Business Relationships with Affiliates. Section 3.19 of the Company Disclosure Letter sets forth a true and complete list of any Contracts (excluding employment agreements with officers entered into in the ordinary course of business) between the Company, on the one hand, and any director, officer or stockholder (in each case, in his, her or its capacity as such) of the Company or its Affiliates, on the other hand (an “Affiliate Arrangement”), which is currently in effect.

SECTION 3.20 Quality and Safety of Products. (a) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has, since February 25, 2017, received written notice in connection with any product sold, produced or distributed by or on behalf of the Company or any of its Subsidiaries of any claim or allegation against the Company or any of its Subsidiaries, or been a party to, subject to or threatened with, any Action or investigation against or affecting, the Company or any of its Subsidiaries as a result of manufacturing, storage, quality, packaging or labeling of any product produced, sold or distributed by or on behalf of the Company or any of its Subsidiaries.

(b) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the food and non-food inventory held for sale to customers by the Company or any of its Subsidiaries, including grocery, frozen, dairy, deli, produce, meat, general merchandise and health and beauty products, which is held at, or is in transit from or to, any of the Company’s or any of its Subsidiaries’ premises, whether or not reflected in the consolidated financial statements (the “Company Products”), (A) is of a quality and condition merchantable in the ordinary course of business, (B) is subject to reasonably designed procedures for storage and handling in conformity with industry standards and reasonably good business practice and (C) since February 25, 2017, has not been subject to a voluntary recall by the Company or its Subsidiaries, by the manufacturer or distributor of the Company Products or any Governmental Entity nor subject to, to the Knowledge of the Company, a written threat of any such recall. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the food and beverage products of the Company or any Subsidiary prepared and/or served by the Company at the Company’s stores for people are suitable for human consumption when consumed in the intended manner (and assuming not in excessive quantities or by individuals with special sensitivities, allergies or health conditions that could be impacted by such products).

(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries has, since February 24, 2018, labeled any of its products as “natural,” “organic” or “certified organic” other than (A) in compliance with the U.S Federal Food, Drug and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder and all other applicable Laws governing the labeling, marketing and/or advertising of food sold for human consumption as in effect as of the date of this Agreement and (B) in accordance with the customs of the grocery industry (including the prepared food business).

SECTION 3.21 Illegal Payments; FCPA Violations. During the past five (5) years, none of the Company, any of its Subsidiaries, or any of their respective directors, officers, or employees acting on its or their behalf, nor, to the Knowledge of the Company, any agent or representative of the Company or any of its Subsidiaries acting on its or their behalf, has: (i) in violation of the U.S. Foreign Corrupt Practices Act (the “FCPA”), the UK Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law under any applicable jurisdictions (collectively, “Anticorruption Laws”), paid, caused to be paid, agreed to pay, or offered, directly or indirectly, in connection with the business of the Company, any payment or gift given to any person acting in an official capacity for any Governmental Entity, to any political party or official thereof, or to any candidate for political office (each, a “Government Official”) with the purpose of (w) influencing any act or decision of such Government Official in his official capacity; (x) inducing such Government Official to perform or omit to perform any activity related to his legal duties; (y) securing any improper advantage; or (z) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, in each case, in order to assist the Company or its Subsidiaries in obtaining or retaining business for or with, or in directing business to, the Company or its Subsidiaries; (ii) made any illegal contribution to any political party or candidate; or (iii) paid, caused to be paid, agreed to pay, or offered, directly or indirectly, in connection with the business of the Company, any bribe, kickback or other similar payment or gift to any supplier or customer in material violation of an Anticorruption Law.

SECTION 3.22 Economic Sanctions; Import Matters. The Company and its Subsidiaries, during the past five years, have not transacted business with or for the benefit of any Sanctioned Person, or otherwise engaged in conduct, in violation of Sanctions or in material violation of Ex-Im Laws.

SECTION 3.23 Compliance with Money Laundering Laws; Absence of Proceedings. (a) The operations of the Company and its Subsidiaries are and, during the past five years, have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all relevant jurisdictions, and the rules and regulations thereunder (collectively, the “Money Laundering Laws”).

(b) The Company is not aware of any pending or threatened Litigation or proceeding by any Governmental Entity, nor has it in the past five years conducted any internal investigation or received any allegation, which appeared credible following a reasonable preliminary inquiry, with respect to any actual, potential or alleged violation of Anticorruption Laws, Sanctions, or Money Laundering Laws by the Company or any of its Subsidiaries.

SECTION 3.24 No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article IV hereof and such representations and warranties set forth in the other Transaction Documents, the Company hereby acknowledges that none of the Investors nor any of their respective Affiliates, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Investors or any of their respective Affiliates, as applicable, or their respective businesses, operations, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to the Company or any of its Representatives or any information developed by the Company or any of its Representatives. The Company, on behalf of itself and on behalf of its Subsidiaries and Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

ARTICLE IV

Representations and Warranties of the Investors

Each Investor, severally and not jointly and severally, represents and warrants to the Company (provided, that, the representations and warranties contained in Section 4.05 (other than Section 4.05(f)) shall be made, severally and not jointly and severally, solely by the Apollo Investors):

SECTION 4.01 Organization and Authority. Such Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite limited liability company power and authority to carry on its business as presently conducted.

SECTION 4.02 Authorization; Enforceability. Such Investor has all requisite limited liability company, limited partnership or other applicable power and authority to execute and deliver this Agreement and the Registration Rights Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the Registration Rights Agreement by such Investor and the consummation of the Transactions, and compliance with the provisions of this Agreement and the Registration Rights Agreement, by such Investor have been duly authorized by all necessary limited liability company, limited partnership or other applicable action on the part of such Investor (and, as of the date hereof, the resolutions giving effect to such limited liability company, limited partnership or other applicable actions have not been rescinded, modified or withdrawn in any way). This Agreement has been and, as of the Closing, the Related Agreements to which it is party will be, duly executed and delivered by such Investor and, assuming the due authorization, execution and delivery hereof and thereof by the other parties thereto (other than the other Investors), constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, subject, as to enforceability, to the Bankruptcy and Equity Exception.

SECTION 4.03 No Conflict. The execution and delivery by such Investor of this Agreement and, as of the Closing, the Registration Rights Agreement do not and will not, and the consummation of the Transactions and compliance with the provisions of this Agreement and the Registration Rights Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any right or benefit on the part of any third party under, or result in the creation of any Lien upon any of the properties or assets of such Investor under (i) the organizational or governing documents of such Investor or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.04 are obtained prior to the Closing Date and the filings referred to in Section 4.04 are made, (A) any term, condition or provision of any Contract to which such Investor or any of its Affiliates is a party or by which any of its properties or assets are bound and that is material to the business of such Investor and its Affiliates, taken as a whole, (B) any Law that is material to such Investor and its Affiliates, taken as a whole, or (C) any Judgment, permit, concession, grant or franchise, in each case, applicable to such Investor or any of its Affiliates or any of its properties or assets, other than, in the case of clause (ii) above, any such conflicts, violations, breaches, defaults, rights, losses or Liens that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect on such Investor’s ability to consummate the Transactions.

SECTION 4.04 Governmental Approvals. Except for the filing by the Company of the Certificates of Amendment with the Secretary of State of the State of Delaware pursuant to the DGCL, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Entity is necessary for the execution and delivery of this Agreement and the other Transaction Documents by such Investor, the performance by such Investor of its obligations hereunder and thereunder and the consummation by such Investor of the Transactions, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to such Investor’s ability to consummate the Transactions. For purposes of clarity, the execution and delivery of this Agreement by such Investor does not, and the performance of this Agreement by such Investor and the consummation of the Transactions will not, require any consent, approval, authorization, filing with or notification under the premerger notification requirements of the HSR Act or any approval, consent or authorization under any applicable foreign antitrust, competition, trade regulation or merger control law.

SECTION 4.05 Financing. (a) Such Apollo Investor has received and accepted an executed commitment letter dated the date hereof (collectively, the “Equity Commitment Letters”) pursuant to which the equity investors named therein (the “Equity Investors”) have agreed, subject to the terms and conditions thereof, to invest in such Apollo Investor the amounts set forth therein. The cash equity committed pursuant to such Apollo Investor’s Equity Commitment Letter is collectively referred to in this Agreement as its “Financing”. As of the date hereof, such Apollo Investor has delivered to the Company a true, complete and correct copy of the executed Equity Commitment Letter to which it is party.

(b) As of the date hereof, the Equity Commitment Letter to which such Apollo Investor is party is valid and in full force and effect and constitutes the legal, valid and binding obligation of each Equity Investor party thereto, enforceable against such Equity Investor in accordance with its terms. As of the date hereof, no event has occurred which, with or without notice or lapse of time or both, would or would reasonably be expected to constitute a default on the part of any party to such Equity Commitment Letter or a breach or a failure to satisfy a condition precedent on the part of such Apollo Investor under the terms and conditions of such Equity Commitment Letter. There are no fees required to be paid by or on behalf of such Apollo Investor pursuant to the terms of such Equity Commitment Letter.

(c) The Equity Commitment Letter to which such Apollo Investor is party provides, and will continue to provide, that the Company is a third party beneficiary thereof and is entitled to enforce such agreement, and such Apollo Investor and each Equity Investor party thereto have waived any defenses to the enforceability of such third party beneficiary rights, in each case in accordance with its terms and subject to the limitations set forth herein and therein.

(d) Except as expressly set forth in the Equity Commitment Letter to which such Apollo Investor is party, there are no conditions precedent to the obligations of the Equity Investors party thereto to fund such Apollo Investor’s Financing.

(e) As of the date of this Agreement, (A) the Equity Commitment Letter to which such Apollo Investor is party not has been amended, restated or otherwise modified (and no such amendment, restatement or modification is contemplated as of the date of this Agreement by such Apollo Investor or the Equity Investors party thereto) and (B) the respective commitments set forth in the Equity Commitment Letter to which such Apollo Investor is party has not been withdrawn, rescinded, amended, restated or otherwise modified in any respect (and no such withdrawal, rescission, amendment, restatement or modification is contemplated as of the date of this Agreement by such Apollo Investor or the Equity Investors party thereto). To the Knowledge of such Apollo Investor, no event has occurred which would result in any breach by such Apollo Investor of, or constitute a default by such Apollo Investor under, any term or condition to closing of the Equity Commitment Letter to which it is a party, or otherwise result in any portion of the Financing contemplated thereby to be unavailable or delayed. Such Investor has no reason to believe (assuming satisfaction of the conditions to Closing set forth herein) that any portion of such Apollo Investor’s Financing required to consummate the transactions contemplated by this Agreement will not be made available to such Investor on the Closing Date, including any reason to believe that any of the Equity Investors party to the Equity Commitment Letter with such Apollo Investor will not perform their respective funding obligations thereunder in accordance with its terms and conditions.

(f) Such Investor will (in the case of an Apollo Investor, assuming such Apollo Investor’s Financing is funded in accordance with the conditions set forth in the Equity Commitment Letter to which it is party) have at the Closing immediately available funds in an aggregate amount that will enable such Apollo Investor to (x) consummate the Transactions on the terms contemplated by the Transaction Documents and (y) undertake its other obligations at Closing upon the terms contemplated by the Transaction Documents.

SECTION 4.06 Litigation. As of the date of this Agreement, there are no Actions pending or, to the knowledge of such Investor, threatened in writing against such Investor that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal, any of the transactions contemplated by the Transaction Documents.

SECTION 4.07 No Broker. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with any of the Transactions based upon arrangements made by or on behalf of such Investor or any of its Affiliates, except for Persons, if any, whose fees and expenses will be paid by such Investor as described in Section 5.10.

SECTION 4.08 Purchase for Investment. Such Investor acknowledges that the Preferred Shares will not have been registered under the Securities Act or under any state or other applicable securities laws. Such Investor (a) acknowledges that it is acquiring the Preferred Shares (and the Conversion Shares) pursuant to an exemption from registration under the Securities Act solely for investment and for such Investor’s own account and with no present intention or view to distribute any of the Preferred Shares (or the Conversion Shares) to any Person in violation of the Securities Act, (b) is knowledgeable, sophisticated and experienced in financial and business matters, fully understands the limitations on transfer and the restrictions on sales of such Preferred Shares and Conversion Shares and is able to bear the economic risk of its investment and afford the complete loss of such investment, (c) (i) has such knowledge and experience in financial and business matters and in investments of this type, that it is capable of evaluating the merits and risks of its investment in the Preferred Shares and the Conversion Shares and of making an informed investment decision, (ii) has conducted an independent review and analysis of the business and affairs of the Company and its Subsidiaries that it considers sufficient and reasonable for purposes of making its investment in the Preferred Shares and the Conversion Shares and (iii) based thereon and on its own knowledge, has formed an independent judgment concerning the advisability of the Transactions, (d) is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act) and (e) is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

SECTION 4.09 No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article III and such representations and warranties set forth in the other Transaction Documents, such Investor hereby acknowledges that neither the Company nor any of its Subsidiaries, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects, including with respect to any information provided or made available to such Investor or any of its Representatives or any information developed by such Investor or any of its Representatives. Such Investor, on behalf of itself and on behalf of its Affiliates, expressly waives any such claim relating to the foregoing matters, except with respect to fraud.

SECTION 4.10 Arm’s Length Transaction. Such Investor is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Transactions.

SECTION 4.11 Private Placement Consideration. Such Investor understands and acknowledges that: (a) its representations and warranties contained herein are being relied upon by the Company as a basis for availing itself of such exemption and other exemptions under the securities Laws of all applicable states and for other purposes, (b) no U.S. state or federal agency has made any finding or determination as to the fairness of the terms of the sale of the Preferred Shares or any recommendation or endorsement thereof, (c) the Preferred Shares are “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under applicable securities Laws such Preferred Shares (and the Conversion Shares) may be resold without registration under the Securities Act only in certain limited circumstances and (d) each certificate evidencing the Preferred Shares held by such Investor will be endorsed with a legend in accordance with, as applicable, Exhibit A of the Series A-1 Certificate of Designation or Exhibit A of the Series A Certificate of Designation.

SECTION 4.12 Plan Assets. The underlying assets of such Investor do not constitute “plan assets” within the meaning of ERISA and the execution, delivery and performance of this Agreement and Related Agreements do not and will not constitute a non-exempt prohibited transaction under section 406 of ERISA or Section 4975 of the Code.

ARTICLE V

Additional Agreements

SECTION 5.01 Conduct of the Business. (a) Except as otherwise contemplated by this Agreement, the other Transaction Documents or the Real Estate Reorganization Documents, as required by applicable Law or as set forth in Section 5.01 of the Company Disclosure Letter, from the date hereof to the Closing, unless the Required Holders otherwise consent thereto in writing, the Company and its Subsidiaries shall, subject to actions taken in response to the COVID-19 virus (other than any actions prohibited by Section 5.01(b)), conduct their respective businesses in all material respects in the ordinary course of business and shall use commercially reasonable efforts to preserve the relationships of the Company and its Subsidiaries with their material customers, material suppliers, employees and others having material relationships with the Company and such Subsidiaries and maintain the business operations, organization and goodwill of the Company.

(b) Without limiting the generality of Section 5.01(a), except as otherwise expressly required by this Agreement, as set forth in Section 5.01 of the Company Disclosure Letter, or, solely with respect to clause (v) below, as required by applicable Law, from the date hereof to the Closing, unless the Required Holders otherwise consent thereto in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries not to, directly or indirectly:

(i) establish a record date for, declare, set aside for payment or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;

(ii) redeem, repurchase or otherwise acquire any of the Company’s capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests of the Company or any of its Subsidiaries, other than repurchases of capital stock in the ordinary course of business pursuant to any Company Plan (or agreement thereunder) in effect as of the date hereof;

(iii) amend the Company Charter Documents;

(iv) authorize, issue, split, combine, subdivide or reclassify any capital stock, or securities exercisable for, exchangeable for or convertible into capital stock, or other equity or voting interests of the Company other than (A) the authorization and issuance of the Series A-1 Preferred Stock in accordance with this Agreement and the Series A-1 Certificate of Designation and the authorization of any Conversion Shares, (B) the authorization and issuance of the Series A Preferred Stock in accordance with this Agreement and the Series A Certificate of Designation and the authorization of any Conversion Shares and (C) issuances of capital stock, or securities exercisable for, exchangeable for or convertible into capital stock of the Company (x) to newly-hired or newly-promoted employees or consultants consistent with past practice or (y) to any Participant in the ordinary course of business pursuant to any Company Plan (or agreement thereunder) in effect as of the date hereof;

(v) change any of the methods of accounting, accounting practices or policies in any material respect of the Company or any of its Subsidiaries, other than such changes as required by GAAP or a Governmental Entity;

(vi) (x) enter into any Contract between the Company or its Subsidiaries, on the one hand, and any of the Company’s directors (including director nominees or candidates), officers or stockholders (in their capacity as such), on the other hand, including any stockholder agreement, investor rights agreement, board representation or board nomination agreement or any similar Contract, other than (A) in the case of officers, in the ordinary course of business consistent with past practice in connection with such officer’s employment or termination of employment or (B) with newly-hired or newly-promoted officers consistent with past practice; (y) take or omit to take any other action that could reasonably be expected to result in a modification to the composition of the Board; or (z) grant any consent rights with respect to any actions by the Company or its Subsidiaries to any stockholder that would reasonably be expected to limit, alter or modify in any material respect the rights that the Investors are expected to have following the Closing under the Registration Rights Agreement and the Certificates of Amendment;

(vii) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, recapitalization or other reorganization of the Company or any of its Subsidiaries, in each case other than the merger or consolidation of the Company’s Subsidiaries with other Subsidiaries of the Company or the liquidation or dissolution of immaterial Subsidiaries of the Company.

(viii) (A) fail to timely file any material Tax Return required to be filed (after taking into account any extensions) by the applicable entity, (B) prepare any material Tax Return on a basis inconsistent with past practice, (C) fail to timely pay any material Tax that is due and payable by the applicable entity, (D) settle or compromise any material Tax Contest, (E) make, revoke or change any material Tax election, (F) file any material amended Tax Return, (G) surrender any claim for a refund of a material amount of Taxes, (H) consent to any extension or waiver of any limitation period with respect to any material claim or assessment for Taxes, (I) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. law) with respect to a material amount of Taxes, or (J) adopt or change any material Tax accounting principle, method, period or practice;

(ix) fail to make a timely submission either required or reasonably deemed appropriate by the Company in connection with the Transactions under the Securities Act or the Exchange Act;

(x) fail to make a timely submission either required or reasonably deemed appropriate by the Company in connection with the Real Estate Reorganization under any applicable Law; or

(xi) agree, authorize, resolve or recommend, whether in writing or otherwise, to do, or take any action reasonably likely to lead to or result in, any of the foregoing.

SECTION 5.02 Public Announcements. The Company and the Investors agree that the initial public announcement by the parties or any of their Affiliates of the execution and delivery of this Agreement and the RE Agreement and the transactions contemplated hereby and thereby shall be in such form or forms as shall be mutually agreed by the Company and the Required Holders. Except for the Company’s disclosure of the Transaction in the Company’s Securities Act and Exchange Act filings and subject to each party’s disclosure obligations imposed by Law or the rules of any stock exchange upon which its securities are listed or any similar organization (in which case the party required to make the communication, release or announcement shall allow the other party reasonable time to comment thereon in advance of such release or public disclosure), neither the Company nor the Investors will make (a) any public news release or other public disclosure or (b) any other written widespread communication or general disclosure to any employees, suppliers or other persons with whom such party has material relationships, in each case with respect to the Transaction Documents or the transactions contemplated thereby, without receiving the other’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) to such communication or the communication plan with respect thereto. Notwithstanding the foregoing, the Investors and their respective Affiliates shall be entitled to communicate in the ordinary course and in a non-public manner with their respective investors, financing sources (including the Equity Investors), Related Investment Parties relating to the Transaction Documents and the transactions contemplated thereby, in each case subject to (i) customary confidentiality obligations between the Investors and such other Persons and (ii) in the case of Competitively Sensitive Information, the Clean Team Agreement if such Investor is party thereto.

SECTION 5.03 Access to Information; Confidentiality Agreement. (a) Subject to applicable Law, the Confidentiality Agreement, the Clean Team Agreement and any confidentiality arrangements in favor of any third party, the Company shall, and shall cause each of its Subsidiaries to, afford the Apollo Investors and their Representatives reasonable access upon reasonable advance request by the Apollo Investors and during normal business hours during the period prior to the earlier of the Closing and the termination of this Agreement to all their respective properties (for the avoidance of doubt, such access shall not include any intrusive environmental sampling or testing activities), assets, books, records, agreements, permits, documents, information, officers and employees (in each case, excluding information and materials protected by any attorney-client or other similar doctrine or privilege or by data privacy Laws, and excluding information and materials which the Company in good faith deems of a competitively sensitive nature); provided that the Apollo Investors and their Representatives shall conduct any such activities in such a manner as not to interfere with or disrupt the business or operations of the Company and its Subsidiaries.

(b) Each Investor shall hold, and shall direct its Subsidiaries and Affiliates and its and their Representatives to hold, any and all non-public information received from the Company and its Subsidiaries and its and their Representatives confidential in accordance with the terms of the Confidentiality Agreement and the Clean Team Agreement if such Investor is party thereto.

(c) Each Investor agrees to be bound by the Confidentiality Agreement to the same extent as ACM thereunder and each Investor agrees that the term of the Confidentiality Agreement shall be extended, with respect to each Investor, to the date on which such Investor ceases to hold any Preferred Shares or Conversion Shares. Notwithstanding anything else in the Confidentiality Agreement, this Agreement or in any other Transaction Document (other than, in the case of Competitively Sensitive Information, the Clean Team Agreement if such Investor is party thereto) to the contrary, ACM and each Investor are hereby permitted to disclose Evaluation Material (as defined in the Confidentiality Agreement) to (i) their respective Related Investment Parties and its and their Representatives, (ii) any Person in connection with such Investor’s syndication efforts and (iii) any other Person in connection with any actual or proposed Transfer of Preferred Shares (or Conversion Shares) in accordance with the terms of this Agreement (it being understood that, if such Related Investment Party or other Persons is not already bound by a customary confidentiality obligation between such Investor and such other Person, shall have executed a customary “back-to-back” confidentiality agreement or joinder to the Confidentiality Agreement and the Company shall be an express third-party beneficiary entitled to enforce the terms of the confidentiality agreement or joinder against such Related Investment Party or other Person and such Investor shall be responsible for any breaches of the Confidentiality Agreement by any recipients from such Investor) and each Investor, ACM and their respective Affiliates and their and their respective Representatives shall be permitted to have discussions and negotiations and enter into agreements, arrangements or understandings with any Person described in clauses (i), (ii) or (iii) above in connection with the Transaction Documents, the transactions contemplated thereby, such Investor’s syndication efforts or otherwise in connection with any actual or proposed Transfer of Preferred Shares (or Conversion Shares) in accordance with the terms of this Agreement. The parties hereto agree that ACM is an express third party beneficiary of this Section 5.03(c) and each waiver to, or amendment of, the Confidentiality Agreement.

SECTION 5.04 Reasonable Best Efforts. Subject to the terms and conditions set forth in this Agreement, each of the Company and each Investor shall, and shall cause its Affiliates to, use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied, to consummate the Transactions as promptly as practicable and, at the sole discretion of the Apollo Investors, to obtain the HSR Clearance with respect to the Apollo Investors and, at the sole discretion of the HPS Investors, to obtain the HSR Clearance with respect to the HPS Investors, as promptly as practicable, including, subject to Section 5.05(d) and Section 5.04(b), using reasonable best efforts to contest (i) any Action brought, or threatened to be brought, by any Governmental Entity seeking to enjoin, restrain, prevent, prohibit or make illegal the consummation of any of the Transactions or, at the sole discretion of the Apollo Investors or the HPS Investors, as applicable, the obtainment of any of the Specified Rights or to impose any terms or conditions in connection with the Transactions or, at the sole discretion of the Apollo Investors or the HPS Investors, as applicable, the obtainment of any of the Specified Rights and (ii) any Judgment that enjoins, restrains, prevents, prohibits or makes illegal the consummation of any of the Transactions or, at the sole discretion of the Apollo Investors or the HPS Investors, as applicable, the obtainment of any of the Specified Rights or imposes any terms or conditions in connection with the Transactions or, at the sole discretion of the Apollo Investors or the HPS Investors, as applicable, the obtainment of any of the Specified Rights. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other party or parties may reasonably request to consummate or implement the Transactions, to implement the Specified Rights (at the sole discretion of the Apollo Investors or the HPS Investors, as applicable) or to evidence such events or matters.

SECTION 5.05 Filings; Consents. (a) Without limiting the generality of Section 5.04, upon the terms and subject to the conditions of this Agreement (including subject to the limitations set forth in Section 5.05(d) and Section 5.04(b)) and in accordance with applicable Law, each of the Company and each Investor shall, and shall cause its Affiliates to, use reasonable best efforts to as promptly as practicable (i) obtain any consents, approvals or other authorizations, and make any filings and notifications, required in connection with the Transactions, (ii) make any other submissions either required or reasonably deemed appropriate by the Company or the Apollo Investors in connection with the Transactions under the Securities Act, the Exchange Act and any other applicable Law, (iii) at the sole discretion of the Apollo Investors, make any other submissions either required or reasonably deemed appropriate by the Apollo Investors to obtain the HSR Clearance with respect to the Apollo Investors and (iv) at the sole discretion of the HPS Investors, make any other submissions either required or reasonably deemed appropriate by the HPS Investors to obtain the HSR Clearance with respect to the HPS Investors. The Company and the Investors shall, and shall cause their respective Affiliates to, cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents (except to the extent containing confidential information of such Person) to the non-filing party and its Representatives before filing (subject to the limitations set forth in Section 5.05(d) and Section 5.04(b).

(b) Without limiting the generality of Sections 5.04 and 5.05(a), the Company, the Apollo Investors and the HPS Investors shall as promptly as practicable following the Apollo Investors’ or the HPS Investors’ written request, file with the United States Federal and Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) the notification and report form, if any, required to obtain the applicable HSR Clearance. The Company, the Apollo Investors and the HPS Investors shall use their respective reasonable best efforts to provide as promptly as practicable any supplemental information requested by the FTC or DOJ pursuant to the HSR Act. Each of the Company, the Apollo Investors and the HPS Investors shall, and shall cause its Affiliates to, furnish to the other party such necessary information (to the extent consistent with any applicable Law) and reasonable assistance as the other party may request in connection with its preparation of any filing that is necessary under the HSR Act to obtain the applicable HSR Clearance.

(c) Each of the Company and the Apollo Investors and each of the Company and the HPS Investors shall, and shall cause its Affiliates to, keep the other party apprised of the status of any communications by such party or any of its Affiliates with, and any inquiries or requests for additional information from, the FTC, the DOJ or any other Governmental Entity with respect to the Transactions or obtaining the applicable HSR Clearance and shall comply as promptly as practicable with any such inquiry or request and provide any supplemental information requested in connection with the filings made hereunder pursuant to the HSR Act or any other applicable Law. No party hereto or any of their respective Affiliates shall participate in any meeting or engage in any material substantive conversation with any Governmental Entity with respect to the Transactions or the HSR Clearance without giving the other party prior notice of the meeting or conversation.

(d) Notwithstanding the foregoing or anything in this Agreement to the contrary, none of the Investors, their respective Related Investment Parties or their respective portfolio companies nor the Company, its equityholders or any of their respective Affiliates or their respective portfolio companies are obligated to, in connection with obtaining consents from Governmental Entities, obtaining the HSR Clearance or contesting, resolving, avoiding or seeking to overturn any Action or Judgment brought by a Governmental Entity, (i) sell or otherwise dispose of, or hold separate and agree to sell or otherwise dispose of, assets, categories of assets or businesses of (x) the Company, its Subsidiaries or Affiliates, (y) the equityholders of the Company, their respective Affiliates or their respective portfolio companies or (z) the Investors, their respective Related Investment Parties or their respective portfolio companies, or otherwise take or commit to take any action that could reasonably limit any of the foregoing Person’s freedom of action with respect to, or their respective ability to retain, one or more businesses, product lines or assets, (ii) terminate, modify or extend any existing relationships and contractual rights and obligations, (iii) establish or create any relationships and contractual rights and obligations, (iv) terminate any relevant venture or other arrangement, or (v) effectuate any other change or restructuring of (x) the Company, its Subsidiaries or Affiliates, (y) the equityholders of the Company, their respective Affiliates or their respective portfolio companies or (z) the Investors, their respective Related Investment Funds or their respective portfolio companies (and, in each case, to enter into agreements or stipulate to the entry of an order, decree or ruling or file appropriate applications with the FTC, DOJ, or other Governmental Entity).

SECTION 5.06 Financing.

(a) From the date of this Agreement until the Closing, unless contemplated hereby, no Apollo Investor shall permit any assignment of its Equity Commitment Letter, or any amendment or modification to be made to, or any waiver of any provision or remedy under, such Equity Commitment Letter, in each case without obtaining the Company’s prior written consent. In addition to the foregoing, no Apollo Investor shall release or consent to the termination of its

Equity Commitment Letter in accordance with the terms of such Equity Commitment Letter prior to the Closing, except with the Company’s prior written consent.

(b) Each Apollo Investor shall take all actions and do all things necessary, proper or advisable to obtain such Apollo Investor’s Financing, including by (i) maintaining in effect its Equity Commitment Letter, (ii) using reasonable best efforts to ensure the accuracy of all representations and warranties of such Apollo Investor, if any, set forth in its Equity Commitment Letter, (iii) complying with its obligations under its Equity Commitment Letter, (iv) satisfying on a timely basis all conditions applicable to such Apollo Investor in its Equity Commitment Letter that are within its control, (v) enforcing its rights under its Equity Commitment Letter and (vi) consummating such Apollo Investor’s Financing at or prior to the Closing, including by causing the Equity Investors party to the Equity Commitment Letter with such Apollo Investor to fund such Apollo Investor’s Financing at the Closing.

SECTION 5.07 Corporate Action. At any time that any Preferred Shares, Series A Preferred Stock or Class A-1 Common Stock are outstanding, the Company shall from time to time take all lawful action within its control to cause the authorized capital stock of the Company to include a sufficient number of authorized but unissued shares of Conversion Shares to satisfy the conversion requirements of all of the Preferred Shares, the Series A Preferred Stock and the Class A-1 Common Stock then outstanding.

SECTION 5.08 Adjustment of Conversion Price. If any occurrence since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Price (as defined in the Series A-1 Certificate of Designation and the Series A Certificate of Designation) pursuant to the Series A-1 Certificate of Designation or the Series A Certificate of Designation if the Preferred Shares (or the Series A Preferred Stock into which such Preferred Shares are convertible) had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by the Series A-1 Certificate of Designation and the Series A Certificate of Designation, as applicable, if the Preferred Shares (or the Series A Preferred Stock into which such Preferred Shares are convertible) had been issued and outstanding since the date of this Agreement.

SECTION 5.09 Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Preferred Shares (a) to pay any costs, fees and expenses incurred by it in connection with the Transactions and/or (b) to fund any repurchase, redemption or other acquisition of the number of Company Securities set forth on Section 5.09 of the Company Disclosure Letter at a price per share set forth on Section 5.09 of the Company Disclosure Letter.

SECTION 5.10 Expenses. Except as otherwise expressly provided in this Agreement, the RE Agreement or the Expense Reimbursement Letter, each party shall bear and pay its own costs, fees and expenses incurred by it in connection with this Agreement, the Transactions and the Real Estate Transactions (collectively, the “Transaction Expenses”); provided that upon (and subject to) the Closing, the Company shall reimburse the Apollo Investors for all Transaction Expenses incurred by the Apollo Investors and their Affiliates. The Company shall pay 100% of any filing fee required under the HSR Act to obtain HSR Clearance for the Apollo Investors and any other Laws applicable to the Apollo Investors issued by a

Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger, acquisition or otherwise.

SECTION 5.11 Director Appointment Right; Board Observers. (a) From and after such time as (i) it is lawful under Section 8 of the Clayton Act for the Apollo Investors and their Affiliates to designate a director to the Board and (ii) the HSR Clearance with respect to the Apollo Investors has been obtained, and so long as the Apollo Investors, together with their respective Related Investment Funds, hold (x) at least 25% of the Preferred Shares issued on the Closing Date (or 25% of the Conversion Shares), the Apollo Investors shall have the right to, collectively, designate to the Board one (1) director. From and after such time as (i) it is lawful under Section 8 of the Clayton Act for the HPS Investors and their Affiliates to designate a director to the Board and (ii) the HSR Clearance with respect to the HPS Investors has been obtained, and so long as the HPS Investors, together with their respective Related Investment Funds, hold (x) at least 25% of the Preferred Shares issued on the Closing Date (or 25% of the Conversion Shares), the HPS Investors shall have the right to, collectively, designate to the Board one (1) director. For so long as either the Apollo Investors or the HPS Investors are entitled to designate a director to the Board pursuant to this Section 5.11(a), the Company agrees it shall take all action reasonably available to it to cause such individual who satisfies the Director Requirements (or any replacement designated by the Apollo Investors or the HPS Investors, as applicable) to be included in the slate of nominees recommended by the Board to the Company’s stockholders for election as directors at each annual meeting of the stockholders of the Company (and/or in connection with any special meeting of stockholders or election by written consent) and the Company shall use the same efforts to cause the election of such nominees as it uses to cause other nominees recommended by the Board to be elected, including soliciting proxies in favor of the election of such nominees. The Apollo Investors and the HPS Investors shall cause any director designated to the Board by it to resign from service on any committee of the Board if, as a result of such director’s service on such committee, such committee does not satisfy the requirements of applicable law or the New York Stock Exchange rules for service on such committee. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by the Apollo Investors or the HPS Investors to the Board pursuant to this Section 5.11(a), or in the event of the failure of any such nominee of the Apollo Investors or the HPS Investors to be elected, the Apollo Investors or the HPS Investors, as applicable, shall have the right to designate a replacement who satisfies the Director Requirements to fill such vacancy (but only if the Apollo Investors or the HPS Investors, as applicable, would be then entitled to designate such director pursuant to the foregoing provisions of this Section 5.11(a)). The Company shall take all action reasonably available to it to cause such vacancy to be filled by the replacement so designated, and, to the extent permitted under the Company Charter Documents then in effect, to cause the Board to promptly elect such designee to the Board.

(b) For so long as it is not lawful under Section 8 of the Clayton Act for the Apollo Investors and their Affiliates to designate a director to the Board and the Apollo Investors, together with their Related Investment Funds, hold at least 25% of the Preferred Shares issued on the Closing Date (or 25% of the Conversion Shares), the Apollo Investors shall have the right to, collectively, designate one (1) observer to the Board (each such observer, an “Observer”). For so long as it is not lawful under Section 8 of the Clayton Act for the HPS Investors and their

Affiliates to designate a director to the Board and the HPS Investors, together with their Related Investment Funds, hold at least 25% of the Preferred Shares issued on the Closing Date (or 25% of the Conversion Shares), the HPS Investors shall have the right to, collectively, designate one (1) Observer to the Board. The Apollo Investors and the HPS Investors, as applicable, shall have the right to designate a replacement for any Observer previously designated by the Apollo Investors or the HPS Investors, as applicable, at any time and from time to time for so long as the Apollo Investors or the HPS Investors, as applicable, has a right to designate an Observer. An Observer may attend any meeting of the Board. Observers shall be provided advance notice of each meeting of the Board in the same manner and at the same time as the other members of the Board, shall be given copies of all documents, materials and other information as and when given to other members of the Board and shall be given access to clean-room materials, provided that the Observer shall have executed a non-disclosure and confidentiality agreement and such other acknowledgments and agreements reasonably satisfactory to the Board. Each of the Apollo Investors and the HPS Investors, in consultation with outside antitrust counsel, shall institute reasonable safeguards (that are reasonably satisfactory to the Company) to ensure that any such information received by their respective Observers is restricted to certain authorized employees and advisors of the Apollo Investors or the HPS Investors, respectively, to comply with all applicable antitrust laws. Notwithstanding the foregoing, the Observer shall be excluded from attending any meeting of the Board or receiving any materials to the extent necessary to preserve attorney-client privilege, to safeguard highly proprietary or confidential information, in the case of any conflict of interest involving such Observer or as otherwise deemed necessary or advisable by the Board. The Chairman of the Board or any committee thereof shall have the right to exclude an Observer from any meeting or portion thereof, in each case, solely to the extent permitted by the immediately preceding sentence. Each Observer shall be a natural person. The Company shall reimburse each Observer for his or her reasonable out-of-pocket costs incurred to attend meetings of the Board. The Company agrees that each Observer shall be entitled to the benefit of the indemnification and advancement of expenses provided by, or granted pursuant to, the Bylaws as if such Observer was a director of the Company.

SECTION 5.12 Tax Matters. On or before the Closing (and from time to time thereafter upon the reasonable request of the Company), each Investor shall deliver to the Company a duly executed, valid, accurate and properly completed IRS Form W-9 certifying that such Investor is a U.S. person and that such Investor is not subject to backup withholding or an applicable IRS Form W-8 (or successor form), as applicable, together with any required attachments.

SECTION 5.13 Information Rights. (a) Prior to the IPO, for so long as any Investor, together with its Related Investment Funds, holds any Preferred Shares issued on the Closing Date (or any Conversion Shares), such Investor shall be entitled to receive, subject to the terms of the Confidentiality Agreement and the Clean Team Agreement if such Investor is party thereto (provided, that, any of the following that constitutes material non-public information shall be provided only if so requested by such Investor):

(i) With respect to each fiscal year of the Company (the “Fiscal Year”), an audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year, and the related audited consolidated statements of operations and comprehensive income, stockholder’s equity and cash flows for such Fiscal Year, as audited by an independent nationally recognized audit firm, as promptly as practicable after the end of each Fiscal Year of the Company (but no later than 120 days thereafter);

(ii) With respect to each fiscal quarter of the Company, an unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related unaudited consolidated statements of operations and comprehensive income, stockholder’s equity and cash flows for such fiscal quarter, as promptly as practicable after the end of such fiscal quarter (but no later than 60 days thereafter);

(iii) Copies of all certificates, documents, materials and other information as and when provided under the ACI 2030 Indenture or the ACI Indentures (each as defined in the RE Agreement); and

(iv) No later than 30 days following the release of financial statements with respect to each fiscal quarter of the Company, a current report (as of the end of such fiscal quarter) in the form set forth in Section 5.13(a) of the Company Disclosure Letter with respect to RealCo Real Properties to be provided in a secure data room; provided, that no Investor whose business consists of retail sale of food and alcohol for off-premises consumption, drug stores or any combination thereof shall receive such reports; provided, further, that an Investor that is a financial sponsor with a portfolio company whose business consists of retail sale of food and alcohol for off-premises consumption, drug stores or any combination thereof shall be permitted to receive such reports if such Investor enters into an agreement substantially similar to the Clean Team Agreement governing such reports.

(b) For so long as any Investor, together with its Related Investment Funds, holds at least 20% of the Preferred Shares issued on the Closing Date (or 20% of the Conversion Shares), such Investor shall be entitled to receive, subject to the terms of the Confidentiality Agreement and the Clean Team Agreement if such Investor is party thereto, the information set forth in Section 5.13(b) of the Company Disclosure Letter (provided, that, any such information that constitutes material non-public information shall be provided only if so requested by such Investor).

(c) For so long as any Investor, together with its Related Investment Funds, holds at least 25% of the Preferred Shares issued on the Closing Date (or 25% of the Conversion Shares), such Investor shall be entitled, subject to the terms of the Confidentiality Agreement and the Clean Team Agreement if such Investor is party thereto, upon reasonable advance written request of such Investor, reasonable access to Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the Company, no less frequently than quarterly, to discuss the Company’s and its Subsidiaries’ business.

(d) For so long as any Investor or any of their respective Related Investment Funds, holds any Preferred Shares (or any Conversion Shares), the Company shall (i) provide to such Investor semi-annually, or at the reasonable request of such Investor or any of their respective Related Investment Funds, as applicable, in connection with a material change in the company’s business or assets (including any material changes in their respective values), an updated determination (and any analysis supporting such determination) regarding whether the Company is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code as of such semi-annual or other period, as applicable, which determination shall be provided within thirty (30) days after the filing by the Company of its financial statements with respect to each fiscal year and the second quarter of each fiscal year or after such determination has been requested, as applicable, and (ii) within ten (10) days after the request of an Investor or any of its Related Investment Funds, provide to such Investor or Related Investment Fund a certification pursuant to Treasury Regulations Section 1.897-2(h) and an accompanying notice to the IRS.

SECTION 5.14 Notification of Certain Matters. Notwithstanding anything else herein to the contrary, the Company and each Investor shall give prompt written notice to the other of (a) any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the Transactions or obtaining the HSR Clearance, (b) all effects, changes, events and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement that would, if occurring or continuing on the Closing Date, cause any of the conditions set forth in Article VI not to be satisfied, (c) any effect, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (d) any Transaction Litigation and any updates to the status thereof. The Company and its Subsidiaries shall give the Apollo Investors an opportunity to discuss with the Company and its Representatives any Transaction Litigation (subject to the entry into any joint defense or similar agreement and otherwise subject to the protection of any attorney-client or other similar doctrine or privilege) and the Company and its Representatives shall consider the recommendations of the Apollo Investors with respect thereto in good faith. For the avoidance of doubt, no updated information provided in accordance with this Section 5.14 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement, or be deemed to update the Company Disclosure Letter or affect any rights under this Agreement or the Related Agreements.

SECTION 5.15 Withholding. The Company and its paying agent shall be entitled to withhold Taxes on all payments and distributions (including deemed distributions) on the Series A-1 Preferred Stock, the Series A Preferred Stock, Common Stock or any other stock or securities issued upon conversion of the Series A-1 Preferred Stock, the Series A Preferred Stock or the Common Stock to the extent required by applicable Law, and any such amounts withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such withholding was made. The Company shall promptly notify each Investor if it determines that it has such requirement to withhold and give such Investor a reasonable opportunity to provide any form or certificate to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Company shall furnish such Investor with copies of any tax certificate or other documentation evidencing such payment.

SECTION 5.16 Tax Treatment. Unless otherwise required by a change in applicable Law or a final determination to the contrary (whether by settlement, closing agreement, judicial decision, judgment or decree, or other final disposition), the parties agree (i) to treat the Series A-1 Preferred Stock and the Series A Preferred Stock as “common stock” for all applicable U.S. federal, state and local income tax purposes, (ii) that an Investor shall not be required to include in income as an actual or deemed dividend for any applicable U.S. federal, state or local income tax purposes any amounts in respect of the Preferred Shares unless and until such dividends are declared and paid in cash and (iii) not to take any position on any Tax Return that is inconsistent with such treatment except as required pursuant to a change in law or by a final determination within the meaning of Section 1313 of the Code.

SECTION 5.17 Limitations on Transfer. (a) Except (i) as provided in this Section 5.17, (ii) in connection with a Change of Control, (iii) following the eighteen (18) month anniversary of the Closing or (iv) with the consent of the Board (not to be unreasonably withheld), each Investor, shall not, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, make any short sale, give, assign or otherwise dispose of (whether by operation of law or otherwise) (each a “Transfer”) any of the following (or any right, title or interest therein or thereto): (x) Common Stock issued upon conversion of the Preferred Shares (or the Series A Preferred Stock into which such Preferred Shares are converted) other than to their respective Related Investment Funds, (y) prior to the seven (7) month anniversary of the Closing, Preferred Shares (or, in the case of Series A-1 Preferred Shares, Series A Preferred Shares into which such Series A-1 Preferred Shares are converted) other than to their respective Related Investment Funds or to another Investor or any of its Related Investment Funds or (z) following the seven (7) month anniversary of the Closing, Preferred Shares unless, in the case of this clause (z), after giving effect to such Transfer, the Investors and their respective Related Investment Funds continue to hold, in the aggregate, greater than 50% of the Preferred Shares (or Conversion Shares). It shall be a condition precedent to any Transfer of Preferred Shares to any Person that such Person shall agree in writing to be bound by the provisions of this Section 5.17. Any attempt to Transfer any Preferred Shares (or Conversion Shares) or any rights thereunder in violation of the preceding sentence shall be deemed invalid and shall have no effect ab initio. Notwithstanding anything contained to the contrary in this Section 5.17, no indirect Transfer of Preferred Shares (or Conversion Shares) by any Person shall constitute a Transfer under this Section 5.17 if, after giving effect thereto, the applicable Preferred Shares (or Conversion Shares) remain owned by a Related Investment Fund of the underlying Investor.

(b) From and after the Closing and until the eighteen (18) month anniversary of the Closing, none of the Investors, their respective current Related Investment Funds nor any Person to whom Preferred Shares are Transferred nor their respective current Related Investment Funds shall enter into, directly or indirectly, any Hedging Transaction.

(c) Notwithstanding anything contained to the contrary in this Section 5.17, this Section 5.17 shall in no way limit the ability of any holder of Preferred Shares (or Conversion Shares) to incur margin loans or other leverage in connection therewith, provided, however, that the lender making any such margin loan or providing leverage shall be subject to the restrictions on Transfer set forth in this Section 5.17 only upon such lender becoming a holder of the Preferred Shares subsequent to such lender foreclosing on a pledge of the Preferred Shares (or Conversion Shares).

(d) Notwithstanding anything contained to the contrary in this Section 5.17, none of the Investors, their respective Related Investment Funds, or any Person to whom Preferred Shares are Transferred to in compliance with this Section 5.17 may Transfer, directly or indirectly, Preferred Shares to a Person set forth on Exhibit G.

(e) Notwithstanding anything contained to the contrary in this Section 5.17 (but subject to Section 5.17(b), Section 5.17(c) and Section 5.17(d), the Apollo Investors, collectively, shall be permitted to Transfer up to an aggregate of 55,000 Preferred Shares held by the Apollo Investors to any Person within three (3) months following the Closing.

SECTION 5.18 Company Obligation in Respect of Syndication. The Company shall provide, and shall cause its Subsidiaries and Representatives to provide, commercially reasonable assistance as is reasonably requested (a) by the Apollo Investors in writing in connection with the syndication efforts prior to the Closing up to the aggregate liquidation preference of Preferred Shares set forth in Section 5.18 of the Company Disclosure Letter, (b) in connection with a transfer to any Investor or its Related Investment Funds and/or (c) in the event the IPO has not occurred prior to the eighteen (18) month anniversary of the Closing, by the Required Holders in writing in connection with Transfers permitted under Section 5.17, in each case, including assisting such Persons with the preparation of customary offering documents and materials, including private placement memoranda, information memoranda and packages, investor presentations and similar documents and materials, including the execution and delivery of reasonable and customary representation and authorization letters in connection therewith; provided; that, in the case of clause (c), (x) the Required Holders may make such request (i) on no more than two occasions and (ii) only for so long as the IPO has not been consummated and (y) if the Company has filed a registration statement under the Securities Act with respect to the IPO, the Company may elect to delay such assistance for so long as it is actively pursuing such IPO but in no event for a period exceeding six months. The Company shall perform its obligations under the AGS Engagement Letter in accordance with the terms thereof.

SECTION 5.19 Initial Public Offering Demand.

(a) Request. At any time on or following the third anniversary of this Agreement, upon written notice delivered to the Company by the IPO Representative (an “IPO Demand”), the Company will be required, pursuant to the terms of this Agreement and in accordance with the provisions of the Securities Act, to file with the SEC a Registration Statement on Form S-1 in connection with a Qualified IPO and to seek a listing of the shares of Common Stock on a national securities exchange in the United States (the “Listing”) on either the New York Stock Exchange or the Nasdaq Stock Market (a “Designated Exchange”); provided, however, that, if an IPO is not consummated in respect of such IPO Demand, the IPO Representative shall continue to be entitled to an IPO Demand.

(b) Piggyback Rights. Any ABS Holder and any Investor shall have the right to include its Registrable Securities in the Qualified IPO effected pursuant to this Section 5.19 pursuant to, and subject to, the provisions of the Registration Rights Agreement.

(c) Filing. Upon the receipt of the IPO Demand, the Company shall use its commercially reasonable efforts to file such registration statement under the Securities Act at the earliest practicable date, but in any event not later than 120 days after the IPO Demand is made and use its commercially reasonable efforts to have such registration statement thereafter become effective with the SEC at the earliest practicable date and shall use its commercially reasonable efforts to effect, at the earliest practicable date, such registration under the Securities Act.

(d) Registration Statement Form. Registration under this Section 5.19 shall be on Form S-1 (or any successor form thereto). The Company agrees to include in any such registration statement filed pursuant to this Section 5.19 all information that the IPO Representative shall reasonably request.

(e) Exchange Act Registration; Listing. Concurrently with the registration under the Securities Act sought under Section 5.19, the Company shall seek registration of the Common Stock under the Exchange Act and approval to list the Common Stock on the Designated Exchange.

(f) Effective Registration Statement. An IPO Demand shall not be deemed to have been effected:

(i) unless (A) a registration statement with respect thereto has become effective under the Securities Act and remains effective in compliance with the provisions of the Securities Act and the laws of any state or other jurisdiction applicable to the sale or disposition of the shares of Common Stock covered by such registration statement until such time as all of such shares of Common Stock have been sold or disposed of in accordance with such registration statement, (B) a registration statement shall have become effective under the Exchange Act and (C) the shares of Common Stock shall have been approved for listing on the Designated Exchange, subject only to notice of final issuance;

(ii) if, after it has become effective, either of such registrations is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental authority or court for any reason other than a violation of applicable law solely by any selling stockholder and has not thereafter become effective; or

(iii) if the conditions to closing specified in an underwriting agreement to which the Company is a party are not satisfied or waived other than by reason of any breach or failure by any selling stockholder or are not otherwise waived.

(g) Termination of the IPO Demand. The IPO Representative, may at any time terminate their request for an IPO Demand. Despite such termination by the IPO Representative, in the event that the Board shall so determine to proceed with the IPO, the IPO shall not be terminated as long as the offering satisfies the definition of “Qualified IPO.” Any ABS Holder and any Investor that has requested its shares of Common Stock to be included in such registration statement pursuant to the Registration Rights Agreement shall continue to have its shares of Common Stock so included unless otherwise determined by the Board in accordance with the Registration Rights Agreement.

(h) Selection of Underwriters. The underwriter or underwriters of the Qualified IPO pursuant to this Section 5.19 shall be an internationally recognized investment bank selected by the IPO Representative, which must be reasonably acceptable to the Company.

(i) Priority in Requested Registration. If the Company shall effect an IPO Demand, no securities other than shares of Common Stock to be sold by (i) the Company for its own account and (ii) by any ABS Holder and any Investor pursuant to the terms of the Registration Rights Agreement shall be included among the securities covered by such registration. If the managing underwriter of a Qualified IPO pursuant to this Section 5.19 shall advise the Company and the IPO Representative that, in its opinion, the number of shares of Common Stock requested to be included in such registration exceeds the number of such shares of Common Stock that can be sold in such offering within a price range stated to such managing underwriter by IPO Representative, the Company shall include in such registration, to the extent of the number of shares of Common Stock which the Company is advised can be sold in such offering pursuant to Section 2.10(b) of the Registration Rights Agreement.

SECTION 5.20 Appraisals. The Company shall provide, and shall cause its Subsidiaries and Representatives to provide, commercially reasonable assistance (at the Apollo Investors’ sole cost and expense) as is reasonably requested by the Apollo Investors in connection with any FIRREA-compliant appraisal of Owned Real Property, including the RealCo Real Property, conducted by the Apollo Investors, no more frequently than once per year.

ARTICLE VI

Conditions to Closing

SECTION 6.01 Conditions to the Obligations of the Company and the Investors. The respective obligations of each of the Company and the Investors to effect the Transactions are subject to the satisfaction or (to the extent permitted by Law) waiver by each of the Company and the Required Holders on or prior to the Closing Date of the following conditions:

(a) (i) No Governmental Entity shall have issued any order, decree or ruling, (ii) no Action shall have been commenced by a Governmental Entity seeking any order, decree or ruling and (iii) no Law shall be in effect, in any case, enjoining, restraining or otherwise prohibiting any of the Transactions;

(b) The Company shall have duly adopted and caused to be filed with the Secretary of State of the State of Delaware the Certificates of Amendment and any related filings, forms or applications; and

(c) The Real Estate Closing shall have occurred substantially concurrently with the Closing.

SECTION 6.02 Conditions to the Obligations of the Company. The obligations of the Company to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a) all representations and warranties of each Investor set forth in this Agreement shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct on such earlier date);

(b) each Investor shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing, including the funding in full of its Financing;

(c) each Investor shall have duly executed and delivered to the Company the Registration Rights Agreement; and

(d) the Company shall have received a certificate, signed by a duly authorized officer of each Investor, certifying as to the matters set forth in Sections 6.02(a) and 6.02(b).

SECTION 6.03 Conditions to the Obligations of the Investors. The obligations of the Investors to effect the Transactions are further subject to the satisfaction or (to the extent permitted by Law) waiver by the Required Holders on or prior to the Closing Date of the following conditions:

(a) (i) the representations and warranties of the Company set forth in Article III hereof (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Section 3.06(b) (Absence of Certain Changes) shall be true and correct in all respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, (iii) the representations and warranties of the Company set forth in Section 3.01(a) (Organization; Standing) (other than the first sentence thereof), Section 3.01(b) (Organization; Standing) (solely with respect to the RealCo Entities), Section 3.01(c) (Organization; Standing), Section 3.02(b) and Section 3.02(c) (Capitalization) (other than the first sentence thereof), Section 3.03(a) (Authority), Section 3.03(d) (Authority; Noncontravention), Section 3.06(d) (Absence of Certain Changes), Section 3.14 (Real Property) (solely with respect to the RealCo Real Property), Section 3.17 (Sale of Securities) and Section 3.18 (No Broker) (collectively with Section 3.02(a), the “Company Fundamental Representations”) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) in all material respects at and as of the Closing Date, with the same force and effect as if made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date) and (iv) the representations and warranties of the Company set forth in the first sentence of Section 3.01(a) (Organization; Standing) and Section 3.02(a) (Capitalization) shall be true and correct (without giving effect to any limitation or qualification as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) in all but de minimis respects as of the date of this Agreement and as of the applicable Closing Date as though made on and as of such date (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall so be true and correct as of such earlier date);

(b) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing;

(c) the Company shall have (i) duly executed and delivered to the Investors the Registration Rights Agreement and to AGS the AGS Engagement Letter and (ii) delivered to the Investors a legal opinion of Schulte Roth & Zabel LLP in the form attached as Exhibit H hereto; and

(d) the Investors shall have received a certificate, signed by a duly authorized officer of the Company, certifying as to the matters set forth in Sections 6.03(a) and 6.03(b).

SECTION 6.04 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in Section 6.01 or Section 6.02 to be satisfied if its failure to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been a principal cause of the failure of such condition. No Investor may rely on the failure of any condition set forth in Section 6.01 or Section 6.03 to be satisfied if the failure of such Investor to perform in all material respects any of its obligations under this Agreement, to act in good faith or to use, in accordance with the terms of this Agreement, its required efforts to cause the Closing to occur shall have been a principal cause of the failure of such condition.

ARTICLE VII

Termination; Survival

SECTION 7.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual written consent of the Company and the Required Holders;

(b) by either the Company or the Required Holders if:

(i) the Closing should not have occurred on or prior to June 15, 2020 (the “Outside Date”);

(ii) any Governmental Entity issues an order, decree or ruling or has taken any other action permanently enjoining, restraining or otherwise prohibiting any of the Transactions and such order, decree, ruling or other action shall have become final and nonappealable;

(iii) the RE Agreement is terminated in accordance with its terms;

(c) by the Required Holders upon written notice to the Company, if there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.01 or 6.03 would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 15 days following written notice thereof is given by the Required Holders to the Company and (y) the Outside Date; and

(d) by the Company upon written notice to the Investors, if there has been a breach of any representation, warranty, covenant or agreement made by any Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that any of the conditions set forth in Section 6.01 or 6.02 would not be satisfied and such breach or condition is not curable or, if curable, is not cured on or prior to the earlier of (x) the date which is 15 days following written notice thereof is given by the Company to the Investors and (y) the Outside Date;

provided, however, that the right to terminate this Agreement pursuant to Sections 7.01(b), (c) and (d) shall not be available to any party to this Agreement whose material breach of any of its representations, warranties, covenants or agreements contained in this Agreement (or, with respect to Section 7.01(b)(iii), the RE Agreement, it being understood that a breach by the RE Investor of its representations, warranties, covenants or agreements under the RE Agreement shall be deemed a breach by each Investor for purposes of this proviso and a breach by RealCo of its representations, warranties, covenants or agreements under the RE Agreement shall be deemed a breach by the Company for purposes of this proviso) shall have been the principal cause of, or shall have resulted in, the failure of any such condition.

SECTION 7.02 Effects of Termination. In the event of the termination of this Agreement as provided for in Section 7.01, this Agreement shall forthwith become wholly void and of no further force and effect without any liability or obligation on the part of the Company or the Investors, except that the Confidentiality Agreement, the Clean Team Agreement, the Expense Reimbursement Letter and the provisions of Section 5.10, this Section 7.02 and Article VIII (other than Section 8.04) shall survive any termination of this Agreement; provided that the termination of this Agreement shall not relieve any party hereto from any liability for any willful and material breach by such party of the terms and provisions of this Agreement.

SECTION 7.03 Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. The representations and warranties made herein shall survive for twelve (12) months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement; and provided further that each applicable representation or warranty contained in this Agreement shall survive until the resolution of a pending claim in the event a claim surrounding such representation or warranty has been brought in good faith before the expiry thereto pursuant to this provision. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

SECTION 7.04 Limitation on Damages. Notwithstanding any other provision of this Agreement, except in the case of fraud, no party shall have any liability to the other in excess of the Purchase Price, and no party shall be liable for any speculative, special or punitive damages with respect to this Agreement, provided that nothing in this Section 7.04 shall impair or limit a party’s rights set forth in Section 8.05.

SECTION 7.05 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Company, and, subject only to the specific contractual provisions hereof, no former, current or future equityholders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling person, director, officer, employee, general or limited partner, member, manager, advisor, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

ARTICLE VIII

Miscellaneous

SECTION 8.01 Notices. All notices, requests, permissions, waivers or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered by hand or sent by email or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand, by email (which is confirmed) or if mailed, three days after mailing (one Business Day in the case of express mail or overnight courier service) to the parties at the following addresses or emails (or at such other address or email for a party as shall be specified by like notice):

(a) If to the Company:

Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert A. Gordon, Esq.

Email: robert.gordon@albertsons.com

with a copy to (which copy alone shall not constitute notice):

Schulte, Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Stuart D. Freedman, Esq.

Email: stuart.freedman@srz.com

(b) If to the Apollo Investors:

c/o Apollo Hybrid Value Management, L.P.

9 West 57th Street

43rd Floor

New York, New York 10019

Attention:    Justin Korval;

                    Craig Horton

Email:         jkorval@apollo.com;

                    chorton@apollo.com

with a copy to (which copy alone shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Brian P. Finnegan, Esq.

Email: bfinnegan@paulweiss.com

(c) if to any other Investor: to the address set forth on such Investor’s signature page hereto, with a copy to (which copy alone shall not constitute notice) the Apollo Investors.

SECTION 8.02 Amendments, Waivers, etc. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the party against whom such amendment or waiver shall be enforced. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such other right, power or remedy or to demand such compliance.

SECTION 8.03 Counterparts. This Agreement may be executed in two or more identical counterparts (including by electronic transmission), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by electronic transmission or otherwise) to the other parties.

SECTION 8.04 Further Assurances. Each party hereto shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and to consummate or implement the Transactions.

SECTION 8.05 Governing Law; Specific Enforcement; Submission to Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be construed in accordance with and governed for all purposes by the internal substantive Laws of the State of New York applicable to contracts executed and to be wholly performed within the State of New York without giving effect to principles of conflicts of Law.

(b) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by a party and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction in respect of such party, in each case without proof of damages or otherwise (and each party hereto hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. Without limitation of the foregoing, the parties hereby further acknowledge and agree that prior to the Closing, the Company (with respect to an Investor) and the Required Holders (in respect of the Company) shall be entitled to seek specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by an Investor (in the case of the Company) and by the Company (in the case of the Required Holders) under this Agreement (including, as applicable, to cause (i) such Investor to consummate the Closing and to make the payments contemplated by this Agreement and (ii) the Company to consummate the Closing and to issue the Preferred Shares contemplated by this Agreement) in addition to any other remedy to which the Company or the Required Holders (as applicable) is entitled at law or in equity, including the Company’s and the Required Holders’ right to terminate this Agreement and seek money damages in accordance therewith; provided that if a judgment specifically enforcing the terms and provisions of this Agreement is awarded by any court of competent jurisdictions, the Company or the Required Holders (as applicable) shall not also be entitled to receive any other remedy. It is explicitly agreed that the Company shall have the right to seek specific performance, injunctive relief or other equitable remedies in connection with enforcing the obligation to fund the Financing in accordance with the terms of the Equity Commitment Letters in order to consummate the Closing. Each party further agrees that it shall not take any position in any legal proceeding concerning this Agreement that is contrary to the terms of this Section 8.05. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

(c) EACH OF THE PARTIES AGREES THAT ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT BETWEEN THE PARTIES, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN ANY FEDERAL COURT OF NEW YORK OR ANY STATE COURT LOCATED IN NEW YORK COUNTY, IN THE STATE OF NEW YORK AND EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN SECTION 8.01 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH ACTION OR PROCEEDING.

(d) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY

IN RESPECT OF ANY ACTION, CLAIM OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, CLAIM OR OTHER PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.05(d).

SECTION 8.06 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “or” shall not be exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and shall not simply mean “if”. The words “made available to the Apollo Investors” and words of similar import refer to documents (a) posted to the Data Room by or on behalf of the Company on or prior to the date two Business Days prior to the date hereof or (b) delivered in person or electronically to the Apollo Investors prior to the date hereof. All references to “$” mean the lawful currency of the United States of America. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Except as specifically stated herein, any agreement, instrument, statute, rule or regulation defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, rules or regulations) by succession of comparable successor statutes, rules or regulations and references to all attachments thereto and instruments incorporated therein. Except as otherwise specified herein, references to a Person are also to its successors and permitted assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 8.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the greatest extent possible.

SECTION 8.08 No Third-Party Beneficiaries. Except as provided in Section 7.05 or Section 5.03(c), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing expressed or referred to in this Agreement will be construed to give any Person, other than the parties to this Agreement and such permitted assigns, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement, whether as third party beneficiary or otherwise.

SECTION 8.09 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, except that an Investor may assign its rights under this Agreement and the Related Agreements, in whole or in part without the prior written consent of the Company or the other Investors, to any of its Related Investment Funds, or, in the case of (a) Sections 5.03(c), 5.13 (other than 5.13(a)(iv), 5.18, 5.19 and 5.20, to any Person to whom Preferred Shares are Transferred in accordance with the terms of this Agreement and (b) Section 5.13(a)(iv), to any Person to whom at least 50,000 Preferred Shares are Transferred in accordance with this Agreement; provided, that, such Investor will remain liable for all of its obligations under this Agreement.

SECTION 8.10 Acknowledgment of Securities Laws. Each Investor hereby acknowledges that it is aware, and that it will advise its Affiliates and Representatives who are provided material non-public information concerning the Company or its securities, that the United States securities Laws prohibit any Person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communication of such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

SECTION 8.11 Entire Agreement. This Agreement (including the Exhibits hereto and the Company Disclosure Letter), together with the other Transaction Documents, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Investment Agreement as of the day and year first above written.

COMPANY:

ALBERTSONS COMPANIES, INC.

By:	/s/ Robert Dimond
Name: Robert Dimond
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Investment Agreement]

INVESTORS:

AP AL (PREF BORROWER), LLC

By:	AP Al (Pref Borrower) Parent, LLC, its sole member

By:	Apollo Al Holdings, L.P., its sole member

By:	AP Al Holdings GP, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

AP AL CO-INVEST (PREF), L.P.

By:	AP Al Holdings GP, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

AA DIRECT, L.P.

By:	AA Direct GP, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

APOLLO USREF III AL PREF, L.P.

By:	Apollo U.S. Real Estate Advisors III, L.P., its general partner

By:	Apollo U.S. Real Estate Advisors GP III, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

APOLLO EUROPEAN PRINCIPAL FINANCE FUND III (DOLLAR A), L.P.

By:	Apollo EPF Advisors III, L.P., its general partner

By:	Apollo EPF III Capital Management, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO EUROPEAN PRINCIPAL FINANCE FUND III (MASTER DOLLAR B), L.P.

By:	Apollo EPF Advisors III, L.P., its general partner

By:	Apollo EPF III Capital Management, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

APOLLO EUROPEAN PRINCIPAL FINANCE FUND III (MASTER EURO B, L.P.

By:	Apollo EPF Advisors III, L.P., its general partner

By:	Apollo EPF III Capital Management, LLC, its general partner

By:	/s/ Laurie D. Medley
Name: Laurie D. Medley
Title: Vice President

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

ASSURED OFFSHORE, L.P.

By:	HPS Mezzanine Management III, LLC, its investment manager

By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

Address for Notices:

40 West 57th Street, 33rd Floor
New York, NY 10019

Email: shant.babikian@hpspartners.com

with a copy to (which shall not constitute notice):
885 Third Avenue
New York, NY 10022
Attention: Stelios G. Saffos, Peter J. Sluka
Email: Stelios.Saffos@lw.com,
Peter.Sluka@lw.com

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

MEZZANINE PARTNERS III, L.P.

By:	HPS Mezzanine Management III, LLC, its investment manager

By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

Address for Notices:

40 West 57th Street, 33rd Floor
New York, NY 10019

Email: shant.babikian@hpspartners.com

with a copy to (which shall not constitute notice):
885 Third Avenue
New York, NY 10022
Attention: Stelios G. Saffos, Peter J. Sluka
Email: Stelios.Saffos@lw.com,
Peter.Sluka@lw.com

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

AP MEZZANINE PARTNERS III, L.P.

By:	HPS Mezzanine Management III, LLC, its investment manager

By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

Address for Notices:

40 West 57th Street, 33rd Floor
New York, NY 10019

Email: shant.babikian@hpspartners.com

with a copy to (which shall not constitute notice):
885 Third Avenue
New York, NY 10022
Attention: Stelios G. Saffos, Peter J. Sluka
Email: Stelios.Saffos@lw.com,
Peter.Sluka@lw.com

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

HPS FUND OFFSHORE SUBSIDIARY XI, L.P.

By:	HPS Mezzanine Management III, LLC, its investment manager

By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

Address for Notices:

40 West 57th Street, 33rd Floor
New York, NY 10019

Email: shant.babikian@hpspartners.com

with a copy to (which shall not constitute notice):
885 Third Avenue
New York, NY 10022
Attention: Stelios G. Saffos, Peter J. Sluka
Email: Stelios.Saffos@lw.com,
Peter.Sluka@lw.com

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

MP 2019 OFFSHORE AB SUBSIDIARY, L.P.

By:	HPS Mezzanine Management 2019, LLC, its investment manager

By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

Address for Notices:

40 West 57th Street, 33rd Floor
New York, NY 10019

Email: shant.babikian@hpspartners.com

with a copy to (which shall not constitute notice):
885 Third Avenue
New York, NY 10022
Attention: Stelios G. Saffos, Peter J. Sluka
Email: Stelios.Saffos@lw.com,
Peter.Sluka@lw.com

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

MP 2019 ONSHORE MEZZANINE MASTER, L.P.

By:	HPS Mezzanine Management 2019, LLC, its investment manager

By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

Address for Notices:

40 West 57th Street, 33rd Floor
New York, NY 10019

Email: shant.babikian@hpspartners.com

with a copy to (which shall not constitute notice):
885 Third Avenue
New York, NY 10022
Attention: Stelios G. Saffos, Peter J. Sluka
Email: Stelios.Saffos@lw.com,
Peter.Sluka@lw.com

[Signature Page to Investment Agreement]

INVESTORS (Cont’d):

MP 2019 AP MEZZANINE MASTER, L.P.

By:	HPS Mezzanine Management 2019, LLC, its investment manager

By:	HPS Investment Partners, LLC, its sole member

By:	/s/ Shant Babikian
Name: Shant Babikian
Title: Managing Director

Address for Notices:

40 West 57th Street, 33rd Floor
New York, NY 10019

Email: shant.babikian@hpspartners.com

with a copy to (which shall not constitute notice):
885 Third Avenue
New York, NY 10022
Attention: Stelios G. Saffos, Peter J. Sluka
Email: Stelios.Saffos@lw.com,
Peter.Sluka@lw.com

[Signature Page to Investment Agreement]

(Additional signatures on file with Company)

Annex A-1

Non-Voting Investors

Apollo Investors

AP AL (PREF BORROWER), LLC

AP AL CO-INVEST (PREF), L.P.

AA DIRECT, L.P.

APOLLO USREF III AL PREF, L.P.

APOLLO EUROPEAN PRINCIPAL FINANCE FUND III (DOLLAR A), L.P.

APOLLO EUROPEAN PRINCIPAL FINANCE FUND III (MASTER DOLLAR B), L.P.

APOLLO EUROPEAN PRINCIPAL FINANCE FUND III (MASTER EURO B), L.P.

HPS Investors

MP 2019 Offshore AB Subsidiary, L.P

MP 2019 Onshore Mezzanine Master, L.P.

MP 2019 AP Mezzanine Master, L.P.

Assured Offshore, L.P.

Mezzanine Partners III, L.P.

AP Mezzanine Partners III, L.P.

HPS Fund Offshore Subsidiary XI, L.P.

Exhibit A

Form of Series A-1 Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

6.75% SERIES A-1 CONVERTIBLE PREFERRED STOCK

OF

ALBERTSONS COMPANIES, INC.

Albertsons Companies, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on [•], 2020, the board of directors of the Corporation (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, in each case to the extent not prohibited by Section 7(b) of this Certificate of Designations, the “Charter”), delegated to the Pricing Committee of the Board of Directors (the “Pricing Committee”), the power to create, designate, authorize and provide for the issuance of shares of a new series of the Corporation’s undesignated preferred stock and to establish the number of shares to be included in such series, and to fix the powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and (b) on [•], 2020, the Pricing Committee adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption has been, in full force and effect:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Charter, which authorizes the issuance of up to 100,000,000 shares of preferred stock, par value $0.01 per share, and delegated to the Pricing Committee, a series of preferred stock be, and hereby is, created and designated 6.75% Series A-1 Convertible Preferred Stock, and that the designation and number of shares of such series, and the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, are as set forth in this certificate of designations, as it may be amended, modified or restated from time to time (the “Certificate of Designations”) as follows:

Section 1 Designation and Number of Shares. Pursuant to the Charter, there is hereby created out of the authorized and unissued shares of preferred stock of the Corporation, par value $0.01 per share (“Preferred Stock”), a series of Preferred Stock initially consisting of [•] shares of Preferred Stock designated as the “6.75% Series A-1 Convertible Preferred Stock” (the “Series A-1 Convertible Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors or any duly authorized committee thereof, subject to the terms and conditions hereof and the requirements of applicable law; provided that (i) no increase shall cause the number of authorized shares of Series A-1 Convertible Preferred Stock to exceed the total number of authorized shares of Preferred Stock and (ii) no decrease shall reduce the number of shares of Series A-1 Convertible Preferred Stock to a number less than the number of such shares then outstanding.

Section 2 General Matters; Ranking. Each share of Series A-1 Convertible Preferred Stock shall be identical in all respects to every other share of Series A-1 Convertible Preferred Stock. The Series A-1 Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon the liquidation, winding-up or dissolution, as applicable, of the Corporation, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Corporation’s existing and future indebtedness and other liabilities.

Section 3 Standard Definitions. As used herein with respect to Series A-1 Convertible Preferred Stock:

“ACI 2030 Indenture” means that certain indenture dated as of February 5, 2020, by and among the Company, Safeway Inc., New Albertsons, L.P., Albertson’s LLC, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee, with respect to the 4.875% Senior Notes due 2030 as in effect on the Initial Issuance Date.

“ADRs” shall have the meaning set forth in Section 15.

“Asset-Based Revolving Facility” means that certain Third Amended and Restated Asset-Based Revolving Credit Agreement, dated as of November 16, 2018 (as amended by Amendment No. 1, dated as of May [•], 2020), among the Company, as lead borrower, the subsidiary borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative and collateral agent as in effect on the Initial Issuance Date.

“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.

“Averaging Period” shall have the meaning set forth in Section 14(a)(v).

“Bankruptcy Filing” means an event that would constitute an “Event of Default” under Section 6.01(g) or Section 6.01(h) of the ACI 2030 Indenture without giving effect to any waiver thereof consented to by noteholders pursuant to the ACI 2030 Indenture.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended, modified or restated from time to time.

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Charter” shall have the meaning set forth in the recitals.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Corporation.

“Class A-1 Common Stock” means the Series A-1 Non-Voting Common Stock, par value $0.01 per share, of the Corporation.

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“Clause A Distribution” shall have the meaning set forth in Section 14(a)(iii).

“Clause B Distribution” shall have the meaning set forth in Section 14(a)(iii).

“Clause C Distribution” shall have the meaning set forth in Section 14(a)(iii).

“close of business” means 5:00 p.m., New York City time.

“Common Stock” means, collectively, the Class A Common Stock and the Class A-1 Common Stock of the Corporation.

“Common Stock Dividend Amount” means an amount in cash equal to $206,250,000 per each fiscal year of the Corporation.

“Conversion Date” shall have the meaning set forth in Section 11(c).

“Conversion Price” means the Fixed Liquidation Preference per share of Series A-1 Convertible Preferred Stock divided by the Conversion Rate, which on the Initial Issue Date equals $35.68.

“Conversion Rate” initially means 28.023 shares of Class A-1 Common Stock per share of Series A-1 Convertible Preferred Stock, which amount is subject to adjustment pursuant to Section 14. Whenever this Certificate of Designations refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference shall be deemed to be the Conversion Rate as of the close of business on such date. Upon any adjustment to the Fixed Liquidation Preference pursuant to Section 4(a), the Conversion Rate shall be proportionately adjusted.

“Conversion Settlement Period” shall have the meaning set forth in Section 11(b)(ii).

“Corporation” shall have the meaning set forth in the recitals.

“Dividend Payment Date” means [•], [•], [•] and [•] of each year to, and including, [•], commencing on [•].

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the first Dividend Payment Date.

“Dividends” shall have the meaning set forth in Section 4(a).

“Effective Date” means the first date on which the shares of Class A Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

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“Ex-Date” means the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable, from the seller of the Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 15.

“Expiration Date” shall have the meaning set forth in Section 14(a)(iv).

“Fixed Liquidation Preference” means, as to Series A-1 Convertible Preferred Stock, initially $1,000.00 per share, subject to adjustment as set forth in Section 4(a).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date of the Series A-1 Convertible Preferred Stock, if any of the following occurs:

(i) the consummation of (A) any recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of the Corporation or binding share exchange pursuant to which the Class A Common Stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries taken as a whole, to any person other than one or more of its Wholly-Owned Subsidiaries;

(ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of its Wholly-Owned Subsidiaries, a Permitted Holder or any of the Corporation’s or its Wholly-Owned Subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors;

(iii) following a Qualified IPO, the Class A Common Stock (or other Exchange Property) ceases to be listed or quoted for trading on any of the NYSE, the NASDAQ

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Global Select Market or the NASDAQ Global Market (or another U.S. national securities exchange or any of their respective successors); or

(iv) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation;

However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the Class A Common Stock, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

“Fundamental Change Conversion Period” means the period beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on, and including, the date that is 20 calendar days after the Fundamental Change Effective Date. If the Corporation notifies Holders of a Fundamental Change later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Fundamental Change Effective Date to, but excluding, the date of the notice.

“Fundamental Change Effective Date” shall mean the effective date of the relevant Fundamental Change.

“Fundamental Change Notice” shall have the meaning set forth in Section 9(e).

“Fundamental Change Stock Price” means, for any Fundamental Change, the price paid (or deemed paid) per share of Class A Common Stock in the Fundamental Change, which shall equal (i) if all holders of Class A Common Stock receive only cash in exchange for their Class A Common Stock in such Fundamental Change, the amount of cash paid per share of Class A Common Stock in such Fundamental Change, and (ii) in all other cases, (x) if such Fundamental Change occurs after an Initial Public Offering, the Average VWAP per share of Class A Common Stock over the 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date and (y) if such Fundamental Change occurs before an Initial Public Offering, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose at the Corporation’s sole expense.

“Holder” means each Person in whose name shares of Series A-1 Convertible Preferred Stock are registered, who shall be treated by the Corporation as the absolute owner of those shares of Series A-1 Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Issue Date” means [•], 2020, the first original issue date of shares of the Series A-1 Convertible Preferred Stock.

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“Initial Public Offering” shall mean a consummated underwritten initial public offering of Common Stock.

“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks (x) senior to the Series A-1 Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on parity with the Series A-1 Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Last Reported Sale Price” for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Class A Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed. If the Class A Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Class A Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Class A Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Corporation.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 5(a).

“Mandatory Conversion” shall have the meaning set forth in Section 10(a).

“Mandatory Conversion Date” shall have the meaning set forth in Section 10(b).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 10(b).

“Mandatory Conversion Notice Date” shall have the meaning set forth in Section 10(b).

“Market Disruption Event” means (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Common Stock, for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Class A Common Stock.

“NYSE” means The New York Stock Exchange.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, any

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Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“open of business” means 9:00 a.m., New York City time.

“Qualified IPO” shall mean an Initial Public Offering that generates gross cash proceeds to the Corporation and/or selling stockholders of at least $1,000,000,000.

“Parity Stock” means any class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank on parity with the Series A-1 Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Participating Dividends” shall have the meaning set forth in Section 4(a).

“Permitted Apollo Holder” means (i) one or more investment funds affiliated with Apollo Global Management, Inc. and any of their respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Apollo Sponsors; provided that, collectively, the Apollo Sponsors control a majority of the voting power of such group.

“Permitted Holder” means the Pre-IPO Investors and any other Funds or managed accounts advised or managed by any Pre-IPO Investor or any of a Pre-IPO Investor’s affiliates.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“PIK Rate” means the Preferential Dividend Rate plus 2.25%.

“Preferential Dividend Rate” shall mean either (a) a rate per annum of 6.75% of the Fixed Liquidation Preference per share of the Series A-1 Convertible Preferred Stock or (b) if a Qualified IPO has not been consummated prior to [•]1, a rate per annum of 8.75% of the Fixed Liquidation Preference per share of the Series A-1 Convertible Preferred Stock for so long as a Qualified IPO shall have not been consummated, at which time the Preferential Dividend Rate shall be 6.75% per annum.

“Preferential Dividends” shall have the meaning set forth in Section 4(a).

“Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations.

[1]	Note to Draft: 18 months after the Initial Issue Date.

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“Pre-IPO Investors” means individually and collectively, (a) Cerberus Capital Management, L.P., (b) Lubert-Adler Partners, L.P., (c) Klaff Realty, L.P., (d) Schottenstein Stores Corporation, (e) Kimco Realty Corporation and (f) the Permitted Apollo Holders.

“Pricing Committee” shall have the meaning set forth in the recitals.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Class A Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Series A-1 Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Regular Record Date.

“Redemption Notice” shall have the meaning set forth in Section 6(b).

“Redemption Notice Date” shall have the meaning set forth in Section 6(b).

“Regular Record Date” means, with respect to any Dividend Payment Date, the [•], [•], [•] and [•], as the case may be, immediately preceding the relevant Dividend Payment Date. These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day.

“Relevant Stock Exchange” means the NYSE or, if the Class A Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then listed or admitted for trading.

“Reorganization Event” shall have the meaning set forth in Section 15.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Series A-1 Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Series A Convertible Preferred Stock” means the series of Preferred Stock of the Corporation designated as the “6.75% Series A Convertible Preferred Stock.”

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“Series A-1 Convertible Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations.

“Significant Subsidiary” means any Subsidiary of the Corporation that would be a “Significant Subsidiary” of the Corporation within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

“Solvency Opinion” means an opinion from an accounting, appraisal or investment banking firm of nationally recognized standing that the Corporation is, and after effecting the applicable redemption pursuant to Section 6 will be, solvent.

“Spin-Off” means a payment of a dividend or other distribution on the Class A Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership or membership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Class A Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Class A Common Stock is not listed or admitted for trading, “Trading Day” means any Business Day.

“Trigger Event” shall have the meaning set forth in Section 14(a)(iii).

“Unit of Exchange Property” shall have the meaning set forth in Section 15.

“Valuation Period” shall have the meaning set forth in Section 14(a)(iii).

“VWAP” per share of Class A Common Stock on any Trading Day means the per share volume-weighted average price as displayed by Bloomberg (or its equivalent successor) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the market value per share of Class A Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose at the Corporation’s sole expense).

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed to be replaced by a reference to “100%”.

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Section 4 Dividends.

(a) Rate. Subject to the rights of holders of any class or series of Senior Stock, preferential cumulative dividends on the Series A-1 Preferred Stock (the “Preferential Dividends”) shall accumulate daily in arrears, whether or not earned or declared by the Board of Directors or prohibited by law, at the Preferential Dividend Rate. Additionally, the holders of the Series A-1 Convertible Preferred Stock shall receive any cash dividends that are paid to the holders of the Common Stock in excess of the Common Stock Dividend Amount to the same extent as if such Holders had converted the Series A-1 Convertible Preferred Stock into Class A-1 Common Stock and had held such shares of Class A-1 Common Stock on the applicable record date (the “Participating Dividends”).

If declared, dividends on the Series A-1 Convertible Preferred Stock shall be payable in cash (other than a PIK Dividend, as described below) quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available.

If declared, dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Regular Record Date, to the extent that such shares of Series A-1 Convertible Preferred Stock remain outstanding on the applicable Dividend Payment Date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of Preferential Dividends payable on each share of Series A-1 Convertible Preferred Stock for each Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months).

In the event that the Corporation does not declare and pay any Preferential Dividends in cash as described above, the Corporation shall instead pay such Preferential Dividends on the applicable Dividend Payment Date by increasing the Fixed Liquidation Preference of the Series A-1 Convertible Preferred Stock at the PIK Rate, on a compounding basis, on such Dividend Payment Date (the “PIK Dividends” and, together with the Preferential Dividends and the Participating Dividends, the “Preferred Dividends”); provided that the Corporation shall only be permitted to elect to pay PIK Dividends for a maximum of two Dividend Periods for so long as any shares of Series A Convertible Preferred Stock or Series A-1 Convertible Preferred Stock remain outstanding; provided further that the Corporation shall provide written notice to the Holders of such PIK Dividends at least 15 days prior to the Record Date for the applicable Dividend Payment Date.

At any time following a PIK Dividend, the Corporation may elect to pay an additional cash dividend to the holders of the Series A-1 Convertible Preferred Stock in an amount equal to or less than the amount of such PIK Dividend and, upon any such cash dividend,

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the Fixed Liquidation Preference of the Series A-1 Convertible Preferred Stock shall be reduced by an amount equal to such cash dividend; provided that the Fixed Liquidation Preference of the Series A-1 Convertible Preferred Stock shall not be reduced to less than $1,000 per share; provided, further, that such payment of an additional dividend shall not reduce the number of elections that have been exercised by the Corporation to pay PIK Dividends.

No dividend shall be paid on any Junior Stock of the Corporation unless and until all Preferred Dividends (including any PIK Dividends) for all preceding Dividend Periods have been declared and paid in full in cash (to the extent permitted by the immediately preceding paragraph) for all outstanding shares of Series A-1 Convertible Preferred Stock.

Other than Participating Dividends, Holders shall not be entitled to any dividends on Series A-1 Convertible Preferred Stock in excess of full cumulative dividends.

Dividends on shares of Series A-1 Convertible Preferred Stock converted to Common Stock shall cease to accumulate, and all other rights of Holders will terminate, from and after the applicable Conversion Date.

(b) Priority of Dividends. So long as any share of Series A-1 Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other class or series of Junior Stock, and no Common Stock or any other class or series of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless, in each case, all accumulated and unpaid Preferred Dividends (including any PIK Dividends) for all preceding Dividend Periods have been declared and paid in full in cash, on all outstanding shares of Series A-1 Convertible Preferred Stock. The foregoing limitation shall not apply to:

(i) any dividend or distribution payable in shares of Common Stock or other Junior Stock, together with cash in lieu of any fractional share;

(ii) purchases, redemptions or other acquisitions of Common Stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, including, without limitation, (x) the forfeiture of unvested shares of restricted stock or share withholding or other acquisitions or surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise) and (y) the payment of cash in lieu of fractional shares;

(iii) purchases or deemed purchases or acquisitions of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of Junior Stock or any securities exchangeable for or convertible into shares of Common Stock or other Junior Stock;

(iv) any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

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(v) purchases of Common Stock or other Junior Stock pursuant to a contractually binding requirement to buy Common Stock or other Junior Stock, including under a contractually binding stock repurchase plan, in each case, existing prior to the Initial Issue Date at a valuation no greater than $10 billion subsequent to (i) such purchases and (ii) the issuance and sale of the Series A-1 Convertible Preferred Stock by the Corporation;

(vi) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Common Stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its Subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and

(vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash in lieu of fractional shares.

When dividends on shares of the Series A-1 Convertible Preferred Stock (i) have not been declared and paid in full in cash on any Dividend Payment Date (including PIK Dividends), or (ii) have been declared but have not been paid in full in cash on any Dividend Payment Date (including PIK Dividends), no dividends may be declared or paid on any shares of Parity Stock unless all prior dividends (including PIK Dividends) are declared and paid in full in cash on the shares of Series A-1 Convertible Preferred Stock. Thereafter, if declared by the Board of Directors, dividends shall be declared on the shares of Series A-1 Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series A-1 Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the Holders of the shares of the Series A-1 Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding.

Subject to the foregoing, and not otherwise, such dividends as may be determined by the Board of Directors, or an authorized committee thereof, may be declared and paid (payable in cash, securities or other property) on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends other than as provided in Section 4(a).

Section 5 Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive, per share of Series A-1 Convertible Preferred Stock, the greater of (x) the Fixed Liquidation Preference per share of the Series A-1 Convertible Preferred Stock and (y) the amount such Holder would be entitled to receive on an as-converted to Class A-1 Common Stock basis if such Holder elected to convert its Series A-1 Convertible Preferred Stock on the date of such liquidation, winding-up or dissolution pursuant to Section 11 (the “Liquidation Preference”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such share,

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whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Corporation’s creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

(b) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of the Series A-1 Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on all Parity Stock, if applicable, are not paid in full, the Holders and all holders of any such Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(c) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such Holder’s shares of Series A-1 Convertible Preferred Stock, such Holder shall have no right or claim to any of the remaining assets of the Corporation.

(d) Neither the sale, lease nor exchange of all or substantially all of Corporation’s assets or business (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor its merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.

Section 6 Redemption.

(a) General. Other than as specifically permitted by this Certificate of Designation, the Corporation may not redeem any of the outstanding Series A-1 Convertible Preferred Stock.

(b) Redemption at the Option of the Corporation. At any time after [•], 20262, the Corporation shall have the right to redeem all, but not less than all, of the Series A-1 Convertible Preferred Stock then outstanding at a redemption price equal to the product of (x) the Fixed Liquidation Preference of the Series A-1 Convertible Preferred Stock then outstanding and (y) 105%, plus accrued and unpaid dividends to, but not including, the date of redemption. The Corporation may exercise its right to redeem the Series A-1 Convertible Preferred Stock under this Section 6(b) by delivering a written notice (the “Redemption Notice”) thereof to all of the Holders and the date the Holders are given such notice is referred to as a “Redemption Notice Date”); provided that the Corporation shall be required to deliver to the Holders a Solvency Opinion on or before the redemption date. Each Redemption Notice shall be irrevocable. Such Redemption Notice shall (A) state the date on which the redemption shall occur, which date shall be no later than 10 days after the Redemption Notice Date (or, if such date falls on a day that is

[2]	Note to Draft: Sixth anniversary of Initial Issue Date.

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not a Business Day, the next day that is a Business Day), and (B) state the redemption price per share of Series A-1 Convertible Preferred Stock to be paid on the redemption date. Holders may continue to exercise their right to convert shares of Series A-1 Convertible Preferred Stock after the Redemption Notice Date prior to the date of redemption; provided, further, that the Corporation shall not be permitted to redeem the Series A-1 Convertible Preferred Stock pursuant to this Section 6(b) if, as of the date of the Redemption Notice, RE Investor has validly delivered an Initial Notice pursuant to the Real Estate Agreement (each, as defined in Section 6(c) below).

(c) Redemption in Connection with an Exchange. Unless a Bankruptcy Filing has occurred, in the event that the Corporation receives an Initial Notice (as defined in the Real Estate Agreement) to exchange shares of Series A-1 Convertible Preferred Stock pursuant to the Real Estate Agreement, dated as of [•], 2020, between ACI Real Estate Company LLC and AL RE Investor, LLC (“RE Investor”), as it may be amended, modified or restated from time to time (the “Real Estate Agreement”), the Corporation shall have the right to redeem all, but not less than all, of the Series A-1 Convertible Preferred Stock then outstanding at a redemption price equal to the product of (x) the aggregate Fixed Liquidation Preference of the Series A-1 Convertible Preferred Stock of such Holder then outstanding and (y) 110%, plus accrued and unpaid dividends to, but not including, the date of redemption. The Corporation may exercise its right to redeem the Series A-1 Convertible Preferred Stock under this Section 6(c) by delivering a Redemption Notice to the Holders; provided that the Corporation shall be required to deliver to the Holders a Solvency Opinion on or before the redemption date. Each Redemption Notice shall be irrevocable. Such Redemption Notice shall (A) state the date on which the redemption shall occur, which date shall be within 30 days after the RE Investor has delivered an Initial Notice following a Trigger Date (as defined in the Real Estate Agreement) pursuant to Section 5.01 of the Real Estate Agreement, and (B) state the redemption price per share of Series A-1 Convertible Preferred Stock to be paid on the redemption date. Any Holder that received a Redemption Notice pursuant to this Section 6(c) may continue to exercise its right to convert shares of Series A-1 Convertible Preferred Stock after the Redemption Notice Date prior to the date of redemption. For the avoidance of doubt, if the Corporation exercises its right to redeem any Series A-1 Convertible Preferred Stock pursuant to this Section 6(c), such shares of Series A-1 Convertible Preferred Stock will not be exchanged pursuant to the Real Estate Agreement.

(d) Effect of Redemption. Effective immediately prior to the close of business on the day before any Series A-1 Convertible Preferred Stock is redeemed pursuant to this Certificate of Designations, Dividends shall no longer accrue or be declared on any such shares of Series A-1 Convertible Preferred Stock, and such shares of Series A-1 Convertible Preferred Stock shall cease to be outstanding.

(e) Status of Redeemed Shares. Shares of Series A-1 Convertible Preferred Stock redeemed in accordance with this Certificate of Designation shall return to the status of and constitute authorized but unissued shares of Preferred Stock, without classification as to series until such shares are once more classified as to a particular series by the Board of Directors pursuant to provisions of the Charter.

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Section 7 Voting Powers.

(a) Voting. The Holders of the Series A-1 Convertible Preferred Shares shall have no voting rights except as set forth below in this Section 7.

(b) Other Consent Rights. So long as any shares of the Series A-1 Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of record of a majority in voting power of the outstanding shares of the Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock at the time outstanding and entitled to vote thereon (subject to the last paragraph of this Section 7(b)), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders:

(i) amend or alter the provisions of the Charter so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock;

(ii) amend, alter or repeal the provisions of the Charter or the Certificate of Designations so as to adversely affect the special rights, preferences or voting powers of the Series A-1 Convertible Preferred Stock; or

(iii) consummate a binding share exchange or reclassification involving the shares of the Series A-1 Convertible Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case: (x) the shares of the Series A-1 Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity (or the Series A-1 Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent or the right to receive such securities; and (y) the shares of the Series A-1 Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Series A-1 Convertible Preferred Stock immediately prior to the consummation of such transaction;

(iv) issue any Parity Stock or Senior Stock or any securities convertible into, exercisable for or exchangeable into Parity Stock or Senior Stock, other than any shares of Series A Convertible Preferred Stock in exchange for shares of Series A-1 Convertible Preferred Stock;

(v) redeem any shares of capital stock or any securities convertible into, exercisable for or exchangeable into capital stock unless such redemption right is offered to all holders of the same class (including, with respect to the Class A Common Stock, the Series A-1 Convertible Preferred Stock on an as-converted basis); or

(vi) (w) Until the date on which a Qualified IPO in consummated, the Company shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness

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(as defined in the ACI 2030 Indenture) if, on a pro forma basis, the Total Leverage Ratio (as defined in and calculated under the ACI 2030 Indenture) would exceed 3.5 to 1.0;

(x) the limitations set forth in clause (w) above shall not apply to:

(A) Indebtedness outstanding (including amounts committed to be incurred) as of the Initial Issuance Date;

(B) Indebtedness under the any revolving facility and/or working capital facilities (other than Indebtedness under the Asset-Based Revolving Facility which is deemed to be incurred under clause (x)(A) above); provided that Indebtedness under this clause (x)(B) shall be deemed to be incurred when first committed rather than when drawn;

(C) Indebtedness of the Company to a Subsidiary or Indebtedness of a Subsidiary to the Company or another Subsidiary;

(D) to the extent considered Indebtedness, Indebtedness permitted to be incurred under Section 4.03(b)(vi), (vii), (xii), (xvii), (xviii), (xx), (xxii) and/or (xxiii) of the ACI 2030 Indenture;

(E) the incurrence of Indebtedness which serves to refund, refinance, replace, renew, extend or defease any Indebtedness permitted under this Section 7(b)(vi);

(F) guarantees of any Indebtedness permitted under this Section 7(b)(vi);

(G) the incurrence of Indebtedness in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (G) (and any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any such obligations), does not exceed $25 million;

(y) notwithstanding anything to the contrary herein, when calculating the Total Leverage Ratio in connection with a Limited Condition Acquisition (as defined in the ACI 2030 Indenture), the date of determination of such ratio and of any Default or Event of Default blocker shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four-quarter reference period, and, for the avoidance of doubt, (A) if any such ratio is exceeded as a result of fluctuations in such ratio (including due to fluctuations in EBITDA of the Company or the target company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of

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determining whether the Limited Condition Acquisition is permitted hereunder and (B) such ratio shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transaction (including the related transactions to be entered into connection therewith) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of subsequently calculating such ratio under this Certificate of Designation after the date of such agreement and before the consummation of such Limited Condition Acquisition;

(z) furthermore, for purposes of calculating the Total Leverage Ratio for any Test Period ending on or prior to [ ], “EBITDA” shall be in no event exceed $3 billion;

provided, however, that in the event a transaction would trigger voting powers under clauses (ii) and (iii) above, clause (iii) shall govern; provided, further, however, that for all purposes of this Section 7(b):

(1) any increase in the number of the Corporation’s authorized but unissued shares of Preferred Stock, or

(2) the creation and issuance, or increase in the authorized or issued number, of any class or series of Junior Stock,

shall be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences or voting powers of the Series A-1 Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(b) would adversely affect the rights, preferences or voting powers of the Series A Convertible Preferred Stock or Series A-1 Convertible Preferred Stock but not the other, then only the series the rights, preferences and voting powers of which are adversely affected and entitled to vote shall vote as a class.

(c) Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences or voting powers of the Series A-1 Convertible Preferred Stock, and limitations and restrictions thereof, the Corporation may amend, alter, supplement or repeal any terms of the Series A-1 Convertible Preferred Stock for the following purposes:

(i) to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent with any other provision contained in the Certificate of Designations;

(ii) to make any provision with respect to matters or questions relating to the Series A-1 Convertible Preferred Stock that is not inconsistent with the provisions of the Charter or the Certificate of Designations; or

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(iii) to make any other change that does not adversely affect the rights of any Holder (other than any Holder that consents to such change).

In addition, without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Series A-1 Convertible Preferred Stock in order to file a certificate of correction with respect to the Certificate of Designations to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

(d) Prior to the close of business on the applicable Conversion Date, the shares of Class A-1 Common Stock issuable upon conversion of any shares of the Series A-1 Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights, powers or preferences with respect to such shares of Class A-1 Common Stock, including voting powers (including the power to vote on any amendment to the Charter that would adversely affect the rights, powers or preferences of the Class A-1 Common Stock), rights to respond to tender offers for the Class A-1 Common Stock and rights to receive any dividends or other distributions on the Class A-1 Common Stock, by virtue of holding the Series A-1 Convertible Preferred Stock other than as set forth in this Certificate of Designations.

(e) The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the By-Laws, applicable law and the rules of any national securities exchange or other trading facility on which the shares of capital stock of the Corporation are listed or traded at the time.

Section 8 Conversion to Series A Convertible Preferred Stock. (a) At such time as any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the acquisition of shares of Series A Convertible Preferred Stock expires or is terminated (such expiration or termination being referred to as “HSR Clearance”), then all shares of the Series A-1 Convertible Preferred Stock then issued and outstanding or, at such time as any shares of Series A-1 Convertible Preferred Stock are transferred to any Person who may acquire Series A Convertible Preferred Stock without being subject to HSR Clearance, any shares of Series A-1 Convertible Preferred Stock so transferred, shall immediately and automatically convert on a one-for-one basis to shares of Series A Convertible Preferred Stock (the “HSR Conversion”) in accordance with the procedures identified in this Section 8.

(b) As promptly as practicable, and in no event later than the third business day after the later of (x) the effective date of the HSR Conversion and (y) the date the Corporation receives notice of the HSR Conversion, the Corporation will deliver or cause to be delivered in respect of each share of Series A-1 Convertible Preferred Stock being converted, certificates or book-entry positions representing one (1) validly issued, fully paid and nonassessable share (as equitably adjusted for any stock split, reverse stock split, combination, recapitalization or similar event with respect to the Series A Convertible Preferred Stock or Series A-1 Convertible Preferred Stock, as applicable) of Series A Convertible Preferred Stock. This conversion will be deemed to have been made on the effective date of the HSR Conversion

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so that the rights of the Holder of shares of the Series A-1 Convertible Preferred Stock as to the shares being converted will cease except for the right to receive the shares of Series A Convertible Preferred Stock deliverable upon conversion, and, if applicable, the person entitled to receive shares of Series A Convertible Preferred Stock will be treated for all purposes as having become the record holder of those shares of Series A Convertible Preferred Stock as of the date of the HSR Conversion.

(c) A Holder of shares of Series A-1 Convertible Preferred Stock is not entitled to any rights of a holder of Series A Convertible Preferred Stock until the occurrence of the HSR Conversion.

(d) All accumulated but unpaid dividends on such shares of Series A-1 Convertible Preferred Stock immediately prior to such HSR Conversion shall be converted into an equivalent amount of accumulated but unpaid dividends on shares of Series A Convertible Preferred Stock immediately following such HSR Conversion.

Section 9 Fundamental Change.

(a) If (x) the effective date of a Fundamental Change occurs prior to the fourth anniversary of the closing of an IPO, (y) the Fundamental Change Stock Price is less than 140% of the Conversion Price and (z) any Conversion Date occurs during the related Fundamental Change Conversion Period, then upon such conversion, in addition to the number of shares of Class A-1 Common Stock to be delivered pursuant to Section 11, the converting Holder shall receive a number of additional shares of Class A-1 Common Stock per share of Series A-1 Convertible Preferred Stock being converted by such Holder equal to (i) the amount of accrued and unpaid dividends on the Series A-1 Convertible Preferred Stock through the applicable Conversion Date plus the amount of Preferential Dividends scheduled to be paid after the applicable Conversion Date and on or before the fourth anniversary of the closing of an IPO (or if an IPO has not occurred prior to such Fundamental Change, the fourth anniversary of such Fundamental Change) divided by (ii) the Fundamental Change Stock Price.

(b) If (x) the effective date of a Fundamental Change occurs prior to the third anniversary of the closing of an IPO, (y) the Fundamental Change Stock Price is greater than or equal to 140% of the Conversion Price and less than 160% of the Conversion Price and (z) any Conversion Date occurs during the related Fundamental Change Conversion Period, then, in addition to the number of shares of Class A-1 Common Stock to be delivered pursuant to Section 11, upon such conversion, the converting Holder shall receive a number of additional shares of Class A-1 Common Stock per share of Series A-1 Convertible Preferred Stock being converted by such Holder equal to (i) the amount of accrued and unpaid dividends on the Series A-1 Convertible Preferred Stock through the applicable Conversion Date plus the amount of Preferential Dividends scheduled to be paid after the applicable Conversion Date and on or before the third anniversary of the closing of an IPO (or if an IPO has not occurred prior to such Fundamental Change, the fourth anniversary of such Fundamental Change) divided by (ii) the Fundamental Change Stock Price.

(c) If (x) the effective date of a Fundamental Change occurs prior to the fourth anniversary of the closing of an IPO, (y) the Fundamental Change Stock Price is less than

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the Conversion Price and (z) any Conversion Date occurs during the related Fundamental Change Conversion Period, then upon such conversion, in lieu of the number of shares of Class A-1 Common Stock to be delivered pursuant to Section 11, the converting Holder shall receive a number of shares of Class A-1 Common Stock per share of Series A-1 Convertible Preferred Stock being converted by such Holder equal to (i) the sum of the Fixed Liquidation Preference multiplied by 105% plus the amount of accrued and unpaid dividends on the Series A-1 Convertible Preferred Stock through the applicable Conversion Date plus the amount of Preferential Dividends scheduled to be paid after the applicable Conversion Date and on or before the fourth anniversary of the closing of an IPO divided by (ii) the Fundamental Change Stock Price.

(d) If (x) the effective date of a Fundamental Change occurs on or after the fourth anniversary of the closing of an IPO, (y) the Fundamental Change Stock Price is less than the Conversion Price and (z) any Conversion Date occurs during the related Fundamental Change Conversion Period, then upon such conversion, in lieu of the number of shares of Class A-1 Common Stock to be delivered pursuant to Section 11, the converting Holder shall receive a number of shares of Class A-1 Common Stock per share of Series A-1 Convertible Preferred Stock being converted by such Holder equal to (i) the sum of the Fixed Liquidation Preference multiplied by 105% plus the amount of accrued and unpaid dividends on the Series A-1 Convertible Preferred Stock through the applicable Conversion Date divided by (ii) the Fundamental Change Stock Price.

(e) Notice. The Corporation shall provide written notice (the “Fundamental Change Notice”) to Holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date.

The Fundamental Change Notice shall state:

(i) the event causing the Fundamental Change;

(ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;

(iii) the Fundamental Change Conversion Period; and

(iv) the instructions a Holder must follow to effect a conversion in connection with such Fundamental Change.

(f) Not later than the second Business Day following the Fundamental Change Effective Date, the Corporation shall notify Holders of the number of shares of Class A-1 Common Stock to be delivered upon any conversion in connection with such Fundamental Change (if notice is provided to Holders prior to the anticipated Fundamental Change Effective Date, specifying how the number of shares will be determined).

Section 10 Mandatory Conversion.

(a) If at any time, or from time to time, from and after the third anniversary of the closing of an IPO, the Last Reported Sale Price of the Class A Common Stock has equaled or

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exceeded $42.47 (subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate) (x) for at least 20 out of any 30 consecutive Trading Days immediately preceding the Mandatory Conversion Notice Date and (y) on the Mandatory Conversion Notice Date, the Corporation shall from time to time have the right to require the Holders to convert all, or any portion, of the outstanding Series A-1 Convertible Preferred Stock, as designated in the Mandatory Conversion Notice relating to the applicable Mandatory Conversion on the applicable Mandatory Conversion Date, into fully paid, validly issued and nonassessable shares of Class A-1 Common Stock at the Conversion Rate as of the applicable Mandatory Conversion Date (a “Mandatory Conversion”); provided that the Corporation shall not be permitted to effect a Mandatory Conversion with respect to more than one-third of the aggregate outstanding shares of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock as of the date of the first Mandatory Conversion Notice Date pursuant to this Section 10(a) in any twelve month period unless the Last Reported Sale Price of the Class A Common Stock has equaled or exceeded $48.53 (subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate) (x) for at least 20 out of any 30 consecutive Trading Days immediately preceding the Mandatory Conversion Notice Date and (y) on the Mandatory Conversion Notice Date.

(b) The Corporation may exercise its right to require conversion under this Section 10 by delivering a written notice thereof to all Holders (a “Mandatory Conversion Notice” and of such delivery is referred to as a “Mandatory Conversion Notice Date”). Each Mandatory Conversion Notice shall be irrevocable. Each Mandatory Conversion Notice shall state (x) the Trading Day on which the applicable Mandatory Conversion shall occur, which Trading Day shall be the twentieth Trading Day following the applicable Mandatory Conversion Notice Date (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) (a “Mandatory Conversion Date”), (y) the number of shares of Series A-1 Convertible Preferred Stock which the Corporation has elected to be subject to such Mandatory Conversion from such Holder and in the aggregate pursuant to this Section 10, (z) the number of shares of Class A-1 Common Stock to be issued to such Holder on the applicable Mandatory Conversion Date. If the Corporation elects to cause a Mandatory Conversion pursuant to this Section 10, then it must simultaneously take the same action in the same proportion with respect to all Holders of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock to the extent practicable.

Section 11 Optional Conversion.

(a) Subject to satisfaction of the conversion procedures set forth in this Section 11, each Holder shall have the option to convert its Series A-1 Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Series A-1 Convertible Preferred Stock), at any time, into shares of Class A-1 Common Stock at the Conversion Rate, subject to adjustment in accordance with Section 11(b).

(b) If, as of any Conversion Date, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Conversion Date, the Conversion Rate shall be adjusted, with respect to the relevant conversion, so that the Holders converting their Series A-1

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Convertible Preferred Stock at such time receive an additional number of shares of Class A-1 Common Stock equal to:

(i) such amount of undeclared, accumulated and unpaid dividends per share of Series A-1 Convertible Preferred Stock for such prior full Dividend Periods, divided by

(ii) (x) following an Initial Public Offering, the Average VWAP per share of the Class A Common Stock over the 20 consecutive Trading Day period (the “Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Conversion Date or (y) prior to an Initial Public Offering, the value per share of the Class A Common Stock as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose at the Corporation’s sole expense.

Except as set forth in the first sentence of this Section 11(b) and in Section 9, upon any conversion of any shares of Series A-1 Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Series A-1 Convertible Preferred Stock.

(c) To effect a conversion, a Holder must:

(i) complete and manually sign the conversion notice on the back of the Series A-1 Convertible Preferred Stock certificate or a facsimile of such conversion notice;

(ii) deliver the completed conversion notice and the certificated shares of Series A-1 Convertible Preferred Stock to be converted to the Corporation;

(iii) if required, furnish appropriate endorsements and transfer documents; and

(iv) if required, pay all transfer or similar taxes or duties, if any.

The conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Conversion Date”).

A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Class A-1 Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Class A-1 Common Stock in a name other than the name of such Holder.

The shares of Class A-1 Common Stock issuable upon conversion shall be issued and credited to the account of the converting Holder in the records of the Corporation’s transfer agent only after all applicable taxes and duties, if any, payable by such converting Holder have been paid in full, and such shares will be delivered on the latest of (i) the second Business Day immediately succeeding the Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

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The Person or Persons entitled to receive the shares of Class A-1 Common Stock issuable upon conversion shall be treated for all purposes as the record holder(s) of such shares of Class A-1 Common Stock as of the close of business on the applicable Conversion Date. Except as set forth elsewhere herein, prior to the close of business on such applicable Conversion Date, the shares of Class A-1 Common Stock issuable upon conversion of any shares of Series A-1 Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights, powers or preferences with respect to such shares of Class A-1 Common Stock by virtue of holding shares of Series A-1 Convertible Preferred Stock.

In the event that a conversion is effected with respect to shares of Series A-1 Convertible Preferred Stock representing less than all the shares of the Series A-1 Convertible Preferred Stock held by a Holder, upon such conversion the Corporation shall execute and deliver to the Holder thereof, at the expense of the Corporation, a certificate or book-entry position evidencing the shares of Series A-1 Convertible Preferred Stock as to which conversion was not effected.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Class A-1 Common Stock to be issued upon conversion of such Series A-1 Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Class A-1 Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Class A-1 Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of Series A-1 Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Class A-1 Common Stock issuable upon conversion of such shares of Series A-1 Convertible Preferred Stock.

Section 12 Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock and Class A-1 Common Stock, solely for issuance upon the conversion of shares of Series A-1 Convertible Preferred Stock or shares of Series A Convertible Preferred Stock issuable upon conversion thereof as herein provided, and free from any preemptive or other similar rights, a number of shares of Class A Common Stock and Class A-1 Common Stock equal to the maximum number of shares of Class A-1 Common Stock deliverable upon conversion of all shares of Series A-1 Convertible Preferred Stock (which shall initially equal a number of shares of Class A-1 Common Stock equal to the product of (i) [•] shares of Series A-1 Convertible Preferred Stock, and (ii) the Conversion Rate. For purposes of this Section 12(a), the number of shares of Class A-1 Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A-1 Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

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(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series A-1 Convertible Preferred Stock, as herein provided, shares of Class A-1 Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Class A-1 Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Class A-1 Common Stock delivered upon conversion of the Series A-1 Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of Series A-1 Convertible Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

Section 13 Fractional Shares. No fractional shares of Class A-1 Common Stock shall be issued to Holders as a result of any conversion of shares of Series A-1 Convertible Preferred Stock.

Section 14 Anti-Dilution Adjustments to the Conversion Rate. (a) The Conversion Rate shall be adjusted as set forth in this Section 14, except that the Corporation shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Series A-1 Convertible Preferred Stock, in any of the transactions set forth in Sections 14(a)(i)-(iv) without having to convert their Series A-1 Convertible Preferred Stock as if they held a number of shares of Common Stock equal to (x) the Conversion Rate as of the Record Date for such transaction, multiplied by (y) the number of shares of Series A-1 Convertible Preferred Stock held by such Holder.

(i) If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 [x]	OS1
OS0

where,

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

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CR1 =	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 14(a)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this Section 14(a)(i), the number of shares of Common Stock outstanding immediately prior to the close of business on the Record Date and the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that the Corporation holds in treasury. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock that it holds in treasury.

(ii) If, following an Initial Public Offering, the Corporation issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 [x]	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

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X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =

the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered, if any. If such rights, options or warrants are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For the purpose of this Section 14(a)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Average VWAP per share for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.

(iii) If the Corporation distributes shares of its capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of Common Stock, excluding:

(A) dividends, distributions or issuances as to which the provisions set forth in Section 14(a)(i) or Section 14(a)(ii) shall apply;

(B) dividends or distributions paid exclusively in cash as to which there shall be no adjustment;

(C) any dividends and distributions upon conversion of, or in exchange for, shares of Common Stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share

26

exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as set forth under Section 15;

(D) except as otherwise set forth in Section 14(a)(v), rights issued pursuant to a shareholder rights plan adopted by the Corporation; and

(E) Spin-Offs as to which the provisions set forth below in this Section 14(a)(iii) shall apply;

then (x) if such distribution is made prior to an Initial Public Offering, each holder of Series A-1 Convertible Preferred Stock shall participate in such distribution, at the same time and on the same terms as holders of Common Stock without having to convert such shares of Series A-1 Convertible Preferred Stock and as if such holder held a number of shares of Common Stock equal to the product of (A) the Conversion Rate and (B) the number of shares of Series A-1 Convertible Preferred Stock held by such holder and (y) if such distribution is made following an Initial Public Offering, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 [x]	SP0
SP0 - FMV

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0 =	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =

the fair market value (as determined by the Board of Directors or a committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of Common Stock on the Ex-Date for such distribution.

Any increase made under the portion of this Section 14(a)(iii) will become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A-1 Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Corporation’s capital stock, evidences of the Corporation’s indebtedness, other assets

27

or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 14(a)(iii) where there has been a Spin-Off, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 [x]	FMV0 + MP0
MP0

where,

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”);

CR1 =	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

FMV0 =	the Average VWAP per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the Valuation Period; and

MP0 =	the Average VWAP per share of Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph will become effective at the close of business on the last Trading Day of the Valuation Period. Notwithstanding the foregoing, if any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the beginning of the Valuation Period and such determination date for purposes of determining the Conversion Rate. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 14(a)(iii) (and subject in all respects to Section 14(a)(i) and Section 14(a)(ii)):

(A) rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain conditions), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1)	are deemed to be transferred with such shares of the Common Stock;

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(2)	are not exercisable; and

(3)	are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14(a)(iii) (and no adjustment to the Conversion Rate under this Section 14(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14(a)(iii).

(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this clause (iii) was made:

(1)

in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 14(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2)

in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued;

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provided that, in each case, such rights, options or warrants are deemed to be transferred with such shares of the Common Stock and are also issued in respect of future issuances of the Common Stock.

For purposes of Section 14(a)(i), Section 14(a)(ii) and this Section 14(a)(iii), if any dividend or distribution to which this Section 14(a)(iii) is applicable includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14(a)(i) is applicable (the “Clause A Distribution”);

or

(B) an issuance of rights, options or warrants to which Section 14(a)(ii) is applicable (the “Clause B Distribution”), then:

(1)

such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14(a)(iii) is applicable (the “Clause C Distribution”) and the Conversion Rate adjustment required by this Section 14(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2)

the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and the Conversion Rate adjustment required by Section 14(a)(i) and Section 14(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date” within the meaning of Section 14(a)(i) or “outstanding immediately prior to close of business on such Record Date” within the meaning of Section 14(a)(ii).

(iv) If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), (x) if such offer is made prior to an Initial Public Offering, each holder of Series A-1 Convertible Preferred Stock shall have the right to participate in such offer, at the same time and on the same terms as holders of Common Stock without having to convert such shares of Series A-1 Convertible Preferred Stock and as if such

30

holder held a number of shares of Common Stock equal to the product of (A) the Conversion Rate and (B) the number of shares of Series A-1 Convertible Preferred Stock held by such holder and (y) if such offer is made following an Initial Public Offering, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 [x]	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC =

the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the Average VWAP of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The increase to the Conversion Rate under the preceding paragraph will become effective at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, if any date for determining the number of shares of Common Stock issuable to a Holder occurs within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such determination date for purposes of determining the Conversion Rate. For the avoidance of doubt, no adjustment under this Section 14(a)(iv) will be made if such adjustment would result in a decrease in the Conversion Rate, except as set forth in the immediately succeeding sentence.

In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the

31

Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(v) If the Corporation has a rights plan in effect upon conversion of the Series A-1 Convertible Preferred Stock into Common Stock, the Holders shall receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate will be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 14(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(vi) The Corporation may (but is not required to), to the extent permitted by law and the rules of NYSE or any other securities exchange on which the shares of Common Stock is then listed, increase the Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and the Board of Directors, or a committee thereof, determines that such increase would be in the best interest of the Corporation. The Corporation may also (but is not required to) make such increases in the Conversion Rate as it deems advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(vii) The Corporation shall not adjust the Conversion Rate:

(A) upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase such shares of Common Stock pursuant to any present or future benefit or other incentive plan or program of or assumed by the Corporation or any of its Subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (B) of this Section 14(a)(vii) and outstanding as of the Initial Issue Date;

(D) for a change in par value of the Common Stock;

32

(E) for stock repurchases that are not tender offers referred to in Section 14(a)(iv), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors;

(F) for accumulated dividends on the Series A-1 Convertible Preferred Stock, except as described in Section 11;

(G) for any cash dividends paid on the Common Stock; or

(H) for any other issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities, except as otherwise stated herein.

(viii) Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of Common Stock issuable to a Holder upon any conversion of the Series A-1 Convertible Preferred Stock, the Corporation shall give effect to all adjustments that otherwise had been deferred pursuant to this clause (viii), and those adjustments will no longer be carried forward and taken into account in any future adjustment. Except as otherwise provided above, the Corporation will be responsible for making all calculations called for under the Series A-1 Convertible Preferred Stock and shall be made in good faith.

(ix) Whenever any provision of the Certificate of Designations requires the Corporation to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors, or any authorized committee thereof, shall make appropriate adjustments in good faith to account for any adjustments to the Conversion Rate that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date, Record Date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

(b) Whenever the Conversion Rate is to be adjusted, the Corporation shall:

(i) compute such adjusted Conversion Rate;

(ii) within 10 Business Days after the Conversion Rate is to be adjusted, provide or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) within 10 Business Days after the Conversion Rate is to be adjusted, provide or cause to be provided, to the Holders, a statement setting forth in reasonable detail the method by which the adjustments to the Conversion Rate were determined and setting forth such adjusted Conversion Rate.

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Section 15 Recapitalizations, Reclassifications and Changes of Common Stock. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Stock into another class of Common Stock or any other securities; or

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of the Series A-1 Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such Holder would have been entitled to receive if such Holder had converted its Series A-1 Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive).

If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Series A-1 Convertible Preferred Stock shall be convertible shall be deemed to be:

(i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election; and

(ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock.

The Corporation shall notify Holders of the weighted average referred to in clause (i) in the preceding sentence as soon as practicable after such determination is made.

The number of Units of Exchange Property the Corporation shall deliver for each share of Series A-1 Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 9, Section 10 and Section

34

11 to shares of Common Stock were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a Record Date that is prior to the date such shares of Series A-1 Convertible Preferred stock are actually converted).

The above provisions of this Section 15 shall similarly apply to successive Reorganization Events, and the provisions of Section 14 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 15.

Section 16 Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the Holder of any shares of Series A-1 Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

Section 17 Notices. All notices or communications in respect of Series A-1 Convertible Preferred Stock shall be sufficiently given if given in writing and delivered by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or the By-Laws and by applicable law.

Section 18 No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.

Section 19 Other Rights. The shares of Series A-1 Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Section 20 Stock Certificates.

(a) Shares of Series A-1 Convertible Preferred Stock may be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Series A-1 Convertible Preferred Stock shall be signed by any two authorized Officers of the Corporation, in accordance with the By-Laws and applicable Delaware law, by manual or facsimile signature.

(c) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the shares of Series A-1 Convertible Preferred Stock evidenced by such certificate are issued, the stock certificate shall be valid nonetheless.

Section 21 Replacement Certificates. If any Series A-1 Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at

35

the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A-1 Convertible Preferred Stock certificate, or in lieu of and substitution for the Series A-1 Convertible Preferred Stock certificate lost, stolen or destroyed, a new Series A-1 Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Series A-1 Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A-1 Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation.

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by [____], its [_____], this [__]th day of [______], 2020.

ALBERTSONS COMPANIES, INC.

By:	/s/
Name:
Title:

37

EXHIBIT A

[FORM OF FACE OF 6.75% SERIES A-1 CONVERTIBLE PREFERRED STOCK

CERTIFICATE]

Certificate Number [ ] [Initial] Number of Shares of Series A-1

Convertible Preferred Stock [ ]

ALBERTSONS COMPANIES, INC.

6.75% Series A-1 Convertible Preferred Stock

(par value $0.01 per share)

(Fixed Liquidation Preference as specified below)

Albertsons Companies, Inc., a Delaware corporation (the “Corporation”), hereby certifies that [ ] (the “Holder”), is the registered owner of [ ] fully paid and non-assessable shares of the Corporation’s designated 6.75% Series A-1 Convertible Preferred Stock, with a par value of $0.01 per share and a Fixed Liquidation Preference of $1,000.00 per share (the “Series A-1 Convertible Preferred Stock”). The shares of Series A-1 Convertible Preferred Stock are transferable upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, restrictions, preferences and other terms and provisions of Series A-1 Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 6.75% Series A-1 Convertible Preferred Stock of Albertsons Companies, Inc. dated [•], 2020 as the same may be amended, modified or restated from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Reference is hereby made to the provisions of Series A-1 Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

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IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by the below authorized Officers of the Corporation this [     ] of [     ] [     ].

ALBERTSONS COMPANIES, INC.

By:
Name:
Title:

By:
Name:
Title:

39

[FORM OF REVERSE OF CERTIFICATE FOR 6.75% SERIES A-1 CONVERTIBLE

PREFERRED STOCK]

Cumulative dividends on each share of Series A-1 Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations when, as and if declared by the Board of Directors.

The shares of Series A-1 Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests the powers, designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

40

NOTICE OF CONVERSION

(To be Executed by the Holder

in Order to Convert 6.75% Series A-1 Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.75% Series A-1 Convertible Preferred Stock (the “Series A-1 Convertible Preferred Stock”), of Albertsons Companies, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [ ] (the “Series A-1 Convertible Preferred Stock Certificates”), into Class A-1 Non-Voting Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of Series A-1 Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below.

If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series A-1 Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Shares of Series A-1 Convertible Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*

The Corporation is not required to issue Common Stock until the original Series A-1 Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

**	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 6.75% Series A-1 Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of 6.75% Series A-1 Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent.

The agent may substitute another to act for him or her.

Date:

Signature: _______________________________________________________________

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee: _________________________________________________________

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exhibit B

Form of Series A Certificate of Designations

CERTIFICATE OF DESIGNATIONS

OF

6.75% SERIES A CONVERTIBLE PREFERRED STOCK

OF

ALBERTSONS COMPANIES, INC.

Albertsons Companies, Inc., a Delaware corporation (the “Corporation”), hereby certifies that, pursuant to the provisions of Sections 103, 141 and 151 of the General Corporation Law of the State of Delaware, (a) on [•], 2020, the board of directors of the Corporation (the “Board of Directors”), pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time, in each case to the extent not prohibited by Section 7(b) of this Certificate of Designations, the “Charter”), delegated to the Pricing Committee of the Board of Directors (the “Pricing Committee”), the power to create, designate, authorize and provide for the issuance of shares of a new series of the Corporation’s undesignated preferred stock and to establish the number of shares to be included in such series, and to fix the powers, preferences and rights of the shares of such series and the qualifications, limitations and restrictions thereof; and (b) on [•], 2020, the Pricing Committee adopted the resolution set forth immediately below, which resolution is now, and at all times since its date of adoption has been, in full force and effect:

RESOLVED, that pursuant to the authority conferred upon the Board of Directors by the Charter, which authorizes the issuance of up to 100,000,000 shares of preferred stock, par value $0.01 per share, and delegated to the Pricing Committee, a series of preferred stock be, and hereby is, created and designated 6.75% Series A Convertible Preferred Stock, and that the designation and number of shares of such series, and the voting powers, designations, preferences and rights, and qualifications, limitations or restrictions thereof, are as set forth in this certificate of designations, as it may be amended, modified or restated from time to time (the “Certificate of Designations”) as follows:

Section 1 Designation and Number of Shares. Pursuant to the Charter, there is hereby created out of the authorized and unissued shares of preferred stock of the Corporation, par value $0.01 per share (“Preferred Stock”), a series of Preferred Stock initially consisting of [•] shares of Preferred Stock designated as the “6.75% Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”). Such number of shares may be increased or decreased by resolution of the Board of Directors or any duly authorized committee thereof, subject to the terms and conditions hereof and the requirements of applicable law; provided that (i) no increase shall cause the number of authorized shares of Series A Convertible Preferred Stock to exceed the total number of authorized shares of Preferred Stock and (ii) no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to a number less than the number of such shares then outstanding.

Section 2 General Matters; Ranking. Each share of Series A Convertible Preferred Stock shall be identical in all respects to every other share of Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon the liquidation, winding-up or dissolution, as applicable, of the Corporation, shall rank (i) senior to each class or series of Junior Stock, (ii) on parity with each class or series of Parity Stock, (iii) junior to each class or series of Senior Stock and (iv) junior to the Corporation’s existing and future indebtedness and other liabilities.

Section 3 Standard Definitions. As used herein with respect to Series A Convertible Preferred Stock:

“ACI 2030 Indenture” means that certain indenture dated as of February 5, 2020, by and among the Company, Safeway Inc., New Albertsons, L.P., Albertson’s LLC, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee, with respect to the 4.875% Senior Notes due 2030 as in effect on the Initial Issuance Date.

“ADRs” shall have the meaning set forth in Section 15.

“Asset-Based Revolving Facility” means that certain Third Amended and Restated Asset-Based Revolving Credit Agreement, dated as of November 16, 2018 (as amended by Amendment No. 1, dated as of May [•], 2020), among the Company, as lead borrower, the subsidiary borrowers and guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A. as administrative and collateral agent as in effect on the Initial Issuance Date.

“Average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.

“Averaging Period” shall have the meaning set forth in Section 14(a)(v).

“Bankruptcy Filing” means an event that would constitute an “Event of Default” under Section 6.01(g) or Section 6.01(h) of the ACI 2030 Indenture without giving effect to any waiver thereof consented to by noteholders pursuant to the ACI 2030 Indenture.

“Board of Directors” shall have the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday or Sunday or any other day on which commercial banks in New York City are authorized or required by law or executive order to close.

“By-Laws” means the Amended and Restated By-Laws of the Corporation, as they may be amended, modified or restated from time to time.

“Certificate of Designations” shall have the meaning set forth in the recitals.

“Charter” shall have the meaning set forth in the recitals.

“Class A Common Stock” means the Class A Common Stock, par value $0.01 per share, of the Corporation.

“Clause A Distribution” shall have the meaning set forth in Section 14(a)(iii).

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“Clause B Distribution” shall have the meaning set forth in Section 14(a)(iii).

“Clause C Distribution” shall have the meaning set forth in Section 14(a)(iii).

“close of business” means 5:00 p.m., New York City time.

“Common Stock” means, collectively, the Class A Common Stock and the Class A-1 Common Stock of the Corporation.

“Common Stock Dividend Amount” means an amount in cash equal to $206,250,000 per each fiscal year of the Corporation.

“Conversion Date” shall have the meaning set forth in Section 11(c).

“Conversion Price” means the Fixed Liquidation Preference per share of Series A Convertible Preferred Stock divided by the Conversion Rate, which on the Initial Issue Date equals $35.68.

“Conversion Rate” initially means 28.023 shares of Class A Common Stock per share of Series A Convertible Preferred Stock, which amount is subject to adjustment pursuant to Section 14. Whenever this Certificate of Designations refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference shall be deemed to be the Conversion Rate as of the close of business on such date. Upon any adjustment to the Fixed Liquidation Preference pursuant to Section 4(a), the Conversion Rate shall be proportionately adjusted.

“Conversion Settlement Period” shall have the meaning set forth in Section 11(b)(ii).

“Corporation” shall have the meaning set forth in the recitals.

“Dividend Payment Date” means [•], [•], [•] and [•] of each year to, and including, [•], commencing on [•].

“Dividend Period” means the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial Dividend Period shall commence on, and include, the Initial Issue Date and shall end on, and exclude, the first Dividend Payment Date.

“Dividends” shall have the meaning set forth in Section 4(a).

“Effective Date” means the first date on which the shares of Class A Common Stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

“Ex-Date” means the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Corporation or, if applicable,

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from the seller of the Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Property” shall have the meaning set forth in Section 15.

“Expiration Date” shall have the meaning set forth in Section 14(a)(iv).

“Fixed Liquidation Preference” means, as to Series A Convertible Preferred Stock, initially $1,000.00 per share, subject to adjustment as set forth in Section 4(a).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.

A “Fundamental Change” shall be deemed to have occurred, at any time after the Initial Issue Date of the Series A Convertible Preferred Stock, if any of the following occurs:

(i) the consummation of (A) any recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of the Corporation or binding share exchange pursuant to which the Class A Common Stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Corporation and its Subsidiaries taken as a whole, to any person other than one or more of its Wholly-Owned Subsidiaries;

(ii) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Corporation, any of its Wholly-Owned Subsidiaries, a Permitted Holder or any of the Corporation’s or its Wholly-Owned Subsidiaries’ employee benefit plans (or any person or entity acting solely in its capacity as trustee, agent or other fiduciary or administrator of any such plan), filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of the Corporation’s directors;

(iii) following a Qualified IPO, the Class A Common Stock (or other Exchange Property) ceases to be listed or quoted for trading on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or another U.S. national securities exchange or any of their respective successors); or

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(iv) the stockholders of the Corporation approve any plan or proposal for the liquidation or dissolution of the Corporation;

However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the Class A Common Stock, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

“Fundamental Change Conversion Period” means the period beginning on, and including, the Fundamental Change Effective Date and ending at the close of business on, and including, the date that is 20 calendar days after the Fundamental Change Effective Date. If the Corporation notifies Holders of a Fundamental Change later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Fundamental Change Effective Date to, but excluding, the date of the notice.

“Fundamental Change Effective Date” shall mean the effective date of the relevant Fundamental Change.

“Fundamental Change Notice” shall have the meaning set forth in Section 9(e).

“Fundamental Change Stock Price” means, for any Fundamental Change, the price paid (or deemed paid) per share of Class A Common Stock in the Fundamental Change, which shall equal (i) if all holders of Class A Common Stock receive only cash in exchange for their Class A Common Stock in such Fundamental Change, the amount of cash paid per share of Class A Common Stock in such Fundamental Change, and (ii) in all other cases, (x) if such Fundamental Change occurs after an Initial Public Offering, the Average VWAP per share of Class A Common Stock over the 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the relevant Fundamental Change Effective Date and (y) if such Fundamental Change occurs before an Initial Public Offering, as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose at the Corporation’s sole expense.

“Holder” means each Person in whose name shares of Series A Convertible Preferred Stock are registered, who shall be treated by the Corporation as the absolute owner of those shares of Series A Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Issue Date” means [•], 2020, the first original issue date of shares of the Series A Convertible Preferred Stock.

“Initial Public Offering” shall mean a consummated underwritten initial public offering of Common Stock.

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“Junior Stock” means (i) the Common Stock and (ii) each other class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks (x) senior to the Series A Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution or (y) on parity with the Series A Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Last Reported Sale Price” for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Class A Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed. If the Class A Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Class A Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Class A Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Class A Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Corporation.

“Liquidation Dividend Amount” shall have the meaning set forth in Section 5(a).

“Mandatory Conversion” shall have the meaning set forth in Section 10(a).

“Mandatory Conversion Date” shall have the meaning set forth in Section 10(b).

“Mandatory Conversion Notice” shall have the meaning set forth in Section 10(b).

“Mandatory Conversion Notice Date” shall have the meaning set forth in Section 10(b).

“Market Disruption Event” means (i) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Common Stock, for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Class A Common Stock.

“NYSE” means The New York Stock Exchange.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, any Assistant Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.

“open of business” means 9:00 a.m., New York City time.

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“Qualified IPO” shall mean an Initial Public Offering that generates gross cash proceeds to the Corporation and/or selling stockholders of at least $1,000,000,000.

“Parity Stock” means any class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank on parity with the Series A Convertible Preferred Stock as to dividend rights and distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Participating Dividends” shall have the meaning set forth in Section 4(a).

“Permitted Apollo Holder” means (i) one or more investment funds affiliated with Apollo Global Management, Inc. and any of their respective Affiliates other than any portfolio companies (collectively, the “Apollo Sponsors”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with the Apollo Sponsors; provided that, collectively, the Apollo Sponsors control a majority of the voting power of such group.

“Permitted Holder” means the Pre-IPO Investors and any other Funds or managed accounts advised or managed by any Pre-IPO Investor or any of a Pre-IPO Investor’s affiliates.

“Person” means any individual, partnership, firm, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“PIK Rate” means the Preferential Dividend Rate plus 2.25%.

“Preferential Dividend Rate” shall mean either (a) a rate per annum of 6.75% of the Fixed Liquidation Preference per share of the Series A Convertible Preferred Stock or (b) if a Qualified IPO has not been consummated prior to [•]1, a rate per annum of 8.75% of the Fixed Liquidation Preference per share of the Series A Convertible Preferred Stock for so long as a Qualified IPO shall have not been consummated, at which time the Preferential Dividend Rate shall be 6.75% per annum.

“Preferential Dividends” shall have the meaning set forth in Section 4(a).

“Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations.

“Pre-IPO Investors” means individually and collectively, (a) Cerberus Capital Management, L.P., (b) Lubert-Adler Partners, L.P., (c) Klaff Realty, L.P., (d) Schottenstein Stores Corporation, (e) Kimco Realty Corporation and (f) the Permitted Apollo Holders.

“Pricing Committee” shall have the meaning set forth in the recitals.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Class A Common Stock (or other applicable

[1]	Note to Draft: 18 months after the Initial Issue Date.

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security) have the right to receive any cash, securities or other property or in which the Class A Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Class A Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).

“Record Holder” means, with respect to any Dividend Payment Date, a Holder of record of the Series A Convertible Preferred Stock as such Holder appears on the stock register of the Corporation at the close of business on the related Regular Record Date.

“Redemption Notice” shall have the meaning set forth in Section 6(b).

“Redemption Notice Date” shall have the meaning set forth in Section 6(b).

“Regular Record Date” means, with respect to any Dividend Payment Date, the [•], [•], [•] and [•], as the case may be, immediately preceding the relevant Dividend Payment Date. These Regular Record Dates shall apply regardless of whether a particular Regular Record Date is a Business Day.

“Relevant Stock Exchange” means the NYSE or, if the Class A Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then listed or admitted for trading.

“Reorganization Event” shall have the meaning set forth in Section 15.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Senior Stock” means each class or series of capital stock of the Corporation established after the Initial Issue Date, the terms of which expressly provide that such class or series shall rank senior to the Series A Convertible Preferred Stock as to dividend rights or distribution rights upon the Corporation’s liquidation, winding-up or dissolution.

“Series A Convertible Preferred Stock” shall have the meaning set forth in Section 1 of this Certificate of Designations.

“Series A-1 Convertible Preferred Stock” means the series of Preferred Stock of the Corporation designated as the “6.75% Series A-1 Convertible Preferred Stock.”

“Significant Subsidiary” means any Subsidiary of the Corporation that would be a “Significant Subsidiary” of the Corporation within the meaning of Rule 1-02 under Regulation S-X promulgated by the Securities and Exchange Commission.

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“Solvency Opinion” means an opinion from an accounting, appraisal or investment banking firm of nationally recognized standing that the Corporation is, and after effecting the applicable redemption pursuant to Section 6 will be, solvent.

“Spin-Off” means a payment of a dividend or other distribution on the Class A Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Corporation that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of capital stock or other interests (including partnership or membership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

“Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in Class A Common Stock generally occurs on the Relevant Stock Exchange; provided that if the Class A Common Stock is not listed or admitted for trading, “Trading Day” means any Business Day.

“Trigger Event” shall have the meaning set forth in Section 14(a)(iii).

“Unit of Exchange Property” shall have the meaning set forth in Section 15.

“Valuation Period” shall have the meaning set forth in Section 14(a)(iii).

“VWAP” per share of Class A Common Stock on any Trading Day means the per share volume-weighted average price as displayed by Bloomberg (or its equivalent successor) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is not available, the market value per share of Class A Common Stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Corporation for this purpose at the Corporation’s sole expense).

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed to be replaced by a reference to “100%”.

Section 4 Dividends.

(a) Rate. Subject to the rights of holders of any class or series of Senior Stock, preferential cumulative dividends on the Series A Preferred Stock (the “Preferential Dividends”) shall accumulate daily in arrears, whether or not earned or declared by the Board of Directors or prohibited by law, at the Preferential Dividend Rate. Additionally, the holders of the Series A Convertible Preferred Stock shall receive any cash dividends that are paid to the holders

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of the Common Stock in excess of the Common Stock Dividend Amount to the same extent as if such Holders had converted the Series A Convertible Preferred Stock into Class A Common Stock and had held such shares of Class A Common Stock on the applicable record date (the “Participating Dividends”).

If declared, dividends on the Series A Convertible Preferred Stock shall be payable in cash (other than a PIK Dividend, as described below) quarterly on each Dividend Payment Date at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date, whether or not in any Dividend Period or Dividend Periods there have been funds legally available.

If declared, dividends shall be payable on the relevant Dividend Payment Date to Record Holders on the immediately preceding Regular Record Date, to the extent that such shares of Series A Convertible Preferred Stock remain outstanding on the applicable Dividend Payment Date; provided that the Regular Record Date for any such dividend shall not precede the date on which such dividend was so declared. If a Dividend Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

The amount of Preferential Dividends payable on each share of Series A Convertible Preferred Stock for each Dividend Period shall be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months).

In the event that the Corporation does not declare and pay any Preferential Dividends in cash as described above, the Corporation shall instead pay such Preferential Dividends on the applicable Dividend Payment Date by increasing the Fixed Liquidation Preference of the Series A Convertible Preferred Stock at the PIK Rate, on a compounding basis, on such Dividend Payment Date (the “PIK Dividends” and, together with the Preferential Dividends and the Participating Dividends, the “Preferred Dividends”); provided that the Corporation shall only be permitted to elect to pay PIK Dividends for a maximum of two Dividend Periods for so long as any shares of Series A Convertible Preferred Stock or Series A Convertible Preferred Stock remain outstanding; provided further that the Corporation shall provide written notice to the Holders of such PIK Dividends at least 15 days prior to the Record Date for the applicable Dividend Payment Date.

At any time following a PIK Dividend, the Corporation may elect to pay an additional cash dividend to the holders of the Series A Convertible Preferred Stock in an amount equal to or less than the amount of such PIK Dividend and, upon any such cash dividend, the Fixed Liquidation Preference of the Series A Convertible Preferred Stock shall be reduced by an amount equal to such cash dividend; provided that the Fixed Liquidation Preference of the Series A Convertible Preferred Stock shall not be reduced to less than $1,000 per share; provided, further, that such payment of an additional dividend shall not reduce the number of elections that have been exercised by the Corporation to pay PIK Dividends.

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No dividend shall be paid on any Junior Stock of the Corporation unless and until all Preferred Dividends (including any PIK Dividends) for all preceding Dividend Periods have been declared and paid in full in cash (to the extent permitted by the immediately preceding paragraph) for all outstanding shares of Series A Convertible Preferred Stock.

Other than Participating Dividends, Holders shall not be entitled to any dividends on Series A Convertible Preferred Stock in excess of full cumulative dividends.

Dividends on shares of Series A Convertible Preferred Stock converted to Common Stock shall cease to accumulate, and all other rights of Holders will terminate, from and after the applicable Conversion Date.

(b) Priority of Dividends. So long as any share of Series A Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other class or series of Junior Stock, and no Common Stock or any other class or series of Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its Subsidiaries unless, in each case, all accumulated and unpaid Preferred Dividends (including any PIK Dividends) for all preceding Dividend Periods have been declared and paid in full in cash, on all outstanding shares of Series A Convertible Preferred Stock. The foregoing limitation shall not apply to:

(i) any dividend or distribution payable in shares of Common Stock or other Junior Stock, together with cash in lieu of any fractional share;

(ii) purchases, redemptions or other acquisitions of Common Stock or other Junior Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business, including, without limitation, (x) the forfeiture of unvested shares of restricted stock or share withholding or other acquisitions or surrender of shares to which the holder may otherwise be entitled upon exercise, delivery or vesting of equity awards (whether in payment of applicable taxes, the exercise price or otherwise) and (y) the payment of cash in lieu of fractional shares;

(iii) purchases or deemed purchases or acquisitions of fractional interests in shares of Common Stock or other Junior Stock pursuant to the conversion or exchange provisions of such shares of Junior Stock or any securities exchangeable for or convertible into shares of Common Stock or other Junior Stock;

(iv) any dividends or distributions of rights or Common Stock or other Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan;

(v) purchases of Common Stock or other Junior Stock pursuant to a contractually binding requirement to buy Common Stock or other Junior Stock, including under a contractually binding stock repurchase plan, in each case, existing prior to the Initial Issue Date at a valuation no greater than $10 billion subsequent to (i) such purchases and (ii) the issuance and sale of the Series A Convertible Preferred Stock by the Corporation;

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(vi) the acquisition by the Corporation or any of its Subsidiaries of record ownership in Common Stock or other Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its Subsidiaries), including as trustees or custodians, and the payment of cash in lieu of fractional shares; and

(vii) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash in lieu of fractional shares.

When dividends on shares of the Series A Convertible Preferred Stock (i) have not been declared and paid in full in cash on any Dividend Payment Date (including PIK Dividends), or (ii) have been declared but have not been paid in full in cash on any Dividend Payment Date (including PIK Dividends), no dividends may be declared or paid on any shares of Parity Stock unless all prior dividends (including PIK Dividends) are declared and paid in full in cash on the shares of Series A Convertible Preferred Stock. Thereafter, if declared by the Board of Directors, dividends shall be declared on the shares of Series A Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series A Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the Holders of the shares of the Series A Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding.

Subject to the foregoing, and not otherwise, such dividends as may be determined by the Board of Directors, or an authorized committee thereof, may be declared and paid (payable in cash, securities or other property) on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and Holders shall not be entitled to participate in any such dividends other than as provided in Section 4(a).

Section 5 Liquidation, Dissolution or Winding Up.

(a) In the event of any voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, each Holder shall be entitled to receive, per share of Series A Convertible Preferred Stock, the greater of (x) the Fixed Liquidation Preference per share of the Series A Convertible Preferred Stock and (y) the amount such Holder would be entitled to receive on an as-converted to Class A Common Stock basis if such Holder elected to convert its Series A Convertible Preferred Stock on the date of such liquidation, winding-up or dissolution pursuant to Section 11 (the “Liquidation Preference”), plus an amount (the “Liquidation Dividend Amount”) equal to accumulated and unpaid dividends on such share, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of debt and other liabilities owed to the Corporation’s creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of any Junior Stock, including, without limitation, Common Stock.

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(b) If, upon the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of the Series A Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends to, but excluding, the date fixed for liquidation, dissolution or winding up, on all Parity Stock, if applicable, are not paid in full, the Holders and all holders of any such Parity Stock shall share equally and ratably in any distribution of the Corporation’s assets in proportion to their respective liquidation preferences and amounts equal to the accumulated and unpaid dividends to which they are entitled.

(c) After the payment to any Holder of the full amount of the Liquidation Preference and the Liquidation Dividend Amount for such Holder’s shares of Series A Convertible Preferred Stock, such Holder shall have no right or claim to any of the remaining assets of the Corporation.

(d) Neither the sale, lease nor exchange of all or substantially all of Corporation’s assets or business (other than in connection with the liquidation, winding-up or dissolution of the Corporation), nor its merger or consolidation into or with any other Person, shall be deemed to be the voluntary or involuntary liquidation, winding-up or dissolution of the Corporation.

Section 6 Redemption.

(a) General. Other than as specifically permitted by this Certificate of Designation, the Corporation may not redeem any of the outstanding Series A Convertible Preferred Stock.

(b) Redemption at the Option of the Corporation. At any time after [•], 20262, the Corporation shall have the right to redeem all, but not less than all, of the Series A Convertible Preferred Stock then outstanding at a redemption price equal to the product of (x) the Fixed Liquidation Preference of the Series A Convertible Preferred Stock then outstanding and (y) 105%, plus accrued and unpaid dividends to, but not including, the date of redemption. The Corporation may exercise its right to redeem the Series A Convertible Preferred Stock under this Section 6(b) by delivering a written notice (the “Redemption Notice”) thereof to all of the Holders and the date the Holders are given such notice is referred to as a “Redemption Notice Date”); provided that the Corporation shall be required to deliver to the Holders a Solvency Opinion on or before the redemption date. Each Redemption Notice shall be irrevocable. Such Redemption Notice shall (A) state the date on which the redemption shall occur, which date shall be no later than 10 days after the Redemption Notice Date (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day), and (B) state the redemption price per share of Series A Convertible Preferred Stock to be paid on the redemption date. Holders may continue to exercise their right to convert shares of Series A Convertible Preferred Stock after the Redemption Notice Date prior to the date of redemption; provided, further, that the Corporation shall not be permitted to redeem the Series A Convertible Preferred Stock pursuant

[2]	Note to Draft: Sixth anniversary of Initial Issue Date.

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to this Section 6(b) if, as of the date of the Redemption Notice, RE Investor has validly delivered an Initial Notice pursuant to the Real Estate Agreement (each, as defined in Section 6(c) below).

(c) Redemption in Connection with an Exchange. Unless a Bankruptcy Filing has occurred, in the event that the Corporation receives an Initial Notice (as defined in the Real Estate Agreement) to exchange shares of Series A Convertible Preferred Stock pursuant to the Real Estate Agreement, dated as of [•], 2020, between ACI Real Estate Company LLC and AL RE Investor, LLC (“RE Investor”), as it may be amended, modified or restated from time to time (the “Real Estate Agreement”), the Corporation shall have the right to redeem all, but not less than all, of the Series A Convertible Preferred Stock then outstanding at a redemption price equal to the product of (x) the aggregate Fixed Liquidation Preference of the Series A Convertible Preferred Stock of such Holder then outstanding and (y) 110%, plus accrued and unpaid dividends to, but not including, the date of redemption. The Corporation may exercise its right to redeem the Series A Convertible Preferred Stock under this Section 6(c) by delivering a Redemption Notice to the Holders; provided that the Corporation shall be required to deliver to the Holders a Solvency Opinion on or before the redemption date. Each Redemption Notice shall be irrevocable. Such Redemption Notice shall (A) state the date on which the redemption shall occur, which date shall be within 30 days after the RE Investor has delivered an Initial Notice following a Trigger Date (as defined in the Real Estate Agreement) pursuant to Section 5.01 of the Real Estate Agreement, and (B) state the redemption price per share of Series A Convertible Preferred Stock to be paid on the redemption date. Any Holder that received a Redemption Notice pursuant to this Section 6(c) may continue to exercise its right to convert shares of Series A Convertible Preferred Stock after the Redemption Notice Date prior to the date of redemption. For the avoidance of doubt, if the Corporation exercises its right to redeem any Series A Convertible Preferred Stock pursuant to this Section 6(c), such shares of Series A Convertible Preferred Stock will not be exchanged pursuant to the Real Estate Agreement.

(d) Effect of Redemption. Effective immediately prior to the close of business on the day before any Series A Convertible Preferred Stock is redeemed pursuant to this Certificate of Designations, Dividends shall no longer accrue or be declared on any such shares of Series A Convertible Preferred Stock, and such shares of Series A Convertible Preferred Stock shall cease to be outstanding.

(e) Status of Redeemed Shares. Shares of Series A Convertible Preferred Stock redeemed in accordance with this Certificate of Designation shall return to the status of and constitute authorized but unissued shares of Preferred Stock, without classification as to series until such shares are once more classified as to a particular series by the Board of Directors pursuant to provisions of the Charter.

Section 7 Voting Powers.

(a) Voting. Each Holder shall be entitled to the whole number of votes equal to the number of whole shares of Series A Common Stock into which such Holder’s Series A Convertible Preferred Shares would be convertible on the record date for the vote or consent of stockholders or if no record date is established, at the date such vote or consent is taken, and shall otherwise have voting rights and consent rights equal to the voting rights and consent rights of the Series A Common Stock to the fullest extent permitted by law. Each Holder shall be

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entitled to receive the same prior notice of any stockholders’ meeting as is provided to the holders of Series A Common Stock in accordance with the bylaws of the Corporation, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting, and shall vote as a class with the holders of Series A Common Stock as if they were a single class of securities upon any matter submitted to a vote of stockholders, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders, in which case the Holders only shall vote as a separate class.

(b) Other Consent Rights. So long as any shares of the Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of record of a majority in voting power of the outstanding shares of the Series A Convertible Preferred Stock and the Series A-1 Convertible Preferred Stock at the time outstanding and entitled to vote thereon (subject to the last paragraph of this Section 7(b)), voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at an annual or special meeting of such stockholders:

(i) amend or alter the provisions of the Charter so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock;

(ii) amend, alter or repeal the provisions of the Charter or the Certificate of Designations so as to adversely affect the special rights, preferences or voting powers of the Series A Convertible Preferred Stock; or

(iii) consummate a binding share exchange or reclassification involving the shares of the Series A Convertible Preferred Stock or a merger or consolidation of the Corporation with another entity, unless in each case: (x) the shares of the Series A Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity (or the Series A Convertible Preferred Stock is otherwise exchanged or reclassified), are converted or reclassified into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent or the right to receive such securities; and (y) the shares of the Series A Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences and voting powers, taken as a whole, of the Series A Convertible Preferred Stock immediately prior to the consummation of such transaction;

(iv) issue any Parity Stock or Senior Stock or any securities convertible into, exercisable for or exchangeable into Parity Stock or Senior Stock, other than any shares of Series A Convertible Preferred Stock in exchange for shares of Series A-1 Convertible Preferred Stock;

(v) redeem any shares of capital stock or any securities convertible into, exercisable for or exchangeable into capital stock unless such redemption right is offered

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to all holders of the same class (including, with respect to the Class A Common Stock, the Series A Convertible Preferred Stock on an as-converted basis); or

(vi) (w) Until the date on which a Qualified IPO in consummated, the Company shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness (as defined in the ACI 2030 Indenture) if, on a pro forma basis, the Total Leverage Ratio (as defined in and calculated under the ACI 2030 Indenture) would exceed 3.5 to 1.0;

(x) the limitations set forth in clause (w) above shall not apply to:

(A) Indebtedness outstanding (including amounts committed to be incurred) as of the Initial Issuance Date;

(B) Indebtedness under the any revolving facility and/or working capital facilities (other than Indebtedness under the Asset-Based Revolving Facility which is deemed to be incurred under clause (x)(A) above); provided that Indebtedness under this clause (x)(B) shall be deemed to be incurred when first committed rather than when drawn;

(C) Indebtedness of the Company to a Subsidiary or Indebtedness of a Subsidiary to the Company or another Subsidiary;

(D) to the extent considered Indebtedness, Indebtedness permitted to be incurred under Section 4.03(b)(vi), (vii), (xii), (xvii), (xviii), (xx), (xxii) and/or (xxiii) of the ACI 2030 Indenture;

(E) the incurrence of Indebtedness which serves to refund, refinance, replace, renew, extend or defease any Indebtedness permitted under this Section 7(b)(vi);

(F) guarantees of any Indebtedness permitted under this Section 7(b)(vi);

(G) the incurrence of Indebtedness in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (G) (and any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any such obligations), does not exceed $25 million;

(y) notwithstanding anything to the contrary herein, when calculating the Total Leverage Ratio in connection with a Limited Condition Acquisition (as defined in the ACI 2030 Indenture), the date of determination of such ratio and of any Default or Event of Default blocker shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they

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occurred at the beginning of the four-quarter reference period, and, for the avoidance of doubt, (A) if any such ratio is exceeded as a result of fluctuations in such ratio (including due to fluctuations in EBITDA of the Company or the target company) at or prior to the consummation of the relevant Limited Condition Acquisition, such ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted hereunder and (B) such ratio shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, any such transaction (including the related transactions to be entered into connection therewith) shall be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of subsequently calculating such ratio under this Certificate of Designation after the date of such agreement and before the consummation of such Limited Condition Acquisition;

(z) furthermore, for purposes of calculating the Total Leverage Ratio for any Test Period ending on or prior to [ ], “EBITDA” shall be in no event exceed $3 billion;

provided, however, that in the event a transaction would trigger voting powers under clauses (ii) and (iii) above, clause (iii) shall govern; provided, further, however, that for all purposes of this Section 7(b):

(1) any increase in the number of the Corporation’s authorized but unissued shares of Preferred Stock, or

(2) the creation and issuance, or increase in the authorized or issued number, of any class or series of Junior Stock,

shall be deemed not to adversely affect (or to otherwise cause to be materially less favorable) the rights, preferences or voting powers of the Series A Convertible Preferred Stock and shall not require the affirmative vote or consent of Holders.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(b) would adversely affect the rights, preferences or voting powers of the Series A Convertible Preferred Stock or Series A-1 Convertible Preferred Stock but not the other, then only the series the rights, preferences and voting powers of which are adversely affected and entitled to vote shall vote as a class.

(c) Without the consent of the Holders, so long as such action does not adversely affect the special rights, preferences or voting powers of the Series A Convertible Preferred Stock, and limitations and restrictions thereof, the Corporation may amend, alter, supplement or repeal any terms of the Series A Convertible Preferred Stock for the following purposes:

  (i) to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations that may be defective or inconsistent with any other provision contained in the Certificate of Designations;

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  (ii) to make any provision with respect to matters or questions relating to the Series A Convertible Preferred Stock that is not inconsistent with the provisions of the Charter or the Certificate of Designations; or

  (iii) to make any other change that does not adversely affect the rights of any Holder (other than any Holder that consents to such change).

In addition, without the consent of the Holders, the Corporation may amend, alter, supplement or repeal any terms of the Series A Convertible Preferred Stock in order to file a certificate of correction with respect to the Certificate of Designations to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

(d) Prior to the close of business on the applicable Conversion Date, the shares of Class A Common Stock issuable upon conversion of any shares of the Series A Convertible Preferred Stock shall not be deemed to be outstanding for any purpose and Holders shall have no rights, powers or preferences with respect to such shares of Class A Common Stock, including voting powers (including the power to vote on any amendment to the Charter that would adversely affect the rights, powers or preferences of the Class A Common Stock), rights to respond to tender offers for the Class A Common Stock and rights to receive any dividends or other distributions on the Class A Common Stock, by virtue of holding the Series A Convertible Preferred Stock other than as set forth in this Certificate of Designations.

(e) The rules and procedures for calling and conducting any meeting of the Holders (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other procedural aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors, in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Charter, the By-Laws, applicable law and the rules of any national securities exchange or other trading facility on which the shares of capital stock of the Corporation are listed or traded at the time.

Section 8 Reserved.

Section 9 Fundamental Change.

(a) If (x) the effective date of a Fundamental Change occurs prior to the fourth anniversary of the closing of an IPO, (y) the Fundamental Change Stock Price is less than 140% of the Conversion Price and (z) any Conversion Date occurs during the related Fundamental Change Conversion Period, then upon such conversion, in addition to the number of shares of Class A Common Stock to be delivered pursuant to Section 11, the converting Holder shall receive a number of additional shares of Class A Common Stock per share of Series A Convertible Preferred Stock being converted by such Holder equal to (i) the amount of accrued and unpaid dividends on the Series A Convertible Preferred Stock through the applicable Conversion Date plus the amount of Preferential Dividends scheduled to be paid after the applicable Conversion Date and on or before the fourth anniversary of the closing of an IPO (or if an IPO has not occurred prior to such Fundamental Change, the fourth anniversary of such Fundamental Change) divided by (ii) the Fundamental Change Stock Price.

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(b) If (x) the effective date of a Fundamental Change occurs prior to the third anniversary of the closing of an IPO, (y) the Fundamental Change Stock Price is greater than or equal to 140% of the Conversion Price and less than 160% of the Conversion Price and (z) any Conversion Date occurs during the related Fundamental Change Conversion Period, then, in addition to the number of shares of Class A Common Stock to be delivered pursuant to Section 11, upon such conversion, the converting Holder shall receive a number of additional shares of Class A Common Stock per share of Series A Convertible Preferred Stock being converted by such Holder equal to (i) the amount of accrued and unpaid dividends on the Series A Convertible Preferred Stock through the applicable Conversion Date plus the amount of Preferential Dividends scheduled to be paid after the applicable Conversion Date and on or before the third anniversary of the closing of an IPO (or if an IPO has not occurred prior to such Fundamental Change, the fourth anniversary of such Fundamental Change) divided by (ii) the Fundamental Change Stock Price.

(c) If (x) the effective date of a Fundamental Change occurs prior to the fourth anniversary of the closing of an IPO, (y) the Fundamental Change Stock Price is less than the Conversion Price and (z) any Conversion Date occurs during the related Fundamental Change Conversion Period, then upon such conversion, in lieu of the number of shares of Class A Common Stock to be delivered pursuant to Section 11, the converting Holder shall receive a number of shares of Class A Common Stock per share of Series A Convertible Preferred Stock being converted by such Holder equal to (i) the sum of the Fixed Liquidation Preference multiplied by 105% plus the amount of accrued and unpaid dividends on the Series A Convertible Preferred Stock through the applicable Conversion Date plus the amount of Preferential Dividends scheduled to be paid after the applicable Conversion Date and on or before the fourth anniversary of the closing of an IPO divided by (ii) the Fundamental Change Stock Price.

(d) If (x) the effective date of a Fundamental Change occurs on or after the fourth anniversary of the closing of an IPO, (y) the Fundamental Change Stock Price is less than the Conversion Price and (z) any Conversion Date occurs during the related Fundamental Change Conversion Period, then upon such conversion, in lieu of the number of shares of Class A Common Stock to be delivered pursuant to Section 11, the converting Holder shall receive a number of shares of Class A Common Stock per share of Series A Convertible Preferred Stock being converted by such Holder equal to (i) the sum of the Fixed Liquidation Preference multiplied by 105% plus the amount of accrued and unpaid dividends on the Series A Convertible Preferred Stock through the applicable Conversion Date divided by (ii) the Fundamental Change Stock Price.

(e) Notice. The Corporation shall provide written notice (the “Fundamental Change Notice”) to Holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date.

The Fundamental Change Notice shall state:

   (i) the event causing the Fundamental Change;

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   (ii) the anticipated Fundamental Change Effective Date or actual Fundamental Change Effective Date, as the case may be;

   (iii) the Fundamental Change Conversion Period; and

   (iv) the instructions a Holder must follow to effect a conversion in connection with such Fundamental Change.

(f) Not later than the second Business Day following the Fundamental Change Effective Date, the Corporation shall notify Holders of the number of shares of Class A Common Stock to be delivered upon any conversion in connection with such Fundamental Change (if notice is provided to Holders prior to the anticipated Fundamental Change Effective Date, specifying how the number of shares will be determined).

Section 10 Mandatory Conversion.

(a) If at any time, or from time to time, from and after the third anniversary of the closing of an IPO, the Last Reported Sale Price of the Class A Common Stock has equaled or exceeded $42.47 (subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate) (x) for at least 20 out of any 30 consecutive Trading Days immediately preceding the Mandatory Conversion Notice Date and (y) on the Mandatory Conversion Notice Date, the Corporation shall from time to time have the right to require the Holders to convert all, or any portion, of the outstanding Series A Convertible Preferred Stock, as designated in the Mandatory Conversion Notice relating to the applicable Mandatory Conversion on the applicable Mandatory Conversion Date, into fully paid, validly issued and nonassessable shares of Class A Common Stock at the Conversion Rate as of the applicable Mandatory Conversion Date (a “Mandatory Conversion”); provided that the Corporation shall not be permitted to effect a Mandatory Conversion with respect to more than one-third of the aggregate outstanding shares of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock as of the date of the first Mandatory Conversion Notice Date pursuant to this Section 10(a) in any twelve month period unless the Last Reported Sale Price of the Class A Common Stock has equaled or exceeded $48.53 (subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate) (x) for at least 20 out of any 30 consecutive Trading Days immediately preceding the Mandatory Conversion Notice Date and (y) on the Mandatory Conversion Notice Date.

(b) The Corporation may exercise its right to require conversion under this Section 10 by delivering a written notice thereof to all Holders (a “Mandatory Conversion Notice” and of such delivery is referred to as a “Mandatory Conversion Notice Date”). Each Mandatory Conversion Notice shall be irrevocable. Each Mandatory Conversion Notice shall state (x) the Trading Day on which the applicable Mandatory Conversion shall occur, which Trading Day shall be the twentieth Trading Day following the applicable Mandatory Conversion Notice Date (or, if such date falls on a day that is not a Business Day, the next day that is a Business Day) (a “Mandatory Conversion Date”), (y) the number of shares of Series A Convertible Preferred Stock which the Corporation has elected to be subject to such Mandatory Conversion from such Holder and in the aggregate pursuant to this Section 10, (z) the number of shares of Class A Common Stock to be issued to such Holder on the applicable Mandatory

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Conversion Date. If the Corporation elects to cause a Mandatory Conversion pursuant to this Section 10, then it must simultaneously take the same action in the same proportion with respect to all Holders of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock to the extent practicable.

Section 11 Optional Conversion.

(a) Subject to satisfaction of the conversion procedures set forth in this Section 11, each Holder shall have the option to convert its Series A Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Series A Convertible Preferred Stock), at any time, into shares of Class A Common Stock at the Conversion Rate, subject to adjustment in accordance with Section 11(b).

(b) If, as of any Conversion Date, the Corporation has not declared all or any portion of the accumulated and unpaid dividends for all full Dividend Periods ending on a Dividend Payment Date prior to such Conversion Date, the Conversion Rate shall be adjusted, with respect to the relevant conversion, so that the Holders converting their Series A Convertible Preferred Stock at such time receive an additional number of shares of Class A Common Stock equal to:

(i) such amount of undeclared, accumulated and unpaid dividends per share of Series A Convertible Preferred Stock for such prior full Dividend Periods, divided by

(ii) (x) following an Initial Public Offering, the Average VWAP per share of the Class A Common Stock over the 20 consecutive Trading Day period (the “Conversion Settlement Period”) commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Conversion Date or (y) prior to an Initial Public Offering, the value per share of the Class A Common Stock as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose at the Corporation’s sole expense.

Except as set forth in the first sentence of this Section 11(b) and in Section 9, upon any conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall make no payment or allowance for unpaid dividends on such shares of the Series A Convertible Preferred Stock.

(c) To effect a conversion, a Holder must:

   (i) complete and manually sign the conversion notice on the back of the Series A Convertible Preferred Stock certificate or a facsimile of such conversion notice;

   (ii) deliver the completed conversion notice and the certificated shares of Series A Convertible Preferred Stock to be converted to the Corporation;

   (iii) if required, furnish appropriate endorsements and transfer documents; and

   (iv) if required, pay all transfer or similar taxes or duties, if any.

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The conversion shall be effective on the date on which a Holder has satisfied the foregoing requirements, to the extent applicable (the “Conversion Date”).

A Holder shall not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of Class A Common Stock upon conversion, but such Holder shall be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of Class A Common Stock in a name other than the name of such Holder.

The shares of Class A Common Stock issuable upon conversion shall be issued and credited to the account of the converting Holder in the records of the Corporation’s transfer agent only after all applicable taxes and duties, if any, payable by such converting Holder have been paid in full, and such shares will be delivered on the latest of (i) the second Business Day immediately succeeding the Conversion Date, (ii) if applicable, the second Business Day immediately succeeding the last day of the Conversion Settlement Period, and (iii) the Business Day after the Holder has paid in full all applicable taxes and duties, if any.

The Person or Persons entitled to receive the shares of Class A Common Stock issuable upon conversion shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock as of the close of business on the applicable Conversion Date. Except as set forth elsewhere herein, prior to the close of business on such applicable Conversion Date, the shares of Class A Common Stock issuable upon conversion of any shares of Series A Convertible Preferred Stock shall not be deemed to be outstanding for any purpose, and Holders shall have no rights, powers or preferences with respect to such shares of Class A Common Stock by virtue of holding shares of Series A Convertible Preferred Stock.

In the event that a conversion is effected with respect to shares of Series A Convertible Preferred Stock representing less than all the shares of the Series A Convertible Preferred Stock held by a Holder, upon such conversion the Corporation shall execute and deliver to the Holder thereof, at the expense of the Corporation, a certificate or book-entry position evidencing the shares of Series A Convertible Preferred Stock as to which conversion was not effected.

(d) In the event that a Holder shall not by written notice designate the name in which shares of Class A Common Stock to be issued upon conversion of such Series A Convertible Preferred Stock should be registered or, if applicable, the address to which the certificate or certificates representing such shares of Class A Common Stock should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of the Holder as shown on the records of the Corporation and, if applicable, to send the certificate or certificates representing such shares of Class A Common Stock to the address of such Holder shown on the records of the Corporation.

(e) Shares of Series A Convertible Preferred Stock shall cease to be outstanding on the applicable Conversion Date, subject to the right of Holders of such shares to receive shares of Class A Common Stock issuable upon conversion of such shares of Series A Convertible Preferred Stock.

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Section 12 Reservation of Common Stock.

(a) The Corporation shall at all times reserve and keep available out of its authorized and unissued Class A Common Stock, solely for issuance upon the conversion of shares of Series A Convertible Preferred Stock, and free from any preemptive or other similar rights, a number of shares of Class A Common Stock equal to the maximum number of shares of Class A Common Stock deliverable upon conversion of all shares of Series A Convertible Preferred Stock (which shall initially equal a number of shares of Class A Common Stock equal to the product of (i) [•] shares of Series A Convertible Preferred Stock, and (ii) the Conversion Rate. For purposes of this Section 12(a), the number of shares of Class A Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

(b) Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series A Convertible Preferred Stock, as herein provided, shares of Class A Common Stock reacquired and held in the treasury of the Corporation (in lieu of the issuance of authorized and unissued shares of Class A Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) All shares of Class A Common Stock delivered upon conversion of the Series A Convertible Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders) and free of preemptive rights.

(d) Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of Series A Convertible Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) The Corporation hereby covenants and agrees that, if at any time the Class A Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Corporation shall, if permitted by the rules of such exchange or automated quotation system, list and use its commercially reasonable efforts to keep listed, so long as the Class A Common Stock shall be so listed on such exchange or automated quotation system, all Class A Common Stock issuable upon conversion of the Series A Convertible Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Corporation to defer the listing of such Class A Common Stock until the first conversion of Series A Convertible Preferred Stock into Class A Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Class A Common Stock issuable upon the first conversion of the Series A Convertible Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

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Section 13 Fractional Shares. No fractional shares of Class A Common Stock shall be issued to Holders as a result of any conversion of shares of Series A Convertible Preferred Stock.

Section 14 Anti-Dilution Adjustments to the Conversion Rate. (a) The Conversion Rate shall be adjusted as set forth in this Section 14, except that the Corporation shall not make any adjustments to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of Common Stock and solely as a result of holding the Series A Convertible Preferred Stock, in any of the transactions set forth in Sections 14(a)(i)-(iv) without having to convert their Series A Convertible Preferred Stock as if they held a number of shares of Common Stock equal to (x) the Conversion Rate as of the Record Date for such transaction, multiplied by (y) the number of shares of Series A Convertible Preferred Stock held by such Holder.

(i) If the Corporation exclusively issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Corporation effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 [x]	OS1
OS0

where,

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type set forth in this Section 14(a)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this Section 14(a)(i), the number of shares of Common Stock outstanding immediately prior to the close of business on

24

the Record Date and the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that the Corporation holds in treasury. The Corporation shall not pay any dividend or make any distribution on shares of Common Stock that it holds in treasury.

(ii) If, following an Initial Public Offering, the Corporation issues to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the Average VWAP per share of Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 [x]	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =

the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered, if any. If such rights, options or warrants are not so issued, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or

25

distribution, to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For the purpose of this Section 14(a)(ii), in determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at less than such Average VWAP per share for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors or a committee thereof.

(iii) If the Corporation distributes shares of its capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities, to all or substantially all holders of Common Stock, excluding:

(A) dividends, distributions or issuances as to which the provisions set forth in Section 14(a)(i) or Section 14(a)(ii) shall apply;

(B) dividends or distributions paid exclusively in cash as to which there shall be no adjustment;

(C) any dividends and distributions upon conversion of, or in exchange for, shares of Common Stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as set forth under Section 15;

(D) except as otherwise set forth in Section 14(a)(v), rights issued pursuant to a shareholder rights plan adopted by the Corporation; and

(E) Spin-Offs as to which the provisions set forth below in this Section 14(a)(iii) shall apply;

then (x) if such distribution is made prior to an Initial Public Offering, each holder of Series A Convertible Preferred Stock shall participate in such distribution, at the same time and on the same terms as holders of Common Stock without having to convert such shares of Series A Convertible Preferred Stock and as if such holder held a number of shares of Common Stock equal to the product of (A) the Conversion Rate and (B) the number of shares of Series A Convertible Preferred Stock held by such holder and (y) if such distribution is made following an Initial Public Offering, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 [x]	SP0
SP0 - FMV

where,

26

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0 =	the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =

the fair market value (as determined by the Board of Directors or a committee thereof in good faith) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of Common Stock on the Ex-Date for such distribution.

Any increase made under the portion of this Section 14(a)(iii) will become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors or a committee thereof determines not to pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, in respect of each share of Series A Convertible Preferred Stock, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Corporation’s capital stock, evidences of the Corporation’s indebtedness, other assets or property of the Corporation or rights, options or warrants to acquire its capital stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 14(a)(iii) where there has been a Spin-Off, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 [x]	FMV0 + MP0
MP0

where,

CR0 =

the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Ex-Date for the Spin-Off (the “Valuation Period”);

CR1 =	the Conversion Rate in effect immediately after the close of business on the last Trading Day of the Valuation Period;

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FMV0 =	the Average VWAP per share of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the Valuation Period; and

MP0 =	the Average VWAP per share of Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph will become effective at the close of business on the last Trading Day of the Valuation Period. Notwithstanding the foregoing, if any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the beginning of the Valuation Period and such determination date for purposes of determining the Conversion Rate. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors or a committee thereof determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 14(a)(iii) (and subject in all respects to Section 14(a)(i) and Section 14(a)(ii)):

(A) rights, options or warrants distributed by the Corporation to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Corporation’s capital stock, including Common Stock (either initially or under certain conditions), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(1)	are deemed to be transferred with such shares of the Common Stock;

(2)	are not exercisable; and

(3)	are also issued in respect of future issuances of the Common Stock,

shall be deemed not to have been distributed for purposes of this Section 14(a)(iii) (and no adjustment to the Conversion Rate under this Section 14(a)(iii) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14(a)(iii).

(B) If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Initial Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants

28

shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(C) In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding clause (B)) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this clause (iii) was made:

(1)

in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 14(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2)

in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued;

provided that, in each case, such rights, options or warrants are deemed to be transferred with such shares of the Common Stock and are also issued in respect of future issuances of the Common Stock.

For purposes of Section 14(a)(i), Section 14(a)(ii) and this Section 14(a)(iii), if any dividend or distribution to which this Section 14(a)(iii) is applicable includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14(a)(i) is applicable (the “Clause A Distribution”);

or

(B) an issuance of rights, options or warrants to which Section 14(a)(ii) is applicable (the “Clause B Distribution”), then:

(1)

such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14(a)(iii) is applicable (the “Clause C Distribution”) and the Conversion Rate adjustment

29

required by this Section 14(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2)

the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and the Conversion Rate adjustment required by Section 14(a)(i) and Section 14(a)(ii) with respect thereto shall then be made, except that, if determined by the Corporation (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date” within the meaning of Section 14(a)(i) or “outstanding immediately prior to close of business on such Record Date” within the meaning of Section 14(a)(ii).

(iv) If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Average VWAP per share of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), (x) if such offer is made prior to an Initial Public Offering, each holder of Series A Convertible Preferred Stock shall have the right to participate in such offer, at the same time and on the same terms as holders of Common Stock without having to convert such shares of Series A Convertible Preferred Stock and as if such holder held a number of shares of Common Stock equal to the product of (A) the Conversion Rate and (B) the number of shares of Series A Convertible Preferred Stock held by such holder and (y) if such offer is made following an Initial Public Offering, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 [x]	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

30

AC =

the aggregate value of all cash and any other consideration (as determined by the Board of Directors or a committee thereof in good faith) paid or payable for shares purchased in such tender or exchange offer;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =

the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the Average VWAP of Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The increase to the Conversion Rate under the preceding paragraph will become effective at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, if any date for determining the number of shares of Common Stock issuable to a Holder occurs within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such determination date for purposes of determining the Conversion Rate. For the avoidance of doubt, no adjustment under this Section 14(a)(iv) will be made if such adjustment would result in a decrease in the Conversion Rate, except as set forth in the immediately succeeding sentence.

In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(v) If the Corporation has a rights plan in effect upon conversion of the Series A Convertible Preferred Stock into Common Stock, the Holders shall receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Rate will be adjusted at the time of separation as if the Corporation distributed to all or substantially all holders of Common Stock, shares of its capital stock, evidences of indebtedness, assets, property, rights, options or warrants as set forth in Section 14(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

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(vi) The Corporation may (but is not required to), to the extent permitted by law and the rules of NYSE or any other securities exchange on which the shares of Common Stock is then listed, increase the Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and the Board of Directors, or a committee thereof, determines that such increase would be in the best interest of the Corporation. The Corporation may also (but is not required to) make such increases in the Conversion Rate as it deems advisable in order to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

(vii) The Corporation shall not adjust the Conversion Rate:

(A) upon the issuance of shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in Common Stock under any plan;

(B) upon the issuance of any shares of Common Stock or rights or warrants to purchase such shares of Common Stock pursuant to any present or future benefit or other incentive plan or program of or assumed by the Corporation or any of its Subsidiaries;

(C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in (B) of this Section 14(a)(vii) and outstanding as of the Initial Issue Date;

(D) for a change in par value of the Common Stock;

(E) for stock repurchases that are not tender offers referred to in Section 14(a)(iv), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board of Directors;

(F) for accumulated dividends on the Series A Convertible Preferred Stock, except as described in Section 11;

(G) for any cash dividends paid on the Common Stock; or

(H) for any other issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities, except as otherwise stated herein.

(viii) Adjustments to the Conversion Rate will be calculated to the nearest 1/10,000th of a share of Common Stock. No adjustment to the Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the

32

Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Conversion Rate by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of Common Stock issuable to a Holder upon any conversion of the Series A Convertible Preferred Stock, the Corporation shall give effect to all adjustments that otherwise had been deferred pursuant to this clause (viii), and those adjustments will no longer be carried forward and taken into account in any future adjustment. Except as otherwise provided above, the Corporation will be responsible for making all calculations called for under the Series A Convertible Preferred Stock and shall be made in good faith.

(ix) Whenever any provision of the Certificate of Designations requires the Corporation to calculate the VWAP per share of Common Stock over a span of multiple days, the Board of Directors, or any authorized committee thereof, shall make appropriate adjustments in good faith to account for any adjustments to the Conversion Rate that become effective, or any event that would require such an adjustment if the Ex-Date, Effective Date, Record Date or Expiration Date, as the case may be, of such event occurs during the relevant period used to calculate such prices or values, as the case may be.

(b) Whenever the Conversion Rate is to be adjusted, the Corporation shall:

(i) compute such adjusted Conversion Rate;

(ii) within 10 Business Days after the Conversion Rate is to be adjusted, provide or cause to be provided, a written notice to the Holders of the occurrence of such event; and

(iii) within 10 Business Days after the Conversion Rate is to be adjusted, provide or cause to be provided, to the Holders, a statement setting forth in reasonable detail the method by which the adjustments to the Conversion Rate were determined and setting forth such adjusted Conversion Rate.

Section 15 Recapitalizations, Reclassifications and Changes of Common Stock. In the event of:

(i) any consolidation or merger of the Corporation with or into another Person (other than a merger or consolidation in which the Corporation is the surviving corporation and in which the Common Stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Corporation or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Corporation;

(iii) any reclassification of Common Stock into another class of Common Stock or any other securities; or

33

(iv) any statutory exchange of securities of the Corporation with another Person (other than in connection with a merger or acquisition),

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a “Reorganization Event”), each share of the Series A Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such Holder would have been entitled to receive if such Holder had converted its Series A Convertible Preferred Stock into Common Stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the “Exchange Property,” with each “Unit of Exchange Property” meaning the kind and amount of such Exchange Property that a holder of one share of Common Stock is entitled to receive).

If the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Series A Convertible Preferred Stock shall be convertible shall be deemed to be:

(i) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election; and

(ii) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock.

The Corporation shall notify Holders of the weighted average referred to in clause (i) in the preceding sentence as soon as practicable after such determination is made.

The number of Units of Exchange Property the Corporation shall deliver for each share of Series A Convertible Preferred Stock converted following the effective date of such Reorganization Event shall be determined as if references in Section 9, Section 10 and Section 11 to shares of Common Stock were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a Record Date that is prior to the date such shares of Series A Convertible Preferred stock are actually converted).

The above provisions of this Section 15 shall similarly apply to successive Reorganization Events, and the provisions of Section 14 shall apply to any shares of capital stock or ADRs of the Corporation (or any successor thereto) received by the holders of Common Stock in any such Reorganization Event.

The Corporation (or any successor thereto) shall, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 15.

34

Section 16 Record Holders. To the fullest extent permitted by applicable law, the Corporation may deem and treat the Holder of any shares of Series A Convertible Preferred Stock as the true and lawful owner thereof for all purposes.

Section 17 Notices. All notices or communications in respect of Series A Convertible Preferred Stock shall be sufficiently given if given in writing and delivered by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Charter or the By-Laws and by applicable law.

Section 18 No Preemptive Rights. The Holders shall have no preemptive or preferential rights to purchase or subscribe for any stock, obligations, warrants or other securities of the Corporation of any class.

Section 19 Other Rights. The shares of Series A Convertible Preferred Stock shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Charter or as provided by applicable law.

Section 20 Stock Certificates.

(a) Shares of Series A Convertible Preferred Stock may be represented by stock certificates substantially in the form set forth as Exhibit A hereto.

(b) Stock certificates representing shares of the Series A Convertible Preferred Stock shall be signed by any two authorized Officers of the Corporation, in accordance with the By-Laws and applicable Delaware law, by manual or facsimile signature.

(c) If any Officer of the Corporation who has signed a stock certificate no longer holds that office at the time the shares of Series A Convertible Preferred Stock evidenced by such certificate are issued, the stock certificate shall be valid nonetheless.

Section 21 Replacement Certificates. If any Series A Convertible Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall, at the expense of the Holder, issue, in exchange and in substitution for and upon cancellation of the mutilated Series A Convertible Preferred Stock certificate, or in lieu of and substitution for the Series A Convertible Preferred Stock certificate lost, stolen or destroyed, a new Series A Convertible Preferred Stock certificate of like tenor and representing an equivalent Liquidation Preference of shares of Series A Convertible Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Series A Convertible Preferred Stock certificate and indemnity, if requested, reasonably satisfactory to the Corporation.

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by [____], its [_____], this [__]th day of [______], 2020.

ALBERTSONS COMPANIES, INC.

By:	/s/
Name:
Title:

36

EXHIBIT A

[FORM OF FACE OF 6.75% SERIES A CONVERTIBLE PREFERRED STOCK CERTIFICATE]

Certificate Number [     ] [Initial] Number of Shares of Series A

                    Convertible Preferred Stock [     ]

ALBERTSONS COMPANIES, INC.

6.75% Series A Convertible Preferred Stock

(par value $0.01 per share)

(Fixed Liquidation Preference as specified below)

Albertsons Companies, Inc., a Delaware corporation (the “Corporation”), hereby certifies that [ ] (the “Holder”), is the registered owner of [                 ] fully paid and non-assessable shares of the Corporation’s designated 6.75% Series A Convertible Preferred Stock, with a par value of $0.01 per share and a Fixed Liquidation Preference of $1,000.00 per share (the “Series A Convertible Preferred Stock”). The shares of Series A Convertible Preferred Stock are transferable upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, restrictions, preferences and other terms and provisions of Series A Convertible Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations of 6.75% Series A Convertible Preferred Stock of Albertsons Companies, Inc. dated [•], 2020 as the same may be amended, modified or restated from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to the Holder without charge upon written request to the Corporation at its principal place of business. In the case of any conflict between this Certificate and the Certificate of Designations, the provisions of the Certificate of Designations shall control and govern.

Reference is hereby made to the provisions of Series A Convertible Preferred Stock set forth on the reverse hereof and in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

37

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by the below authorized Officers of the Corporation this [     ] of [     ] [     ].

ALBERTSONS COMPANIES, INC.

By:
Name:
Title:

By:
Name:
Title:

38

[FORM OF REVERSE OF CERTIFICATE FOR 6.75% SERIES A CONVERTIBLE PREFERRED STOCK]

Cumulative dividends on each share of Series A Convertible Preferred Stock shall be payable at the applicable rate provided in the Certificate of Designations when, as and if declared by the Board of Directors.

The shares of Series A Convertible Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each Holder who so requests the powers, designations, limitations, preferences and relative, participating, optional or other special rights of each class or series of stock of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

39

NOTICE OF CONVERSION

(To be Executed by the Holder

in Order to Convert 6.75% Series A Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) 6.75% Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”), of Albertsons Companies, Inc. (hereinafter called the “Corporation”), represented by stock certificate No(s). [ ] (the “Series A Convertible Preferred Stock Certificates”), into Class A Non-Voting Common Stock, par value $0.01 per share, of the Corporation (the “Common Stock”) according to the conditions of the Certificate of Designations of Series A Convertible Preferred Stock (the “Certificate of Designations”), as of the date written below.

If Common Stock is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto, if any. Each Series A Convertible Preferred Stock Certificate (or evidence of loss, theft or destruction thereof) is attached hereto.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Shares of Series A Convertible Preferred Stock to be Converted:

Shares of Common Stock to be Issued:*

Signature:

Name:

Address:**

Fax No.:

*

The Corporation is not required to issue Common Stock until the original Series A Convertible Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or the Conversion and Dividend Disbursing Agent.

**	Address where Common Stock and any other payments or certificates shall be sent by the Corporation.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of 6.75% Series A Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of 6.75% Series A Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent.

The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

Exhibit D

Form of Charter Amendment

AMENDED & RESTATED

CERTIFICATE OF INCORPORATION

OF

ALBERTSONS COMPANIES, INC.

Albertsons Companies, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.

The name of the Corporation is Albertsons Companies, Inc. and the Corporation was originally incorporated under the same name. The original Certificate of Incorporation of Albertsons Companies, Inc. was filed June 23, 2015.

2.	This Amended & Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation.

3.

This Amended & Restated Certificate of Incorporation has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 242 and 245 of the General Corporation Law of the State of Delaware.

4.	The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows.

ARTICLE I

The name of the Corporation is Albertsons Companies, Inc. (the “Corporation”).

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, New Castle County. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV

A. Total Authorized. The total number of shares of all classes of stock which the Corporation shall have authority to issue is one billion two hundred fifty million (1,250,000,000), consisting of (i) one billion (1,000,000,000) shares of Class A Common Stock, par value one cent ($0.01) per share (the “Class A Common Stock”), (ii) one hundred fifty million (150,000,000) shares of Class A-1 Common Stock, par value one cent ($0.01) per share (the “Class A-1 Common Stock” and, together with the Class A Common Stock, the “Common

Stock””) and (iii) one hundred million (100,000,000) shares of preferred stock, par value one cent ($0.01) per share (the “Preferred Stock”). The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation, powers, preferences and relative, participating, optional or other special rights, including voting powers and rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock pursuant to Section 151 of the DGCL.

B. Rights of Class A Common Stock and Class A-1 Common Stock.

B.1 Equal Status. Except as otherwise provided in this Certificate of Incorporation or required by applicable law, shares of Class A Common Stock and Class A-1 Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

B.2 Voting Rights. Except as otherwise expressly provided by this Certificate of Incorporation or as provided by law, the holders of shares of Class A-1 Common Stock shall not have any voting rights. Except as otherwise expressly provided herein or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder.

B.3 Dividend and Distribution Rights. Shares of Class A Common Stock and Class A-1 Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class A-1 Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class A-1 Common Stock shall receive shares of Class A-1 Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class A-1 Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class A-1 Common Stock, as applicable.

B.4 Subdivisions, Combinations or Reclassifications. Shares of Class A Common Stock or Class A-1 Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class A-1 Common Stock on the record date for such subdivision, combination or reclassification.

B.5 Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and

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Class A-1 Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders.

B.6 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class A-1 Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class A-1 Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class A-1 Common Stock is that any securities distributed to the holders of Class A-1 Common Stock have no voting rights, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the outstanding shares of Class A Common Stock and Class A-1 Common Stock, each voting separately as a class.

B.7 Conversion of Class A-1 Common Stock. At such time as any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 applicable to the acquisition of shares of Class A Common Stock expires or is terminated (such expiration or termination being referred to as “HSR Clearance”), then all shares of Class A-1 Common Stock then issued and outstanding or, at such time as any shares of Class A-1 Common Stock are transferred to any person who may acquire Class A Common Stock without being subject to HSR Clearance, any shares of Class A-1 Common Stock so transferred, shall immediately and automatically convert on a one-for-one basis to shares of Class A Common Stock (the “HSR Conversion”) in accordance with the procedures identified in this Section IV.B.7.

As promptly as practicable, and in no event later than the third business day after the later of (x) the effective date of the HSR Conversion and (y) the date the Corporation receives notice of the HSR Conversion, the Corporation will deliver or cause to be delivered in respect of each share of Class A-1 Common Stock being converted, one (1) validly issued, fully paid and nonassessable share (as equitably adjusted for any stock split, reverse stock split, combination, recapitalization or similar event with respect to the Class A Common Stock or Class A-1 Common Stock, as applicable) of Class A Common Stock. This conversion will be deemed to have been made on the effective date of the HSR Conversion so that the rights of the holder of shares of the Class A-1 Common Stock as to the shares being converted will cease except for the right to receive the shares of Class A Common Stock deliverable upon conversion, and, if applicable, the person entitled to receive shares of Class A Common Stock will be treated for all purposes as having become the record holder of those shares of Class A Common Stock as of the date of the HSR Conversion.

A Holder of shares of Class A-1 Common Stock is not entitled to any rights of a holder of Class A Common Stock until the occurrence of the HSR Conversion.

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The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation, relating to the conversion of the Class A-1 Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith; provided that such policies and procedures shall not unreasonably impede, hinder or delay the HSR Clearance or a transfer of shares of Class A-1 Common Stock to any person who may acquire Class A Common Stock without being subject to HSR Clearance.

B.8 Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class A-1 Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class A-1 Common Stock into shares of Class A Common Stock.

B.9 Protective Provision. The Corporation shall not, whether by merger, consolidation or otherwise, amend, alter, repeal or waive this Article IV (or adopt any provision inconsistent therewith), without first obtaining the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate of Incorporation) of the holders of a majority of the then outstanding shares of Class A-1 Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws.

C. Reclassification. Upon the effectiveness of this Certificate of Incorporation, each previously outstanding share of common stock, par value $0.01 per share, shall be reclassified and changed into one validly issued, fully paid and non-assessable share of Class A Common Stock.

ARTICLE V

Except as otherwise provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The total number of directors consisting the Board of Directors shall be not less than 7 directors nor more than 15 directors, the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors or in the manner provided herein. Prior to the date upon which Cerberus Capital Management, L.P., Schottenstein Stores Corp., Klaff Realty, L.P., Lubert-Adler Partners, L.P., Kimco Realty Corporation and their respective Affiliates (as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended) or any person who is an express assignee or designee of their respective rights under this Certificate of Incorporation (and such assignee’s or designee’s Affiliates) (the “ACI Control Group”) ceases to own, in the aggregate, at least 50% of the then-outstanding shares of Class A Common Stock of the Corporation (the “50% Trigger Date”), the authorized number of directors may be increased or decreased by an affirmative vote of the majority of the outstanding shares of Class A Common Stock owned by the ACI Control Group (such vote, “ACI Control Group Approval”). On and after the 50% Trigger Date, the authorized number of directors may be increased or decreased by the affirmative vote of not less than two-thirds (2/3) of the then-outstanding shares of capital stock of the Corporation entitled to vote or by resolution of the

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Board of Directors. Notwithstanding anything to the contrary above, that the number of directors shall in no case be reduced to less than two for as long as [•] (the “Investor”) can designate a director to the Board of Directors pursuant to the Investment Agreement, dated as of May [•], 2020, between the Corporation and the Investor (the “Investment Agreement”). At each annual meeting of stockholders of the Corporation, all directors shall be elected for a one (1) year term and shall hold office until the next annual meeting of stockholders and until their successors shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Subject to the rights of the Investor pursuant to the Investment Agreement, any vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled (i) prior to the 50% Trigger Date, by (x) ACI Control Group Approval or (y) a majority of the directors then in office, although less than a quorum, or by a sole remaining director and (ii) on and after the 50% Trigger Date, solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

ARTICLE VI

On or after the 50% Trigger Date, subject to the special rights of one or more series of Preferred Stock to elect directors including the rights of Investor pursuant to the Investment Agreement, any director or the entire Board of Directors may only be removed from office, either with or without cause, by the affirmative vote of at least two-thirds (2/3) of the total voting power of the outstanding shares of the capital stock of the Corporation then entitled to vote generally in an election of directors, voting together as a single class.

ARTICLE VII

Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall otherwise provide.

ARTICLE VIII

A. Special meetings of the stockholders of the Corporation for any purpose or purposes (i) may be called at any time by the Board of Directors, and (ii) shall be called by the Secretary upon the written request of stockholders owning at least twenty-five percent (25%) in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote at the special meeting.

B. At any time prior to the 50% Trigger Date, any action required or permitted by the DGCL to be taken at a stockholders’ meeting may be taken without a meeting and without prior notice if the action is taken by ACI Control Group Approval and by the delivery of consents

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representing the voting power of stockholders otherwise required under the DGCL to effect such action by written consent in lieu of a meeting. On and after the 50% Trigger Date, no action required or permitted by the DGCL to be taken at a stockholders’ meeting may be taken by the written consent of stockholders in lieu of a meeting.

ARTICLE IX

The officers of the Corporation shall be chosen in such a manner, shall hold their offices for such terms and shall carry out such duties as are determined by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE X

A. The Corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors or officers may be entitled by law. No amendment or repeal of this Section A of Article X shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal. The rights to indemnification provided under this Section A of Article X shall extent to the testator or intestate of the person to whom such rights are granted.

B. To the fullest extent permitted by law, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Section B of this Article X shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

C. In furtherance and not in limitation of the powers conferred by statute:

(i) the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of law; and

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(ii) the Corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

ARTICLE XI

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the entire Board of Directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, (i) prior to the 50% Trigger Date, in addition to any vote required by law, the adoption, amendment or repeal of the Bylaws may only be effected by ACI Control Group Approval, and (ii) on and after the 50% Trigger Date, in addition to any vote required by law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least two-thirds (2/3) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws. Notwithstanding anything in the preceding sentences, in no event shall (x) any amendment or repeal of any Bylaw provision requiring a supermajority vote of the stockholders to take action under such provision be made without the affirmative vote of the same supermajority of the stockholders, and (y) any rights to indemnification or advancement of expenses conferred on the ACI Control Group, directors or officers by the Bylaws be amended or repealed other than prospectively with respect to actions taken on or after the date of such amendment or repeal.

ARTICLE XII

The Corporation reserves the right to repeal, alter amend, or rescind any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

ARTICLE XIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine.

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Notwithstanding the foregoing, this provision does not apply to actions arising under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

ARTICLE XIV

The Corporation elects not to be governed by Section 203 of the DGCL, “Business Combinations With Interested Stockholders”, as permitted under and pursuant to subsection (b)(1) of Section 203 of the DGCL.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, this Amended & Restated Certificate of Incorporation has been executed by its authorized officer, the date first written above is [•] day of [•], 2020.

ALBERTSONS COMPANIES, INC.

By:
Name:
Title:

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Exhibit F

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

by and among

ALBERTSONS COMPANIES, INC.

and

the other parties hereto

Dated as of [____], 2020

- i -

- ii -

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of [•], 2020 and is by and among Albertsons Companies, Inc. (the “Company”), Cerberus, Colony Financial, Kimco, Klaff, Lubert-Adler, Schottenstein, Preferred Investors and the Individual Stockholders (each as defined below).

BACKGROUND

WHEREAS, the Company, Albertsons Investor Holdings LLC (“AIH”) and KIM ACI LLC (“KIM ACI”) were party to that certain Stockholders’ Agreement, dated as of December 3, 2017, pursuant to which the Company granted registration rights to AIH, KIM ACI and distributees of shares of Class A Common Stock, from AIH and KIM ACI (the “Stockholders Agreement”);

WHEREAS, as of the date hereof, the Company is issuing to [•] shares of the Company’s 6.75% Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) pursuant to that certain Investment Agreement dated as of May 20, 2020. The Preferred Stock will, among other things, be convertible into shares of Series A Convertible Preferred Stock, Class A Common Stock or Class A-1 Common Stock in accordance with the terms of the Certificate of Designations of the Convertible Preferred Stock (the “Certificate of Designations”);

WHEREAS, the Company intends to file a Registration Statement under the Securities Act on Form S-1 with the SEC providing for the registration with the SEC of the sale of Class A Common Stock of the Company (or such successor entity), which may include the sale by certain holders of Class A Common Stock, including parties to this Agreement (the “IPO”);

WHEREAS, in connection with the IPO, each of AIH and KIM ACI shall distribute to its equityholders shares of Class A Common Stock owned by AIH and KIM (the “Distribution”);

WHEREAS, in connection with the issuance of the Preferred Stock, the Company, AIH and KIM ACI have terminated the terms of the Stockholders Agreement pertaining to registration rights, and any registration rights contained therein are of no further force or effect;

WHEREAS, the Company now desires to grant registration rights to Cerberus, Colony Financial, Kimco, Klaff, Lubert-Adler, Schottenstein, Preferred Investors and the Individual Stockholders, who will each own Class A Common Stock after the IPO and the Distribution, or in the case of Preferred Investors, upon the conversion of the Preferred Stock (or, if applicable, upon further conversion of the Series A Convertible Preferred Stock and/or Class A-1 Common Stock) (such shares of Class A Common Stock issuable to upon conversion of the Preferred Stock or upon further conversion of the Series A Convertible Preferred Stock and/or Class A-1 Common Stock, the “Conversion Shares”) on the terms and conditions set out in this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement:

“ABS Holder” means each member of Cerberus, Colony Financial, Kimco, Klaff, Lubert-Adler, Schottenstein and each Individual Stockholder that is a holder of ABS Registrable Securities or securities exercisable, exchangeable or convertible into ABS Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“ABS Registrable Securities” means all shares of Class A Common Stock acquired prior to, on, or after the date of closing of the IPO and any securities into which such Class A Common Stock may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company, that are in each case held by a ABS Holder (including any such securities received by an ABS Holder upon the conversion or exchange of, or pursuant to a transaction with respect to, such Class A Common Stock or other securities). As to any ABS Registrable Securities, such Securities will cease to be ABS Registrable Securities when:

(a) a registration statement covering such ABS Registrable Securities has been declared effective and such ABS Registrable Securities have been disposed of pursuant to such effective registration statement;

(b) such ABS Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

(c) such ABS Registrable Securities are eligible to be resold without regard to the volume or public information requirements of Rule 144 and the resale of such ABS Registrable Securities is not prohibited by the Company Lock-Up; or

(d) such ABS Registrable Securities cease to be outstanding.

For the avoidance of doubt, Preferred Investors Registrable Securities shall not be deemed to be ABS Registrable Securities.

“Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the preamble.

“Apollo” means the entities listed on the signature pages hereto under the heading “Apollo”.

“Board” means the board of directors of the Company.

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“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Cerberus” means the entities listed on the signature pages hereto under the heading “Cerberus”.

“Cerberus Entities” means the entities comprising Cerberus, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Class A Common Stock” means the shares of Class A Common Stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such Class A Common Stock is reclassified or reconstituted.

“Class A-1 Common Stock” means the shares of Class A-1 Common Stock, par value $0.01 per share, of the Company, and any other capital stock of the Company into which such Class A-1 Common Stock is reclassified or reconstituted.

“Colony Financial” means the entities listed on the signature pages hereto under the heading “Colony Financial”.

“Colony Financial Entities” means the entities comprising Colony Financial, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Company” has the meaning set forth in the preamble, including any of its successors by merger, acquisition, reorganization, conversion or otherwise.

“Company Lock-Up” means those certain Lock-Up Agreements, dated the date hereof, by and among the Company and the respective ABS Holders listed thereto.

“Conversion Shares” has the meaning set forth in the recitals.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“FINRA” means Financial Industry Regulatory Authority, Inc. or any successor thereto.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Holder” means, collectively, each ABS Holder and each Preferred Investor Holder.

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“HPS” means the entities listed on the signature pages hereto under the heading “HPS”.

“Indemnified Party” and “Indemnified Parties” have the meanings set forth in Section 3.1.

“Individual Stockholder” means those stockholders of the Company who are identified as Individual Stockholders on Schedule A hereto or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“IPO” has the meaning set forth in the recitals.

“Kimco” means the entities listed on the signature pages hereto under the heading “Kimco”.

“Kimco Entities” means the entities comprising Kimco, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Klaff” means the entities listed on the signature pages hereto under the heading “Klaff”.

“Klaff Entities” means the entities comprising Klaff, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“Lock-Up” means any agreement pursuant to which a Holder agrees to limitations relating to the transfer of any Registrable Securities, including any agreement entered into with the Company, including pursuant to Section 2.12 hereof, or with any underwriters in connection with any underwritten offering.

“Lock-Up Period” means, with respect to any Lock-Up, the period during which the restrictions of such Lock-Up are in effect.

“Lubert-Adler” means the entities listed on the signature pages hereto under the heading “Lubert-Adler”.

“Lubert-Adler Entities” means the entities comprising Lubert-Adler, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Majority Investors Holder” means each member of Apollo and HPS that is a holder of Preferred Investors Registrable Securities or securities exercisable, exchangeable or convertible into Preferred Investors Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

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“Other Preferred Investors” means the entities listed on the signature pages hereto under the heading “Other Preferred Investors”.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, a cooperative, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Post-IPO Total Outstanding Common Stock” means all of the shares of Class A Common Stock outstanding as of immediately after the closing of the IPO.

“Preferred Investors” means, collectively, the entities listed on the signature pages hereto under the headings “Apollo,” “HPS” and “Other Preferred Investors”.

“Preferred Investors Entities” means the entities comprising Preferred Investors, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“Preferred Investors Holder” means each member of Preferred Investors that is a holder of Preferred Investors Registrable Securities or securities exercisable, exchangeable or convertible into Preferred Investors Registrable Securities or any Transferee of such Person to whom registration rights are assigned pursuant to Section 4.2.

“Preferred Investors Lock-Up” means the undertaking by the Preferred Investors Entities set forth in Section [•] of that certain Investment Agreement, dated as of the date hereof, pursuant to which the Preferred Investors Entities agree not to transfer equity securities of the Company, subject to the exceptions specified therein.

“Preferred Investors Registrable Securities” means all Conversion Shares, and any securities into which such Conversion Shares may be converted or exchanged pursuant to any merger, consolidation, sale of all or any part of its assets, corporate conversion or other extraordinary transaction of the Company, that are in each case held by a Preferred Investors Entity (including any such securities received by a Preferred Investors Entity upon the conversion or exchange of, or pursuant to a transaction with respect to, such Conversion Shares or other securities). As to any Preferred Investors Registrable Securities, such Securities will cease to be Preferred Investors Registrable Securities when:

(a) a registration statement covering such Preferred Investors Registrable Securities has been declared effective and such Preferred Investors Registrable Securities have been disposed of pursuant to such effective registration statement;

(b) such Preferred Investors Registrable Securities shall have been sold pursuant to Rule 144 or 145 (or any similar provision then in effect) under the Securities Act;

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(c) such Preferred Investors Registrable Securities are eligible to be resold without regard to the volume or public information requirements of Rule 144; or

(d) such Preferred Investors Registrable Securities cease to be outstanding.

“Preferred Investors Registration Statement” has the meaning set forth in Section 2.11(a).

“Preferred Investors Registration Statement Effective Date” means [•].1

“Registrable Securities” means, collectively, the ABS Registrable Securities and the Preferred Investors Registrable Securities.

“Registration Expenses” means any and all expenses incurred in connection with the Company’s performance of or compliance with this Agreement, including:

(a) all SEC, stock exchange, or FINRA registration and filing fees;

(b) all fees and expenses of complying with securities or blue sky Laws (including fees and disbursements of one counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities);

(c) all printing, messenger and delivery expenses;

(d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange and all fees and expenses incurred in connection with any filings made with or approval of FINRA;

(e) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance;

(f) any fees and disbursements of counsel (including the fees and disbursements of one separate outside counsel for each Sponsor Demand Holder up to a cap of $[•] for each such outside counsel, one separate outside counsel for the Preferred Investors Holders and one separate outside counsel for all other ABS Holders, but except as set forth in (b) above, not including any counsel fees of any underwriters) incurred in connection with any registration statement or registered offering covering Registrable Securities held by the Holders;

(g) the costs and expenses of the Company relating to analyst and investor presentations or any “road show” undertaken in connection with the registration and/or marketing of the Registrable Securities; and

[1]	The 18-month anniversary of the date of this Agreement.

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(h) any other fees and disbursements customarily paid by the issuers of securities, but not including (i) any other expenses of the Holders, except as set forth in (f) above, or (ii) any underwriting discounts and commissions and transfer taxes, if any.

“Schottenstein” means the entities listed on the signature pages hereto under the heading “Schottenstein”.

“Schottenstein Entities” means the entities comprising Schottenstein, their respective Affiliates and the successors and permitted assigns of the entities and their respective Affiliates.

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Sponsor Demand Holders” means the Cerberus Entities, the Colony Financial Entities, the Kimco Entities, the Klaff Entities, the Lubert-Adler Entities and the Schottenstein Entities.

“Transfer” (including its correlative meanings, “Transferor”, “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

Section 1.2 Other Definitional Provisions; Interpretation.

(a) The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and references in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specified.

(b) The headings in this Agreement are included for convenience of reference only and do not limit or otherwise affect the meaning or interpretation of this Agreement.

(c) The meanings given to terms defined herein are equally applicable to both the singular and plural forms of such terms.

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ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Right to Demand a Non-Shelf Registered Offering. Following the six month anniversary of the date of closing of the IPO, and so long as the Company is not eligible to use Form S-3, upon the demand of one or more Sponsor Demand Holders (subject to any applicable Lock-Up Period), the Company will facilitate in the manner described in this Agreement a non-shelf registered offering of the ABS Registrable Securities requested by such Sponsor Demand Holders to be included in such offering. Any demanded non-shelf registered offering may, at the Company’s option, include (i) shares to be sold by the Company for its own account, (ii) shares owned by officers or directors of the Company or other ABS Holders who have contractual rights to be included therein and (iii) shares to be sold by ABS Holders that exercise their related piggyback rights on a timely basis in accordance with Section 2.2. Notwithstanding the foregoing, Sponsor Demand Holders may not demand a non-shelf registered offering unless (i) (a) the amount of ABS Registrable Securities requested to be sold by the demanding Sponsor Demand Holders in such offering is equal to at least five percent (5%) of the total amount of Post-IPO Total Outstanding Common Stock, or (b) such request includes all of the remaining ABS Registrable Securities held by such Sponsor Demand Holders, and (ii) the holders of a majority of the then outstanding ABS Registrable Securities consent in writing to such demand for a non-shelf registered offering.

Section 2.2 Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Class A Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), any non-demanding ABS Holders and Preferred Investors Holders may exercise piggyback rights to have included in such offering Registrable Securities held by them (subject to any applicable Lock-Up, the Preferred Investors Lock-Up and the cutback procedures set forth in Section 2.10). The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering. For the avoidance of doubt, if one or more Sponsor Demand Holders exercise the demand set forth in Section 2.1, each ABS Holder (including such Sponsor Demand Holders) shall have the right to sell shares in the offering on a “pro rata” basis with “pro rata” being determined by dividing the number of ABS Registrable Securities held or beneficially owned by an ABS Holder (including such Sponsor Demand Holder) as of the date of this Agreement by the number of ABS Registrable Securities held or beneficially owned by all ABS Holders as of such date.

Section 2.3 Right to Demand and be Included in a Shelf Registration. Without limiting any obligation under a Lock-Up, upon the demand of one or more Sponsor Demand Holders, made at any time and from time to time when the Company is eligible to utilize Form S-3 or a successor form to sell the ABS Registrable Securities on a delayed or continuous basis in accordance with Rule 415 under the Securities Act, the Company will facilitate in the manner described in this Agreement a shelf registration of ABS Registrable Securities held by the ABS Holders. Any shelf registration filed by the Company covering shares other than a Preferred Investors Registration Statement (whether pursuant to a Sponsor Demand Holder’s demand or the initiative of the Company) will cover ABS Registrable Securities held by each of the ABS Holders up to the highest common percentage of their ABS Registrable Securities, which highest

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common percentage will be agreed upon by the Sponsor Demand Holders taking into account any advice of any potential underwriters, after consultation with the Company, to limit the number shares included in such shelf registration. Any such shelf registration statement will cover only such number of Registrable Securities of each ABS Holder that is permitted to be sold under any Lock-Ups applicable to such ABS Holder.

Section 2.4 Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more of the Sponsor Demand Holders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of shares off of an effective shelf registration statement (other than a Preferred Investors Registration Statement). In connection with any underwritten shelf takedown (whether pursuant to the exercise of a Sponsor Demand Holder’s demand rights, a Majority Investors Holder’s demand rights or at the initiative of the Company with respect to an offering of Class A Common Stock for its own account), the ABS Holders and Preferred Investors Holders may exercise piggyback rights to have included in such takedown Registrable Securities held by them that are registered on such shelf, subject to the Preferred Investors Lock-Up and the cutback procedures in Section 2.10. Notwithstanding the foregoing, Sponsor Demand Holders may not demand a shelf takedown for an underwritten offering (including block-trades and overnight transactions) unless (i) the amount of ABS Registrable Securities requested to be sold by the demanding Sponsor Demand Holders in such transaction is equal to at least five percent (5%) of the total amount of Post-IPO Total Outstanding Common Stock or (ii) such request includes all of the remaining ABS Registrable Securities included in such shelf registration statement held by such demanding Sponsor Demand Holders. The ABS Holders and the Preferred Investors Holders shall not be permitted to exercise piggyback rights if a Sponsor Demand Holder or the Majority Investors Holders, as applicable, demands a “takedown” of shares through a block-trade or an overnight transaction.

Section 2.5 Right to Reload a Shelf. Upon the written request of a Sponsor Demand Holder, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf (other than a Preferred Investors Registration Statement) in order to register up to the number of ABS Registrable Securities previously taken down off of such shelf by such ABS Holder and not yet “reloaded” onto such shelf. The Sponsor Demand Holders and the Company will consult and coordinate with each other in order to accomplish such replenishments from time to time in a sensible manner. Any such shelf registration statement will cover only such number of ABS Registrable Securities of each ABS Holder that is permitted to be sold under any Lock-Ups applicable to such ABS Holder.

Section 2.6 Limitations on Demand and Piggyback Rights.

(a) Notwithstanding anything in this Agreement to the contrary, the first two demands by Sponsor Demand Holders, whether a non-shelf offering or an underwritten takedown, must be for underwritten, marketed, registered offerings only.

(b) Any demand for the filing of a registration statement (other than a Preferred Investors Registration Statement) or for a registered offering or takedown (including an offering or takedown off of a Preferred Investors Registration Statement) will be subject to the constraints of any applicable Lock-Ups, and such demand must be

9

deferred until such constraints no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Each Sponsor Demand Holder other than the Colony Financial Entities shall be permitted a maximum of an aggregate of three demands for underwritten offerings pursuant to Section 2.1 or Section 2.4. The Colony Financial Entities shall be permitted a maximum of an aggregate of one demand for an underwritten offering pursuant to Section 2.1 or Section 2.4. Sponsor Demand Holders are permitted to make joint demands and aggregate the number of ABS Registrable Securities set forth in their requests so as to meet the minimum requested ownership thresholds set forth in Sections 2.1 and 2.4.

(c) Notwithstanding anything in this Agreement to the contrary, the Company shall not be required to effect more than one demand registration in any 30-day period (with such 30-day period commencing on the closing date of any underwritten offering pursuant to a preceding demand registration); provided that (i) if a Sponsor Demand Holder consummated a demand for a “takedown” of shares through a block trade or an overnight transaction in such 30 day period, this provision shall not apply to a subsequent demand registration (including a “takedown” of shares) by a Majority Investors Holder in such 30-day period and (ii) if a Majority Investors Holder consummated a demand for a “takedown” of shares through a block trade or an overnight transaction in such 30-day period, this provision shall not apply to a subsequent demand registration (including a “takedown” of shares) by a Sponsor Demand Holder in such 30-day period.

(d) Notwithstanding anything in this Agreement to the contrary, the Holders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) covered by a Form S-4 or a Form S-8 registration statement or a successor form, (ii) where the shares of Class A Common Stock are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than shares of Class A Common Stock, even if such securities are convertible into or exchangeable or exercisable for shares of Class A Common Stock.

(e) The Company may postpone the filing or the effectiveness of a demand registration, including an underwritten shelf takedown, if, based on the good faith judgment of the Board of Directors of the Company, upon consultation with outside counsel, such filing, the effectiveness of a demand registration, or the consummation of an underwritten shelf takedown, as the case may be, would (i) reasonably be expected to materially impede, delay, interfere with or otherwise have a material adverse effect on any material acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer, financing or any other material business transaction by the Company or any of its subsidiaries or (ii) require disclosure of material information that has not been, and is otherwise not required to be, disclosed to the public, the premature disclosure of which the Board of Directors of the Company, after consultation with outside counsel to the Company, believes would be detrimental the Company, provided that the Company shall not be permitted to impose any such blackout period more than two times in any 12-month period and provided further that any such delay shall not be more than an aggregate of 120 days in any 12-month period.

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Section 2.7 Notifications Regarding Registration Statements. In order for one or more Sponsor Demand Holders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number ABS Registrable Securities sought to be registered, the proposed plan of distribution and the requested filing date of the registration statement or pricing date of any requested underwritten offering. The Company will keep the ABS Holders and the Preferred Investors Holders reasonably apprised of any registration of Class A Common Stock, whether pursuant to a Sponsor Demand Holder demand, an Majority Investors Holder demand or otherwise, with respect to which a piggyback opportunity is available, or any shelf takedown. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

Section 2.8 Notifications From the Company.

(a) If the Company at any time proposes or is required to register the offer and sale of any Class A Common Stock under the Securities Act on its behalf or on behalf of any of its stockholders (other than a Preferred Investors Registration Statement), including pursuant to an underwritten shelf takedown, whether or not on behalf of Sponsor Demand Holders or Majority Investors Holders exercising a demand under this Agreement, on a form and in a manner that would permit registration of the ABS Registrable Securities and Preferred Investors Registrable Securities, the Company shall give each ABS Holder and each Preferred Investors Holder written notice of its intent to do so not less than 15 days prior to the contemplated filing date for the relevant registration statement or prospectus supplement (provided that, in the case of a block trade or overnight transaction pursuant to an existing shelf registration statement, the Company shall notify each ABS Holder and each Preferred Investors Holder as soon as reasonably possible and no later than two days prior to such filing date).

(b) Any ABS Holder or Preferred Investors Holder wishing to exercise its piggyback rights must notify the Company of the number of ABS Registrable Securities or Preferred Investors Registrable Securities, as the case may be, it wishes to include in such offering. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the fifth trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the fifth trading day prior to the date on which the pricing of the relevant takedown occurs.

(c) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

Section 2.9 Plan of Distribution, Underwriters and Counsel.

(a) Non-Shelf Registered Offerings and Marketed Shelf Takedowns. Each underwritten offering through a non-shelf registration statement or through an underwritten marketed shelf takedown will have at least two active joint book-runners,

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one selected by the Sponsor Demand Holder or Sponsor Demand Holders, or the Majority Investors Holders if in connection with demand from a Majority Investors Holder, and the other chosen by the Company, in each case, reasonably acceptable to the other party. Such Sponsor Demand Holder or Sponsor Demand Holders, or Majority Investors Holders, as the case may be, will also be entitled to select one counsel for the selling ABS Holders and one counsel for the selling Majority Investors Holders, as the case may be (which may be the same as counsel for the Company).

(b) Shelf Registration Statements. Each shelf registration statement (including a Preferred Investors Registration Statement), or a prospectus supplement relating to such shelf registration statement, shall include a plan of distribution that provides as much flexibility as is reasonably possible, including with respect to resales by transferee ABS Holders or Preferred Investors Holders.

(c) Block-Trade or Overnight Transactions. With respect to ABS Registrable Securities, to the extent that ABS Registrable Securities are permitted to be sold in a block-trade or overnight transaction, and with respect to any Preferred Investors Registrable Securities, the relevant Sponsor Demand Holder or Sponsor Demand Holders, or Majority Investors Holders, as the case may be, may select the underwriter and determine the plan of distribution.

Section 2.10 Cutbacks. If the managing underwriters advise the Company and the selling ABS Holders and Preferred Investors Holders that, in their opinion, the number of shares of Class A Common Stock requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution (including the price) of the shares of Class A Common Stock being offered, such offering will include only the number of shares of Class A Common Stock that the underwriters advise can be sold in such offering.

(a) In the case of an offering pursuant to a demand from one or more Sponsor Demand Holders, the Registrable Securities to be included in such offering will be reduced by (i) only including the total number of ABS Registrable Securities of the ABS Holders in such offering as can be included with each such ABS Holder entitled to include its pro rata share (determined in accordance with Section 2.2), (ii) second, to the extent that all ABS Registrable Securities being sold for the account of the ABS Holders can be included, then if the Preferred Investors Holders elect to sell Preferred Investors Registrable Securities in the offering, only including the total number of Preferred Investors Registrable Securities of the Preferred Investors Holders as can be included with each such Preferred Investors Holder entitled to include its pro rata share (subject to the Preferred Investors Lock-Up and determined in accordance with Section 2.2), (iii) third, to the extent that all ABS Registrable Securities being sold for the account of the ABS Holders and all Preferred Investors Registrable Securities being sold for the account of the Preferred Investors Holders can be included, then if the Company elects to sell shares of Class A Common Stock in the offering for its own account, only including the total number of shares to be offered by the Company as can be included (in addition to all such ABS Registrable Securities being sold for the account of the ABS Holders and all such Preferred Investors Registrable Securities sold for the account of the Preferred

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Investors Holders), and (iv) fourth, if all shares being sold for the account of the ABS Holders, the Preferred Investors Holders and the Company can be included, any other shares held by stockholders other than the Holders entitled to be included therein.

(b) In the case of an offering pursuant to a demand from one or more Majority Investors Holders, the Registrable Securities to be included in such offering will be reduced by (i) only including the total number of Preferred Investors Registrable Securities of the Preferred Investors Holders in such offering as can be included with each such Preferred Investors Holder entitled to include its pro rata share (subject to the Preferred Investors Lock-Up and determined in accordance with Section 2.2), (ii) second, to the extent that all Preferred Investors Registrable Securities being sold for the account of the Preferred Investors Holders can be included, then if the Sponsor Demand Holders elect to sell ABS Registrable Securities in the offering, only including the total number of ABS Registrable Securities of the ABS Holders as can be included with each such ABS Holder entitled to include its pro rata share (determined in accordance with Section 2.2), (iii) third, to the extent that all Preferred Investors Registrable Securities being sold for the account of the Preferred Investors Holders and all ABS Registrable Securities being sold for the account of the ABS Holders can be included, then if the Company elects to sell shares of its Class A Common Stock in the offering for its own account, only including the total number of shares to be offered by the Company as can be included (in addition to all such Preferred Investors Registrable Securities sold for the account of the Preferred Investors Holders and all such ABS Registrable Securities being sold for the account of the ABS Holders), and (iv) fourth, if all shares being sold for the account of the Preferred Investors Holders, the ABS Holders, and the Company can be included, any other shares held by stockholders other than the Holders entitled to be included therein.

(c) In the case of an offering not pursuant to a demand from one or more Sponsor Demand Holders and not pursuant to a demand from one or more Majority Investors Holders (the IPO not being considered a demand from one or more Majority Investors Holders), the Registrable Securities to be included in such offering will be reduced by (i) first only including any shares of Class A Common Stock being sold for the account of the Company, (ii) second, to the extent that all shares of Class A Common Stock being sold for the account of the Company can be included, then only including the total number of ABS Registrable Securities of the ABS Holders and the total number of Preferred Investors Registrable Securities of the Preferred Investors Holders in such offering as can be included (in addition to any such shares of Class A Common Stock being sold for the account of the Company) with each such ABS Holder and Preferred Investors Holder entitled to include its pro rata share (determined in accordance with Section 2.2), or such other share as the ABS Holders and the Preferred Investors Holders agree and (iii) third, if all shares of Class A Common Stock being sold for the account of the Company, the ABS Holders and the Preferred Investors Holders can be included, any other shares of Class A Common Stock held by stockholders other than the Holders entitled to be included therein.

Section 2.11 Preferred Investors Shelf Registration.

(a) Following the closing of the IPO, the Company shall use its reasonable best efforts to (i) prepare and file a registration statement under the Securities

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Act to permit the resale of all of the Preferred Investors Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the SEC then in effect) of the Securities Act (together with any additional registration statements filed pursuant to this Section 2.11 an “Preferred Investors Registration Statement”) and (ii) cause such Preferred Investors Registration Statement to become effective no later than the later of (x) the Preferred Investors Registration Statement Effective Date and (y) seven and one-half (7.5) months after the date of closing of the IPO.

(b) The Company will use its reasonable best efforts to cause the Preferred Investors Registration Statement to be continuously effective under the Securities Act, with respect to any Preferred Investors Holder, until the earlier to occur of the following: (i) the date as of which the Preferred Investors Holders no longer hold Registrable Securities and (B) the date on which the Preferred Investors Holders shall have sold all of the Preferred Investors Registrable Securities covered by such Preferred Investors Registration Statement. A Preferred Investors Registration Statement filed with the SEC pursuant to Section 2.11(a) shall be on Form S-1; provided that, if the Company is then eligible, it shall file with the SEC such Preferred Investors Registration Statement on Form S-3; provided further that, in the event that the Company is not then eligible to file a registration statement on Form S-3 in connection with the registration of the resale of Preferred Investors Registrable Securities hereunder, the Company shall undertake to register the Preferred Investors Registrable Securities on Form S-3 as soon as such form is available to the Company, provided that the Company shall maintain the effectiveness of the Preferred Investors Registration Statement then in effect until such time as a Preferred Investors Registration Statement on Form S-3 covering the Preferred Investors Registrable Securities has been declared effective by the SEC. As soon as practicable following the date that a Preferred Investors Registration Statement becomes effective, but in any event within two (2) Business Days of such date, the Company shall provide the Preferred Investors Entities with written notice of the effectiveness of such Preferred Investors Registration Statement. Upon the demand of any Majority Investors Holder made at any time and from time to time, the Company will facilitate, subject to Section 2.9 and Section 2.10 hereof, a “takedown” of shares off of a Preferred Investors Registration Statement, which “takedown” may be for an underwritten marketed offering, a underwritten non-marketed offering, a non-underwritten offering or “registered direct” transaction or for a block trade or overnight transaction, provided, however, Majority Investors Holders may not demand a shelf takedown for an underwritten offering (including block-trades and overnight transactions) unless (i) the amount of Preferred Investors Registrable Securities requested to be sold by the demanding Majority Investors Holders in such transaction is equal to at least five percent (5%) of the total amount of Post-IPO Total Outstanding Common Stock or (ii) such request includes all of the remaining Registrable Securities of the Majority Investors Holders. In no event shall the Company include any securities other than Preferred Investors Registrable Securities on any Preferred Investors Registration Statement without the prior written consent of the Majority Investors Holders (other than Registrable Securities held by ABS Holders who exercise piggy-back rights in accordance with Section 2.4). For the avoidance of doubt, if one or more Majority Investors Holders exercise the demand set forth in this Section 2.11(b), each Preferred Investors Holder (including such demanding Majority Investors Holder) shall have the right to sell such Preferred Investors Registrable Securities in an

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offering on a “pro rata” basis with “pro rata” being determined by dividing the number of Preferred Investors Registrable Securities held or beneficially owned by a Preferred Investors Holder (including such demanding Majority Investors Holder) as of the date of this Agreement by the number of Preferred Investors Registrable Securities held or beneficially owned by all Preferred Investors Holders as of such date.

(c) Notwithstanding the registration obligations set forth in Section 2.11(a), if the staff of the SEC informs the Company that all of the Preferred Investors Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, the Company shall promptly inform the Preferred Investors and use its reasonable best efforts to promptly file amendments to the Preferred Investors Registration Statement as required by the staff of the SEC, covering the maximum number of Preferred Investors Registrable Securities permitted to be registered by the staff of the SEC, on Form S-1 or Form S-3, as applicable, or such other form available to register for resale the Preferred Investors Registrable Securities as a secondary offering. In the event the Company amends the Preferred Investors Registration Statement in accordance with the foregoing, the Company will use its reasonable best efforts to promptly file with the SEC one or more additional Preferred Investors Registration Statements on Form S-1 or Form S-3, as applicable, or such other form available to register for resale those Preferred Investors Registrable Securities that were not registered for resale on the initial Preferred Investors Registration Statement and cause such registration statements to be declared effective on or prior to the sixtieth (60th) day immediately following the filing of such Preferred Investors Registration Statement.

(d) The Company may suspend the Preferred Investors Holders’ use of any prospectus which is a part of the Preferred Investors Registration Statement (in which event the Preferred Investors Holders shall suspend sales of Preferred Investors Registrable Securities pursuant to the Preferred Investors Registration Statement) if, based on the good faith judgment of the Company, upon consultation with outside counsel, such sale would (i) reasonably be expected to materially impede, delay, interfere with or otherwise have a material adverse effect on any material acquisition of assets (other than in the ordinary course of business), merger, consolidation, tender offer, financing or any other material business transaction by the Company or any of its subsidiaries or (ii) require disclosure of information that has not been, and is otherwise not required to be, disclosed to the public, the premature disclosure of which the Company, after consultation with outside counsel to the Company, believes would be detrimental the Company, provided that the Company shall not be permitted to impose any such blackout period more than two times in any 12-month period and provided further that any such delay shall not be more than an aggregate of 120 days in any 12-month period.

Section 2.12 Lock-Ups.

(a) In connection with any demanded underwritten offering of shares of Class A Common Stock pursuant to this Agreement, the Company, and its directors and executive officers will agree (whether or not such party is participating in the

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offering) to be bound by the Lock-Up restrictions (i) set forth in the underwriting agreement, with respect to the Company, and (ii) agreed to with the underwriters in such offering, with respect to the directors and executive officers of the Company (which shall not be materially more restrictive than the lock-up agreements entered into by the Company directors and executive officers in such offering and, in any event, under which the lock-up period shall not exceed (i) 90 days in connection with the first two underwritten demand offerings and (ii) 45 days in connection with the third underwritten demand and thereafter, in each case, from the pricing date of such offering). The Lock-Ups for Company directors and executive officers shall contain customary carve-outs, including, but not limited to, sales pursuant to Rule 10b5-1 plans entered into before any notice of such underwritten offering, sales in connection with the payment of taxes and sales of Class A Common Stock underlying expiring options or similar securities within six months of the date of such Lock-Up. In the event a Form 4 needs to be filed as a result of such transaction, notice shall be provided to the managing underwriters.

(b) In connection with any primary underwritten offering of shares of Class A Common Stock at the initiation of the Company or a secondary offering pursuant to this Agreement, each Holder will enter into a customary lock-up agreement with the underwriters of any such offering, which lock-up agreements shall not be materially more restrictive than the lock-up agreements entered into by the Company directors and executive officers in such offering and, in any event, under which the lock-up period shall not exceed (i) 90 days in the case of a marketed underwritten offering in connection with or prior to the second offering pursuant to a demand from one or more Sponsor Demand Holders and (ii) 45 days otherwise.

(c) In connection with any secondary underwritten offering of shares of Class A Common Stock other than pursuant to this Agreement, each Holder that “beneficially owns” (as such term is defined under the Exchange Act) five percent (5%) or more of the outstanding Class A Common Stock will enter into a customary lock-up agreement with the underwriters of any such offering, which lock-up agreements shall not be materially more restrictive than the lock-up agreements entered into by the Company directors and executive officers in such offering and, in any event, under which the lock-up period shall not exceed 30 days.

Section 2.13 Expenses. All Registration Expenses incurred in connection with any registration statement or registered offering covering Registrable Securities held by Holders will be borne by the Company, including the reasonable and documented fees and expenses of one counsel for each Sponsor Demand Holder up to a cap of $[•] for each such outside counsel and one counsel for all other participating ABS Holders in an underwritten offering, or, in the case of a Preferred Investors Registration Statement, the reasonable and documented fees and expenses of one counsel for the Preferred Investors Holders. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to (i) ABS Registrable Securities sold for the account of an ABS Holder will be borne by such Holder and (ii) Preferred Investors Registrable Securities sold for the account of the Preferred Investors Holders will be borne by the participating Preferred Investors. Notwithstanding anything to the contrary in this Section 2.13, if a Sponsor Demand Holder withdraws its demand, the Company shall not be required to pay

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the Registration Expenses unless such withdrawal counts as one of such Sponsor Demand Holder’s available demands.

Section 2.14 Facilitating Registrations and Offerings.

(a) If the Company becomes obligated under this Agreement to facilitate a registration and offering of Registrable Securities on behalf of any Holder, the Company will fulfill its specific obligations as described in this Section 2.14.

(b) In connection with a Preferred Investors Registration Statement and each registration statement that is demanded by ABS Holders or as to which piggyback rights otherwise apply, the Company will use its reasonable best efforts to:

(i) prepare and file with the SEC a registration statement covering the applicable Registrable Securities, file amendments thereto as warranted, seek the effectiveness thereof, and file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Holders and as reasonably necessary in order to permit the offer and sale of such Registrable Securities in accordance with the applicable plan of distribution;

(ii) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment (other than Exchange Act filings incorporated by reference and unrelated to the offering) to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Holders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; reasonably consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by counsel for the selling Holders or any underwriter available for discussion of such documents;

(iii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus (other than Exchange Act filings incorporated by reference and unrelated to the offering), provide copies of such document to counsel for the Holders and underwriters; reasonably consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iv) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to

17

contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v) notify each Holder promptly, and, if requested by such Holder, confirm such advice in writing, (A) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 of the Securities Act, (B) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (C) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (D) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(vi) furnish counsel for each underwriter, if any, and one counsel for the Holders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vii) comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force); and

(viii) obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time.

(c) In connection with any non-shelf registered offering or shelf takedown that is demanded by Holders or as to which piggyback rights otherwise apply, the Company will:

(i) reasonably cooperate with the selling Holders and the sole underwriter or managing underwriter(s) of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold, if any, and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the sole

18

underwriter or managing underwriter(s) of an underwritten offering of shares, if any, may reasonably request at least five days prior to any sale of such shares;

(ii) furnish to each Holder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares of Class A Common Stock; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Holder and underwriter in connection with the offering and sale of the shares of Class A Common Stock covered by the prospectus or the preliminary prospectus;

(iii) use reasonable best efforts to register or qualify the shares of Class A Common Stock being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Holder holding Registrable Securities covered by a registration statement, shall reasonably request; use reasonable best efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and each such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that in each case under this paragraph (iii), the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of shares in connection therewith) in any such jurisdiction;

(iv) cause all shares of Class A Common Stock being sold to be qualified for inclusion in or listed on the New York Stock Exchange or the primary securities exchange on which shares issued by the Company are then so qualified;

(v) reasonably cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi) use reasonable best efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be reasonably requested by the Holders or the lead managing underwriter of an underwritten offering; and

19

(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such shares and in connection therewith:

(A) make such representations and warranties to the selling Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters;

(C) obtain “cold comfort” letters and updates thereto from the Company’s independent certified public accountants addressed to the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings; and

(D) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Holders providing for, among other things, the appointment of an agent for the selling Holders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(d) In connection with each registration and offering of shares to be sold by Holders, the Company will, in accordance with customary practice, make available for inspection by one representative of the Sponsor Demand Holders or Preferred Investors Holders, as applicable, and underwriters and any counsel, accountant or consultant retained by the Sponsor Demand Holders or Preferred Investors Holders, as applicable, or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel, accountant, or consultant in connection with their due diligence exercise.

20

(e) Each Holder that holds shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of shares by such Holder and the proposed distribution by such Holder of such shares as the Company may from time to time reasonably request in writing.

ARTICLE III

INDEMNIFICATION

Section 3.1 Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to Article II, the Company hereby indemnifies and agrees to hold harmless, to the fullest extent permitted by Law, each Holder who sells Registrable Securities covered by such registration statement, each Affiliate of such Holder and their respective directors and officers or general and limited partners or members (and the directors, officers, employees, members, Affiliates and controlling Persons of any of the foregoing), each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (each, and “Indemnified Party” and collectively, the “Indemnified Parties”), against any and all losses, claims, damages or liabilities, joint or several, and reasonable and documented expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon: (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report; or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, and the Company will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company will not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to the Company by such Indemnified Party expressly for use in the preparation thereof. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and will survive the Transfer of such Registrable Securities by such Holder or any termination of this Agreement.

Section 3.2 Indemnification by the Holders and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement

21

filed in accordance with Article II, that the Company shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any prospective underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, all other Holders or any prospective underwriter, as the case may be, and any of their respective Affiliates, directors, officers and controlling Persons, with respect to any untrue statement in or omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such untrue statement or omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to the Company by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Holders, or any of their respective Affiliates, directors, officers or controlling Persons and will survive the Transfer of such Registrable Securities by such Holder. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 3.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of the Indemnified Party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 3.1 or Section 3.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel selected by such indemnifying party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, in such Indemnified Party’s reasonable judgment, having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such Indemnified Party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such Indemnified Party in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

Section 3.4 Contribution. If the indemnification provided for hereunder from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein for reasons other than those described in the proviso in the first sentence of Section 3.1, then the indemnifying party, in lieu of

22

indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 3.5 Non-Exclusivity. The obligations of the parties under this Article III will be in addition to any liability which any party may otherwise have to any other party.

ARTICLE IV

OTHER

Section 4.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing and shall be deemed given (a) when delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by Federal Express or other nationally recognized overnight courier, or (d) if transmitted by facsimile, if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to parties at the following addresses (or at such other address for a party as shall be specified by prior written notice from such party):

if to the Company:

Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert A. Gordon, Esq.

23

if to Cerberus:

c/o Cerberus Capital Management, L.P.

875 Third Avenue, 11th Floor

New York, NY 10022

Attention: Lenard Tessler

Alex Benjamin, Esq.

with an additional copy (not constituting notice) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, NY 10022

Attention: Stuart D. Freedman, Esq.

Antonio L. Diaz-Albertini, Esq.

if to Colony Financial:

c/o Colony NorthStar, Inc.

2450 Broadway, 6th Floor

Santa Monica, CA 90404

Attention: Director / Legal Assistant

and:

c/o Colony NorthStar, Inc.

712 Fifth Avenue

35th Floor

New York, NY 10019

Attention: David Schwarz

with an additional copy (not constituting notice) to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Adam Turteltaub

if to Kimco:

c/o Kimco Realty Corporation

3333 New Hyde Park Road, Suite 100

New Hyde Park, NY 11042

Attention: Raymond Edwards and Bruce Rubenstein

with an additional copy (not constituting notice) to:

24

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Philip Richter and Steven G. Scheinfeld, Esq.

if to Klaff:

Klaff Realty, L.P.

35 E. Wacker Drive

Suite 2900

Chicago, IL 60601

Attention: Hersch M. Klaff

with an additional copy (not constituting notice) to:

Fox, Swibel, Levin & Carroll, LLP

200 W. Madison Street, Suite 3000

Chicago, IL 60603

Attention: Laurie A. Levin

if to Lubert-Adler:

Lubert-Adler Partners

The FMC Tower

2929 Walnut Street, Suite 1530

Philadelphia, PA 19104

Attention: Dean Adler

R. Eric Emrich

with an additional copy (not constituting notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention: Richard J. Campbell

if to Schottenstein:

Jubilee Limited Partnership

4300 E. Fifth Ave.

Columbus, OH 43219

Attention: Ben Kraner

Tod H. Friedman, Esq.

if to Apollo:

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[Apollo]

9 West 57th Street, 43rd Floor

New York, NY 10019

Attention: [•]

with an additional copy (not constituting notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas New York, New York 10019

Attention: Brian P. Finnegan, Esq.; Tracey A. Zaccone, Esq.

Facsimile: (212) 492-0079; (212) 492-0085

E-mail: bfinnegan@paulweiss.com; tzaccone@paulweiss.com

if to HPS:

[•]

[•]

[•] Attention: [•]

with an additional copy (not constituting notice) to:

[•]

[•]

[•]

if to Other Preferred Investors:

[•]

[•]

[•] Attention: [•]

with an additional copy (not constituting notice) to:

[•]

[•]

[•]

if to any Individual Stockholder:

c/o Albertsons Companies, Inc.

250 Parkcenter Blvd.

Boise, ID 83706

Attention: Robert A. Gordon, Esq.

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Section 4.2 Assignment. Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company; provided, however, that any Holder may assign its respective rights and obligations under this Agreement in whole or in part to any of its respective Affiliates (in each case under this Section 4.2, not including a portfolio company), or through an in-kind distribution to its direct or indirect equityholders without the consent of any other party (unless such in-kind distribution would be prohibited under any applicable Lock-Up); provided, further, that no Holder shall transfer any Registrable Securities to its Affiliates or through such an in-kind distribution unless such transferees assume the respective rights and obligations of such Holder under this Agreement, including the obligation to deliver Lock-Ups pursuant to Section 2.12. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such Holder stating the name and address of any transferee and identifying the number of shares with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from such transferee to be bound by the terms of this Agreement.

Section 4.3 Amendments; Waiver. This Agreement may be amended, supplemented or otherwise modified, or any provision waived, only by a written instrument executed by (i) the Company, (ii) ABS Holders holding a majority of the ABS Registrable Securities subject to this Agreement, provided that the ABS Holders shall not have a right to consent to any amendment, supplement, modification or waiver of Section 2.11 and (iii) Preferred Investors Holders holding a majority of the Preferred Investors Registrable Securities subject to this Agreement; provided that no such amendment, supplement or other modification or waiver shall adversely affect the economic interests of any Holder hereunder, or increase the obligations of any Holder, disproportionately to other Holders without the written consent of such Holder. For the avoidance of doubt, no consent pursuant to this Section 4.3 shall be required in connection with any amendment or revision to Schedule A unless such amendment or revision is to remove a Holder from such schedule at a time when such Holder would otherwise be entitled to registration rights herein. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

Section 4.4 Term. In the event that (i) a Holder ceases to hold any Registrable Securities and (ii) such Holder is not a party to any agreement with the Company restricting such Holder from selling any Registrable Securities other than pursuant to an underwritten offering, then all of such Holder’s rights and obligations under this Agreement shall expire and such Holder will cease to be a “Holder” for all purposes hereunder without any further action of the Company or any other party hereto, provided that the provisions of Article III shall survive the termination of this Agreement with respect to a Holder.

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Section 4.5 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 4.6 Rule 144. Without limiting the limitations on sales pursuant to the Company Lock-Up or any Lock-Up with an Underwriter pursuant to an offering of Class A Common Stock, for so long as the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Holder, make publicly available such information), and it will take such further action as any Holder may reasonably request (including by providing customary legal opinions and certificates required by a transfer agent) so as to enable such Holder to sell shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC, in each case, only to the extent such sales would be permitted under all applicable Lock-Ups. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

Section 4.7 In-Kind Distributions. If any Holder seeks to effectuate an in-kind distribution of all or part of its shares to its direct or indirect equityholders, the Company will, only to the extent such in-kind distribution would be permitted under all applicable Lock-Ups, cooperate with such Holder and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder, as well as any resales by such transferees under a shelf registration statement covering such distributed shares.

Section 4.8 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

Section 4.9 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL AND NONAPPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF VIA OVERNIGHT COURIER, TO SUCH PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE FOURTEEN CALENDAR DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT

28

THE ABILITY OF EITHER PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST THE OTHER PARTY HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

Section 4.10 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

Section 4.11 Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

Section 4.12 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

Section 4.13 Severability. If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

Section 4.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

Section 4.15 Effectiveness. This Agreement shall become effective, as to any Holder, as of the date signed by the Company and countersigned by such Holder.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

COMPANY:

ALBERTSONS COMPANIES, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

CERBERUS:

CERBERUS ICEBERG LLC

By:
Name:
Title:

CERBERUS ALBERTSONS INCENTIVE LLC

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHOTTENSTEIN:

JUBILEE ABS HOLDING LLC

By:
Name:
Title:

KLAFF:

KLA A MARKETS, LLC

By:
Name:
Title:

K-SATURN, LLC

By:
Name:
Title:

A-S KLAFF EQUITY, LLC

By:
Name:
Title:

KLAFF-W LLC

By:
Name:
Title:

LUBERT-ADLER:

L-A V ABS LLC

By:
Name:
Title:

LUBERT-ADLER REAL ESTATE FUND V, LP

By:
Name:
Title:

LUBERT-ADLER REAL ESTATE PARALLEL FUND V, LP

By:
Name:
Title:

LUBERT-ADLER REAL ESTATE FUND VI, LP

By:
Name:
Title:

LUBERT-ADLER REAL ESTATE FUND VI-A, LP

By:
Name:
Title:

LUBERT-ADLER REAL ESTATE FUND VI-B, LP

By:
Name:
Title:

L-A SATURN ACQUISITION, LP

By:
Name:
Title:

L-A ASSET MANAGEMENT SERVICES, LLC

By:
Name:
Title:

KIMCO:

KIM-SFW LLC

By:
Name:
Title:

KRSX MERGE LLC

By:
Name:
Title:

KRS ABS LLC

By:
Name:
Title:

COLONY FINANCIAL:

COLFIN SAFE HOLDINGS, LLC

By:
Name:
Title:

APOLLO:

[•]

By:
Name:
Title:

HPS:

[•]

By:
Name:
Title:

OTHER PREFERRED INVESTORS:

[•]

By:
Name:
Title:

Schedule A

Individual Stockholders2

[2]	To list individuals selling stock in the IPO and senior executive employees of ACI.